TABLE OF CONTENTS Page ARTICLE I THE MERGERS ...................................................................................................................... 7 1.1 Mergers ............................................................................................................................. 7 1.2 Effective Time. ................................................................................................................. 7 1.3 Effects of the Merger ....................................................................................................... 8 1.4 Closing; Closing Deliverables. ........................................................................................ 8 1.5 Certificate of Incorporation and Bylaws; Certificate of Formation and Limited Liability Company Agreement ....................................................................... 10 1.6 Directors, Managers and Officers. ............................................................................... 10 1.7 Effect of the Merger on the Capital Stock of the Constituent Corporations. ........... 11 1.8 Payments. ........................................................................................................................ 14 1.9 Payment and Share Issuance Procedures. ................................................................... 15 1.10 Escrow Funds. ................................................................................................................ 17 1.11 Dissenting Shares. .......................................................................................................... 18 1.12 No Fractional Shares ..................................................................................................... 18 1.13 Withholding .................................................................................................................... 19 1.14 Taking of Necessary Action; Further Action .............................................................. 19 1.15 Post-Closing Reconciliation........................................................................................... 19 1.16 Equitable Adjustments. ................................................................................................. 22 ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................................ 23 2.1 Organization of the Company....................................................................................... 23 2.2 Company Capital Structure. ......................................................................................... 23 2.3 No Subsidiaries; Ownership Interests .......................................................................... 25 2.4 Authority and Enforceability ........................................................................................ 26 2.5 No Conflict ...................................................................................................................... 26 2.6 Governmental Authorization ........................................................................................ 27 2.7 Company Financial Statements; No Undisclosed Liabilities. .................................... 27 2.8 No Changes ..................................................................................................................... 28 2.9 Tax Matters. ................................................................................................................... 28 2.10 Restrictions on Business Activities ............................................................................... 32 2.11 Title to Properties; Absence of Liens; Condition and Sufficiency of Assets. ............ 32 2.12 Intellectual Property. ..................................................................................................... 33 2.13 Agreements, Contracts and Commitments. ................................................................. 42 2.14 Interested Party Transactions. ..................................................................................... 45 -i-

TABLE OF CONTENTS (continued) Page 2.15 Company Authorizations .............................................................................................. 45 2.16 Litigation......................................................................................................................... 45 2.17 Books and Records. ........................................................................................................ 46 2.18 Environmental, Health and Safety Matters ................................................................. 46 2.19 Brokers’ and Finders’ Fees ........................................................................................... 46 2.20 Employee Benefit Plans and Compensation. ............................................................... 46 2.21 Insurance ........................................................................................................................ 50 2.22 Compliance with Laws .................................................................................................. 50 2.23 Export Control and Sanctions Laws ............................................................................ 51 2.24 Foreign Corrupt Practices Act ..................................................................................... 51 2.25 Suppliers, Customers and Resellers ............................................................................. 52 2.26 Compliance with Regulation D ..................................................................................... 52 ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS ............................................................................................................................... 52 3.1 Organization ................................................................................................................... 53 3.2 Authority and Enforceability ........................................................................................ 53 3.3 Capitalization ................................................................................................................. 53 3.4 No Conflict ...................................................................................................................... 54 3.5 Parent SEC Documents; Financial Statements ........................................................... 54 3.6 Litigation......................................................................................................................... 55 3.7 Compliance with Laws. ................................................................................................. 55 3.8 No Prior Activities of Merger Subs .............................................................................. 55 3.9 Reorganization. ............................................................................................................. 55 3.10 Governmental Authorization ........................................................................................ 55 3.11 No Changes. .................................................................................................................... 55 3.12 WKSI............................................................................................................................... 56 3.13 Financing. ...................................................................................................................... 56 3.14 Brokers’ and Finders’ Fees. ......................................................................................... 56 ARTICLE IV STOCKHOLDER AND TAX MATTERS ......................................................................... 56 4.1 Company Board Recommendation; Stockholder Notice; Security Holder Notice............................................................................................................................... 56 4.2 Tax Matters. ................................................................................................................... 57 4.3 Allocation Schedule ........................................................................................................ 58 -ii-

TABLE OF CONTENTS
(continued)

		Page
4.4	**Securities Law Exemption; Transfer Restrictions; Stop-Transfer Instructions, Securities Law Compliance.**	59
4.5	**Indemnification of Directors and Officers of the Company.**	60
4.6	**Resale Registration Statement**	60
4.7	**Continuing Employee Retention Awards**	63
ARTICLE V ADDITIONAL AGREEMENTS		63
5.1	**Conduct of the Business of the Company**	63
5.2	**Restrictions on Conduct of the Business by the Company**	64
5.3	**Conduct of Business by Parent.**	67
5.4	**No Solicitation.**	68
5.5	**Access to Information.**	69
5.6	**Notification of Certain Matters**	69
5.7	**Section 280G.**	70
5.8	**Confidentiality**	70
5.9	**Public Disclosure**	71
5.10	**Reasonable Best Efforts**	71
5.11	**Termination of 401(k) Plan**	73
5.12	**Consents**	73
5.13	**Terminated Agreements**	73
5.14	**Resignation of Officers and Directors**	73
5.15	**Expenses**	73
5.16	**Corporate Matters**	73
5.17	**Joinder Agreements**	74
5.18	**Suitability Documentation**	74
5.19	**Option Release Documents**	74
5.20	**Other Closing Deliverables**	74
5.21	**Provision of Benefits.**	74
ARTICLE VI CONDITIONS TO THE FIRST MERGER		75
6.1	**Conditions to Obligations of Each Party to Effect the First Merger**	75
6.2	**Conditions to the Obligations of Parent and Merger Sub I**	75
6.3	**Conditions to Obligations of the Company**	76
ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; ESCROW		77

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TABLE OF CONTENTS (continued) Page 7.1 Survival ........................................................................................................................... 77 7.2 Indemnification. ............................................................................................................. 78 7.3 Certain Limitations. ....................................................................................................... 80 7.4 Claims for Indemnification; Resolution of Conflicts. ................................................. 81 7.5 Third Party Claims ........................................................................................................ 84 7.6 Stockholder Representative. ......................................................................................... 84 7.7 Treatment of Payments ................................................................................................. 86 ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER ........................................................ 86 8.1 Termination .................................................................................................................... 86 8.2 Effect of Termination .................................................................................................... 87 ARTICLE IX GENERAL PROVISIONS ................................................................................................. 87 9.1 Notices ............................................................................................................................. 87 9.2 Interpretation ................................................................................................................. 88 9.3 Counterparts .................................................................................................................. 89 9.4 Entire Agreement; Assignment .................................................................................... 89 9.5 Severability ..................................................................................................................... 89 9.6 Extension and Waiver ................................................................................................... 89 9.7 Amendment .................................................................................................................... 89 9.8 Specific Performance ..................................................................................................... 90 9.9 Other Remedies .............................................................................................................. 90 9.10 Governing Law ............................................................................................................... 90 9.11 Exclusive Jurisdiction; Waiver of Jury Trial. ............................................................. 90 9.12 Rules of Construction .................................................................................................... 91 9.13 Acknowledgments .......................................................................................................... 91 9.14 Attorney-Client Privilege .............................................................................................. 92 9.15 Advance Consent to Representation. ........................................................................... 92 9.16 Terms Defined Elsewhere.............................................................................................. 93 -iv-

Annex A Certain Defined Terms Schedules A Third Party Notices B Agreements for Termination C-1 Key Employees C-2 Identified Stockholders D Allocation Schedule E Knowledge Parties F Closing Matters G Additional Parent Obligations 4.7 Retention Pool Exhibits A Form of Certificate of Merger B Form of Second Certificate of Merger C Form of Paying Agent Agreement D Form of Non-Competition and Non-Solicitation Agreement E Form of Director and Officer Resignation Letters F Form of FIRPTA Compliance Certificate G-1 Form of Joinder Agreement (Founder) G-2 Form of Joinder Agreement (Non-Founder) H Form of Escrow Agreement I Form of Suitability Documentation J Form of Letter of Transmittal K Form of Warrant Cancellation Agreement L Form of Option Release Agreement M Form of Selling Stockholder Questionnaire -v-

AGREEMENT AND PLAN OF REORGANIZATION THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into as of August 26, 2020 (the “Agreement Date”), by and among FASTLY, INC., a Delaware corporation (“Parent”), ONE FISH, INC., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub I”), TWO FISH, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), SIGNAL SCIENCES CORP., a Delaware corporation (the “Company”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the Company Indemnitors (the “Stockholder Representative”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to them in Annex A. RECITALS WHEREAS, the board of directors of Parent has (a) determined that this Agreement and the transactions contemplated by this Agreement, including (i) the acquisition of the Company by Parent, by means of a statutory merger of Merger Sub I with and into the Company, pursuant to which the Company would survive and become a wholly owned Subsidiary of Parent (the “First Merger”), and, as part of the same overall transaction, promptly after the First Merger, the surviving entity of the First Merger would merge with and into Merger Sub II, with Merger Sub II surviving the Second Merger (the “Second Merger” and, together with the First Merger, the “Mergers”), on the terms and subject to the conditions set forth in this Agreement, and (ii) the issuance of Parent Class A Common Stock to the Accredited Stockholders pursuant to this Agreement (the “Parent Stock Issuance”), are advisable and in the best interests of Parent and its stockholders, and (b) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Mergers and the Parent Stock Issuance; WHEREAS, the board of directors of the Company (the “Board”) has (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Mergers, are advisable and in the best interests of the Company and the Company Stockholders, (b) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Mergers, (c) directed that this Agreement be submitted to the Company Stockholders for its adoption and (d) recommended that this Agreement be adopted by the Company Stockholders; WHEREAS, each of the parties intends that (a) the First Merger and the Second Merger be considered together as a single integrated transaction for U.S. federal income Tax purposes, and shall together qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder and (b) this Agreement is, and is hereby adopted as, a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulation Section 1.368-2(g) and 1.368-3(a); WHEREAS, it is currently anticipated that promptly after execution and delivery of this Agreement, the Company shall obtain and deliver to Parent and Merger Sub I the written consent of the Company Stockholders representing not less than (a) a majority of the then-outstanding number of shares of Company Capital Stock (voting together as a single class on an as-converted to Company Common Stock basis) and (b) at least sixty percent (60%) of the then-outstanding number of shares of Company Preferred Stock (voting together as a single class on an as-converted to Company Common Stock basis) in favor of (i) this Agreement and the transactions contemplated by this Agreement, including the Mergers, and (ii) a waiver of any prior written notice requirement in connection with an impending Liquidation Event (as defined in the Certificate of Incorporation) under Article IV(B)(2)(d)(iv) of the Certificate of Incorporation (the “Company Stockholder Approval”); and -6-

WHEREAS, in connection with the execution of this Agreement and as an inducement for Parent to enter into this Agreement, (a) each Key Employee has executed an Offer Letter, (b) each Founder has executed a Non-Competition and Non-Solicitation Agreement, (c) each Key Employee who owns Company Capital Stock and/or Vested Company Options has executed a Joinder Agreement in substantially the form attached hereto as Exhibit G-1 (in the case of the Founders) (the “Founder Joinder Agreements”) or Exhibit G-2 (in the case of the other Key Employees who hold Company Capital Stock and/or Vested Company Options) (the “Non-Founder Joinder Agreements” and, together with the Founder Joinder Agreements, the “Joinder Agreements”), (d) each Key Employee who owns Company Capital Stock has executed Suitability Documentation and (e) certain other Company Security Holders (the “Identified Stockholders”) set forth on Schedule C-2 have executed a Non-Founder Joinder Agreement and Suitability Documentation. NOW, THEREFORE, in consideration of the mutual agreements, covenants and other premises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows: ARTICLE I THE MERGERS 1.1 Mergers. (a) At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub I shall be merged with and into the Company, the separate corporate existence of Merger Sub I shall cease, and the Company shall continue as the surviving corporation and as a wholly owned Subsidiary of Parent. The surviving corporation after the First Merger is sometimes referred to hereinafter as the “First-Step Surviving Corporation.” (b) At the Second Effective Time and subject to and upon the terms and conditions of this Agreement, Parent shall cause the First-Step Surviving Corporation to merge with and into Merger Sub II in accordance with the DGCL and the Delaware Limited Liability Company Act (the “Delaware LLC Act”), whereupon the separate corporate existence of the First-Step Surviving Corporation shall cease, and Merger Sub II shall be the surviving entity. The surviving entity after the Second Merger is sometimes referred to hereinafter as the “Surviving Entity.” 1.2 Effective Time. (a) At the Closing, the parties hereto shall cause the First Merger to be consummated by filing a certificate of merger in the form attached hereto as Exhibit A (the “Certificate of Merger”), with the Secretary of State of the State of Delaware, in accordance with the terms and conditions of the DGCL. The First Merger shall become effective at the time that the Certificate of Merger is filed and accepted by the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time which the parties hereto shall have agreed and specified in the Certificate of Merger as the effective time of the First Merger (the “Effective Time”). (b) Promptly after the First Merger, Parent shall cause the Second Merger to be consummated by filing a certificate of merger in the form attached hereto as Exhibit B (the “Second Certificate of Merger” and, together with the Certificate of Merger, the “Certificates of Merger”) with the Secretary of State of the State of Delaware, in accordance with the terms and conditions of the DGCL and -7-

the Delaware LLC Act. The Second Merger shall become effective at the time that the Second Certificate of Merger is filed and accepted by the Secretary of State of the State of Delaware in accordance with the DGCL and the Delaware LLC Act, or at such later time which the parties hereto shall have agreed and specified in the Second Certificate of Merger as the effective time of the Second Merger (the “Second Effective Time”). 1.3 Effects of the Merger. (a) At the Effective Time, the First Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub I shall vest in the First-Step Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub I shall become the debts, liabilities and duties of the First-Step Surviving Corporation, and the First-Step Surviving Corporation shall be a wholly owned Subsidiary of Parent. (b) At the Second Effective Time, the Second Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL and the Delaware LLC Act. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, immunities, powers and franchises of the First-Step Surviving Corporation and Merger Sub II shall vest in the Surviving Entity, and all debts, liabilities and duties of First-Step Surviving Corporation and Merger Sub II shall become the debts, liabilities and duties of the Surviving Entity, and the Surviving Entity shall be a wholly owned Subsidiary of Parent. 1.4 Closing; Closing Deliverables. (a) Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the First Merger (the “Closing”) shall take place on a date to be specified by Parent and the Company, which shall be no later than three (3) Business Days following satisfaction or waiver of the conditions set forth in Article VI hereof (except for those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), by electronic means of communication; provided, that, subject to Schedule F, Parent and the Merger Subs shall not be required to consummate the Closing prior to October 1, 2020. The date upon which the Closing actually occurs shall be referred to herein as the “Closing Date.” (b) At or prior to the Closing, as applicable, the Company will deliver (or cause to be delivered) to Parent: (i) except as otherwise provided in Section 5.11, evidence reasonably satisfactory to Parent that any and all Company Employee Plans intended to include a Code Section 401(k) arrangement (each, a “401(k) Plan”) have been terminated pursuant to resolution of the applicable governing body (the form and substance of which shall have been subject to review and approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed), effective as of no later than the day immediately preceding the Closing Date; (ii) evidence reasonably satisfactory to Parent that the Company has terminated each of those agreements listed on Schedule B attached hereto, in a form reasonably acceptable to Parent, with such termination to be effective at or prior to the Effective Time; -8-

(iii) a duly executed Director and Officer Resignation Letter in the form attached hereto as Exhibit E (the “Director and Officer Resignation Letters”), from each of the officers and directors of the Company effective as of the Closing; (iv) a certificate, validly executed by the Secretary of the Company, certifying as to (A) the valid adoption of the Company Board Resolutions and (B) the receipt of the Company Stockholder Approval, copies of which will be attached thereto (the “Secretary Certificate”); (v) (A) executed payoff letters (including Tax Forms), in each case dated no more than five (5) Business Days prior to the Closing Date, with respect to all Indebtedness of the Company set forth on Schedule 1.4(b)(v) of the Disclosure Schedule owed to the lender thereof and the amounts payable to such lender providing for (x) the full and final satisfaction of such Indebtedness as of the Closing Date and (y) the termination and release of any Liens related thereto (each, a “Payoff Letter”); and (B) an invoice (including Tax Forms) from each advisor or other service provider to the Company (other than any Employee, director or officer of the Company), in each case dated no more than five (5) Business Days prior to the Closing Date, with respect to all Closing Third Party Expenses estimated to be due and payable to such advisor or other service provider as of the Closing Date, and an acknowledgment from such advisor or other service provider that such Closing Third Party Expenses are the only Third Party Expenses owed to such advisor or other service provider (each, an “Invoice”); (vi) Non-Founder Joinder Agreements duly executed by Company Indemnitors collectively representing, together with the Joinder Agreements delivered by the Key Employees and the Identified Stockholders on the Agreement Date and the Warrant Cancellation Agreement delivered by the Company Warrantholder, at least ninety-five percent (95%) of the Company Indemnitor Share Number, which Joinder Agreements (including the Joinder Agreements delivered by the Key Employees and the Identified Stockholders on the Agreement Date) shall remain in full force and effect as of the Closing; (vii) prior to the Closing Date, Suitability Documentation and Joinder Agreements duly executed and delivered (and not amended or revoked) by Company Stockholders certifying pursuant to the Suitability Documentation that such Company Stockholders are “accredited investors” (as such term is defined in Rule 501(a) under the Securities Act) who represent, in the aggregate, a number of shares of Company Capital Stock as of immediately prior to the Closing such that the amount of the Adjusted Cash Merger Consideration as of the Closing (as calculated pursuant to and in accordance with the terms of this Agreement) is not less than zero; (viii) a properly executed statement, in accordance with Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) and in the form attached hereto as Exhibit F, certifying that the Company is not and has not been a “United States real property holding corporation” (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, together with the required notice to the IRS and written authorization for Parent to deliver such notice and a copy of such statement to the IRS on behalf of the Company upon the Closing (the “FIRPTA Compliance Certificate”); (ix) a duly executed counterpart to the Escrow Agreement from the Stockholder Representative, substantially in the form attached hereto as Exhibit H (the “Escrow Agreement”); (x) a duly executed Warrant Cancellation Agreement, substantially in the form attached hereto as Exhibit K (the “Warrant Cancellation Agreement”); -9-

(xi) copies of any Option Release Agreements received by the Company from any of the individuals set forth on Section 2.2(e) of the Disclosure Schedule; (xii) a copy of a duly and properly completed election under Section 83(b) of the Code to be timely filed with the IRS by each Founder who is entitled to receive Parent Class A Common Stock that is Revested Stock Consideration (as defined in the Joinder Agreement to which each such Founder is a party); (xiii) a long form certificate of good standing from the Secretary of State of the State of Delaware which is dated within two (2) Business Days prior to the Closing with respect to the Company; and (xiv) a duly executed counterpart to the Paying Agent Agreement from each of the Stockholder Representative and the Company, in the form attached hereto as Exhibit C (the “Paying Agent Agreement”). (c) At or prior to the Closing, Parent will deliver (or cause to be delivered) to the Company: (i) a duly executed counterpart to the Escrow Agreement from Parent and the Escrow Agent; (ii) a counterpart to each of the Joinder Agreements delivered to Parent in accordance with Section 1.4(b)(vi) prior to the Closing duly executed by Parent; (iii) a duly executed counterpart to the Paying Agent Agreement from Parent and the Paying Agent; and (iv) a copy of the R&W Policy. 1.5 Certificate of Incorporation and Bylaws; Certificate of Formation and Limited Liability Company Agreement. (a) The certificate of incorporation of Merger Sub I in effect immediately prior to the Effective Time shall be the certificate of incorporation of the First-Step Surviving Corporation in the First Merger as of the Effective Time, and the bylaws of Merger Sub I in effect immediately prior to the Effective Time shall be the bylaws of the First-Step Surviving Corporation in the First Merger as of the Effective Time, until thereafter amended in accordance with applicable Law. (b) The certificate of formation of Merger Sub II in effect immediately prior to the Second Effective Time shall be certificate of formation of the Surviving Entity in the Second Merger as of the Second Effective Time, and the limited liability company agreement of Merger Sub II in effect immediately prior to the Second Effective Time shall be the limited liability company agreement of the Surviving Entity in the Second Merger as of the Second Effective Time, until thereafter amended in accordance with applicable Law. 1.6 Directors, Managers and Officers. (a) Directors and Officers of the First-Step Surviving Corporation. Unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub I immediately prior to the Effective Time shall be the directors of the First-Step Surviving Corporation immediately after the -10-

Effective Time, each to hold the office in accordance with the provisions of the DGCL and the certificate of incorporation and bylaws of the First-Step Surviving Corporation until their successors are duly elected or appointed and qualified or their earlier death, resignation or removal. Unless otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub I immediately prior to the Effective Time shall be the officers of the First-Step Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the DGCL and the bylaws of the First-Step Surviving Corporation. (b) Managers and Officers of the Surviving Entity. Unless otherwise determined by Parent prior to the Second Effective Time, the managers of Merger Sub II immediately prior to the Second Effective Time shall be the managers of the Surviving Entity immediately after the Second Effective Time, each to hold the office in accordance with the provisions of the Delaware LLC Act and the certificate of formation and limited liability company agreement of the Surviving Entity until their successors are duly elected or appointed and qualified or their earlier death, resignation or removal. Unless otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub II immediately prior to the Second Effective Time shall be the officers of the Surviving Entity immediately after the Second Effective Time, each to hold office in accordance with the provisions of the Delaware LLC Act and the limited liability company agreement of the Surviving Entity. 1.7 Effect of the Merger on the Capital Stock of the Constituent Corporations. (a) Effect on Company Capital Stock. (i) At the Effective Time, by virtue of the First Merger and without any further action on the part of Parent, Merger Subs, the Company or the Company Stockholders, upon the terms and subject to the conditions set forth in Section 1.9 and throughout this Agreement, including the provisions set forth in Article VII hereof, each share of Company Capital Stock (other than any Cancelled Shares and Dissenting Shares) that is issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and shall be converted automatically into the right to receive upon the due surrender of duly executed Exchange Documents in the manner set forth in Section 1.9(b), (i) at the Closing, in accordance with Section 1.9, (A) the Per Share Consideration (without interest thereon), minus (B) the Per Share Adjustment Escrow Amount, minus (C) the Per Share Indemnity Escrow Amount, minus (D) the Per Share Expense Fund Amount, (ii) any cash disbursements required to be made from the Escrow Funds with respect to such share of Company Capital Stock to the former holder thereof (based on such holder’s Pro Rata Share of the released amount), without interest, in each case in accordance with Section 1.15(f) and/or Section 7.4, as applicable, (iii) any cash disbursements required to be made in connection with the Post-Closing Excess Amount (if any) with respect to such share of Company Capital Stock to the former holder thereof (based on such holder’s Pro Rata Share of the released amount), without interest, in accordance with Section 1.15(e) and (iv) any cash disbursements required to be made from the Expense Fund Account with respect to such share of Company Capital Stock to the former holder thereof (based on such holder’s Pro Rata Share of the released amount), without interest, in accordance with Section 7.6(c). Each share of Parent Class A Common Stock issuable in the First Merger, or any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be book-entry security entitlements. (ii) Notwithstanding the foregoing, if the Closing Per Share Amount payable in respect of the shares of a particular series of Company Preferred Stock in accordance with Section 1.7(a)(i) is less than the Per Share Liquidation Preference for such series (with the shares of Parent Class A Common Stock valued at the Parent Class A Common Stock Closing Price for purposes of this Section 1.7(a)(ii)), then the portion of the Total Merger Consideration payable with respect to each such share of Company Preferred Stock will be an amount equal to the Per Share Liquidation Preference applicable to -11-

such share of Company Preferred Stock, and the payments to the other Company Security Holders with respect to their shares of Company Capital Stock, Company Options and Company Warrants will be appropriately adjusted hereunder to take into account such payments and to provide for the payment of the remaining portion of the Total Merger Consideration (if any) in accordance with the Certificate of Incorporation and the terms of this Agreement. Any payments made in respect of any such Per Share Liquidation Preference shall be in the same relative proportion of cash and stock payable to the other Accredited Stockholders (if the holder is an Accredited Stockholder) or Unaccredited Stockholders (if the holder is an Unaccredited Stockholder) with respect to their shares of Company Capital Stock, with appropriate adjustments to take into account the fact that the amount per share being paid will be different between the affected series and the other series and classes of Company Capital Stock. The foregoing shall not limit in any way the obligations of any holder of any such affected series of Company Preferred Stock as a Company Indemnitor hereunder, other than the obligation to contribute to the Escrow Funds; provided that any such holder shall still contribute to the Expense Fund. All of the terms and conditions of this Agreement will be deemed to be modified to give effect to the foregoing treatment mutatis mutandis (including the Pro Rata Share definition and other applicable defined terms), and the Allocation Schedule will be prepared to reflect the foregoing. Notwithstanding the foregoing, in no event shall this Section 1.7(a)(ii) increase (A) the Total Merger Consideration that would otherwise be payable by Parent pursuant to this Agreement, (B) the aggregate number of shares of Parent Class A Common Stock that would otherwise be issuable by Parent to holders of Company Securities pursuant to this Agreement or (C) the aggregate amount of the cash that would otherwise be payable by Parent to holders of Company Securities pursuant to this Agreement. (b) Treatment of Company Options. (i) Vested Company Options. No Vested Company Options shall be assumed or continued by Parent or the Company in connection with the Mergers or the other transactions contemplated hereby. Each Vested Company Option outstanding as of immediately prior to the Effective Time shall be cancelled and converted automatically into the right to receive with respect to each share of Company Common Stock subject thereto, (A) an amount in cash, without interest, equal to (1) the Per Share Consideration for each share of Company Common Stock issuable upon the exercise in full of such Vested Company Option, minus (2) an amount in cash equal to the per share exercise price of such Vested Company Option, minus (3) the Per Share Adjustment Escrow Amount, minus (4) the Per Share Indemnity Escrow Amount, minus (5) the Per Share Expense Fund Amount, (B) any cash disbursements required to be made from the Escrow Funds with respect to such Vested Company Option to the former holder thereof (based on such holder’s Pro Rata Share of the released amount), without interest, in each case in accordance with Section 1.15(f) and/or Section 7.4, as applicable, (C) any cash disbursements required to be made in connection with the Post-Closing Excess Amount (if any) with respect to such Vested Company Option to the former holder thereof (based on such holder’s Pro Rata Share of the released amount), without interest, in accordance with Section 1.15(e) and (D) any cash disbursements required to be made from the Expense Fund Account with respect to such Vested Company Option to the former holder thereof (based on such holder’s Pro Rata Share of the released amount), without interest, in accordance with Section 7.6(c). Such payment in respect of any Vested Company Options that are Employee Options shall be made to the holders of Employee Options through Parent’s or the Surviving Entity’s payroll processing system in accordance with standard payroll practices net of applicable Tax withholding and deductions, and such payment in respect of any Vested Company Options that are Non-Employee Options, shall be paid to the Paying Agent for further payment to such the holders of such Non-Employee Options; provided that, as a condition to payment of any amount owed to the holders of Non-Employee Options, each such holder of Non-Employee Options must have first delivered to the Paying Agent or Parent, as applicable, a properly completed Letter of Transmittal and a properly completed IRS Form W-9, or the appropriate version of IRS Form W-8, if applicable. For purposes of calculating the aggregate amount of consideration payable to each Company Vested Optionholder in respect of all of such holder’s Vested Company Options pursuant to this Section -12-

1.7(b)(i), (1) the consideration payable in respect of all Vested Company Options held by such Company Vested Optionholder shall be aggregated and (2) the amount of cash to be paid to each such Company Vested Optionholder after such aggregation shall be rounded down to the nearest whole cent. (ii) Unvested Company Options (Continuing Employees). At the Effective Time, each Unvested Company Option that is outstanding as of immediately prior to the Effective Time and held by a Continuing Employee shall, by virtue of the Mergers and without any further action by Parent, Merger Subs, the Company, or the holder of such Unvested Company Option, be assumed by Parent and converted into, or terminated and substituted with, a stock option of Parent that represents the right to acquire a number of validly issued, fully paid and non-assessable shares of Parent Class A Common Stock, equal to the product of (A) the number of shares of Company Common Stock subject to such Unvested Company Option immediately prior to the Effective Time, multiplied by (B) the Option Exchange Ratio (each, a “Converted Option”); provided, that any fractional share resulting from such multiplication shall be rounded down to the nearest whole share. Following the Effective Time, each Converted Option shall continue to be governed by the same material terms and conditions, including the vesting schedule, as were applicable immediately prior to the Effective Time to the Unvested Company Option from which it was converted or for which it is a substitute, in all cases subject to restrictions related to the issuance of shares under applicable Law. The exercise price of each Converted Option shall be equal to (x) the exercise price of the Unvested Company Option from which it was converted or for which it is a substitute, divided by (y) the Option Exchange Ratio, rounded up to the nearest whole cent (the “Converted Option Exercise Price”). It is the intention of the parties that each Converted Option shall qualify following the Effective Time as an incentive stock option (as defined in Section 422 of the Code) to the extent permitted under Section 422 of the Code and to the extent such corresponding Company Option qualified as an incentive stock option prior to the Effective Time, and that the adjustments in this Section 1.7(b)(ii) be performed in a manner that complies with or is exempt from Section 409A of the Code. (iii) Unvested Company Options (Non-Continuing Employees). Each Unvested Company Option that is outstanding and unvested immediately prior to the Effective Time and held by a Person who is not a Continuing Employee shall be cancelled and terminated without consideration upon the Effective Time in accordance with the applicable Company Equity Plan. (iv) Prior to the Effective Time, and subject to the prior review and approval of Parent (which approval shall not be unreasonably withheld, conditioned or delayed), the Company shall take all actions necessary to effect the transactions anticipated by this Section 1.7(b) under the applicable Company Equity Plan and any Contract applicable to any Company Option (whether written or oral, formal or informal), including delivering all required notices, obtaining all necessary approvals and consents, and delivering evidence satisfactory to Parent that all necessary determinations by the Board or applicable committee of the Board to effect the treatment of Company Options in accordance with this Section 1.7(b) have been made. The Company shall take all actions necessary to terminate the applicable Company Equity Plan prior to the Effective Time. Without limiting the foregoing, the Company shall take all actions necessary to ensure that the Company will not at the Effective Time be bound by any options, stock appreciation rights, restricted stock units, warrants or other rights or agreements which would entitle any Person, other than Parent and its Subsidiaries, to own any capital stock of the First-Step Surviving Corporation or to receive any payment in respect thereof other than the payments provided for under this Agreement. (v) At or prior to the Effective Time, Parent shall take all actions reasonably necessary to reserve for issuance a sufficient number of shares of Parent Class A Common Stock for delivery upon exercise of the Converted Options. To the extent Parent elects to assume the Company Equity Plan in connection with its assumption of the Converted Options pursuant to Section 1.7(b)(ii), Parent shall file with the SEC a registration statement on Form S-8 (or any successor form) relating to the Parent Class -13-

A Common Stock issuable pursuant to the exercise of Converted Options as promptly as is practical, but in any event by the later of (i) seven (7) Business Days following the Closing Date and (ii) the date the Resale Registration Statement is filed with the SEC. (c) Treatment of Company Warrant. The Company Warrant shall not be assumed or continued by Parent or the Company in connection with the Mergers or the other transactions contemplated hereby. Immediately prior to the Effective Time, the Company Warrant shall be cancelled and extinguished and, subject to the execution and delivery by the Company Warrantholder of the Warrant Cancellation Agreement at or prior to the Closing, be converted automatically into the right to receive with respect to each share of Company Common Stock subject thereto, (i) at the Closing, subject to Section 1.9, (A) an amount of cash equal to (1) the Per Share Accredited Cash Consideration, minus (2) an amount in cash equal to the per share exercise price of the Company Warrant, minus (3) the Per Share Adjustment Escrow Amount, minus (4) the Per Share Indemnity Escrow Amount, minus (5) the Per Share Expense Fund Amount and (B) a number of shares of Parent Class A Common Stock equal to the Per Share Accredited Stock Consideration, (ii) any cash disbursements required to be made from the Escrow Funds with respect to such Company Warrant to the Company Warrantholder thereof (based on the Company Warrantholder’s Pro Rata Share of the released amount), without interest, in each case in accordance with Section 1.15(f) and/or Section 7.4, as applicable, (iii) any cash disbursements required to be made in connection with the Post-Closing Excess Amount (if any) with respect to the Company Warrant to the Company Warrantholder (based on the Company Warrantholder’s Pro Rata Share of the released amount), without interest, in accordance with Section 1.15(e) and (iv) any cash disbursements required to be made from the Expense Fund Account with respect to such Company Warrant to the Company Warrantholder (based on the Company Warrantholder’s Pro Rata Share of the released amount), without interest, in accordance with Section 7.6(c). (d) Effect on Capital Stock of Merger Subs. (i) At the Effective Time, each share of common stock of Merger Sub I issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the First-Step Surviving Corporation. (ii) At the Second Effective Time, each share of common stock of the First- Step Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be converted into and exchanged for one (1) validly issued, fully paid and non-assessable common unit of the Surviving Entity. (e) Treasury Stock and Parent Owned Stock. At the Effective Time, by virtue of the First Merger, each share of Company Capital Stock held by the Company or Parent (or any direct or indirect wholly owned Subsidiary of the Company or Parent) immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof or the right to receive any consideration therefor (such shares, the “Cancelled Shares”). 1.8 Payments. (a) As soon as reasonably practicable following the Closing, but in no event later than one (1) Business Day following the Closing, Parent shall transfer, by wire transfer of immediately available funds to the Paying Agent for exchange in accordance with this Article I, the cash portion of the Total Merger Consideration payable at the Closing to (i) the Company Stockholders pursuant to Section 1.7(a) in exchange for shares of Company Capital Stock outstanding as of immediately prior to the Effective Time, (ii) the Company Vested Optionholders who hold Non-Employee Options pursuant to Section 1.7(b)(i) in -14-

exchange for such Vested Company Options outstanding as of immediately prior to the Effective Time and (iii) the Company Warrantholder pursuant to Section 1.7(c) in exchange for the Company Warrant outstanding as of immediately prior to the Effective Time, excluding, in each case, the portion of the Escrow Funds and Expense Fund applicable to such payments. (b) As soon as reasonably practicable following the Closing, but in no event later than one (1) Business Day following the Closing, Parent, or the Paying Agent on behalf of Parent, shall pay, by wire transfer of immediately available funds, to the Surviving Entity the cash portion of the Total Merger Consideration payable at Closing in respect of the Vested Company Options that are Employee Options pursuant to Section 1.7(b) in exchange for such Employee Options outstanding as of immediately prior to the Effective Time, excluding, in each case, the portion of the Escrow Funds and Expense Fund applicable to such payments. (c) Following the Closing, Parent shall cause the Surviving Entity to promptly (but in no event later than the second regular payroll cycle following the Closing) pay, through the Surviving Entity’s payroll processing system in accordance with standard payroll practices, the accrued and unpaid vacation owed to Company employees as of the Closing Date (net of applicable Tax withholding or other deductions). (d) Parent shall cause the Surviving Entity to promptly (but in no event later than the second regular payroll cycle following the Closing) pay, through the Surviving Entity’s payroll processing system in accordance with standard payroll practices, to each Company Vested Optionholder who holds Employee Options the cash portion of the Total Merger Consideration payable at Closing to such holder solely in respect of such Employee Options pursuant to Section 1.7(b)(i) as set forth opposite such holder’s name in the Allocation Schedule (such amount, net of applicable Tax withholding or other deductions and excluding such holder’s contribution to the Escrow Funds and the Expense Fund as set forth on the Allocation Schedule). (e) As promptly as practicable following the Closing (but in no event later than one (1) Business Day following the Closing), Parent, or the Paying Agent on behalf of Parent, shall pay by wire transfer of immediately available funds, on behalf of the Company and as accounted for in the calculation of Estimated Base Merger Consideration Value, (i) the amount of Indebtedness due at Closing to each lender designated by the Company on the Allocation Schedule, to an account designated by such lender in the applicable Payoff Letter and by the Company in the Allocation Schedule and (ii) all Third Party Expenses payable to any Company advisors or other service providers (other than any Company Employee, director or officer) that remain outstanding as of the Closing, to such account or accounts as are designated in the applicable Invoices and by the Company in the Allocation Schedule. (f) No interest will be paid or will accrue for the benefit of the Company Security Holders or the Company’s lenders, service providers or other creditors on any Total Merger Consideration or any other amounts payable under this Agreement. 1.9 Payment and Share Issuance Procedures. (a) As promptly as practicable following the Agreement Date, Parent, the Company, the Stockholder Representative and the Paying Agent shall enter into the Paying Agent Agreement. Following execution of the Paying Agent Agreement, (i) the Company shall promptly (and not later than two (2) Business Days prior to the distribution of the Exchange Documents by the Paying Agent) deliver or cause to be delivered to the Paying Agent and Parent the information set forth in Section 1.2(a) of the Paying Agent Agreement in accordance therewith (the “Required Information”), (ii) as promptly as practicable following receipt of the Required Information, and in any event within two (2) Business Days -15-

thereafter, or at a later time as may be agreed between Parent and the Company, Parent shall cause the Paying Agent to set up the Paying Agent’s electronic platform which allows the applicable Company Indemnitors to complete their Exchange Documents electronically and (iii) as promptly as practicable following receipt of the Required Information, and in any event within five (5) Business Days thereafter, or at a later time as may be agreed between Parent and the Company, Parent shall cause the Paying Agent to send an email (A) (x) to each Company Stockholder and (y) to each Company Vested Optionholder who holds Non-Employee Options, in each case at the email address for such Person set forth in the Required Information, to invite such Person to register and log into the Paying Agent’s electronic platform to complete electronically a letter of transmittal in the form attached hereto as Exhibit J (the “Letter of Transmittal”) and other required Exchange Documents and (B) to the Company Warrantholder at the email address for the Company Warrantholder set forth in the Required Information to invite the Company Warrantholder to register and log into the Paying Agent’s electronic platform to complete electronically the Letter of Transmittal, Warrant Cancellation Agreement and other required Exchange Documents; provided that if the Company has not provided the Required Information for any particular Company Indemnitor on or before the date that is five (5) Business Days prior to the Closing Date, Parent shall not be required to cause the Paying Agent to, and the Paying Agent shall not be required to, send the email described in the foregoing clause (iii) to such Company Indemnitor until the date that is three (3) business Days following the Closing. (b) Subject to Section 1.12, as promptly as practicable following receipt by the Paying Agent of a Letter of Transmittal (and, with respect to the Company Warrantholder, the Warrant Cancellation Agreement) and any other documents (including a properly completed IRS Form W-9, or the appropriate version of IRS Form W-8, as applicable, and, with respect to any Accredited Stockholder, and Suitability Documentation) that Parent or the Paying Agent may reasonably require in connection therewith (collectively, the “Exchange Documents”), duly completed and validly executed in accordance with the instructions thereto, but for the avoidance of doubt in no event prior to the Effective Time, (i) Parent shall cause the Paying Agent to pay to each Company Stockholder the cash portion of the Total Merger Consideration payable to such holder pursuant to Section 1.7(a) at the Closing as set forth opposite such holder’s name in the Allocation Schedule (such amount, for the avoidance of doubt, to exclude such holder’s contribution to the Escrow Funds and the Expense Fund as set forth on the Allocation Schedule), (ii) Parent shall cause its transfer agent to issue to each Accredited Stockholder the number of shares of Parent Class A Common Stock issuable to such holder pursuant to Section 1.7(a) and Section 1.7(c)(i) at the Closing as set forth opposite such holder’s name in the Allocation Schedule (provided that, with respect to each Founder, any shares of Parent Class A Common Stock issuable to such Founder that are Revested Stock Consideration (as defined in the Joinder Agreement to which each such Founder is a party) shall be deemed issued and outstanding and such Founder shall be the record owner thereof subject to the terms and conditions of the Joinder Agreement to which each such Founder is a party, but will be held in a restricted account for the benefit of such Founder to be released only subject to the terms of the Joinder Agreement to which such Founder is a party), (iii) Parent shall cause the Paying Agent to pay to each Company Vested Optionholder (solely with respect to Non-Employee Options) the cash portion of the Total Merger Consideration payable to such holder in respect of Non-Employee Options pursuant to Section 1.7(b)(i) at the Closing as set forth opposite such holder’s name in the Allocation Schedule (such amount, for the avoidance of doubt, to exclude such holder’s contribution to the Escrow Funds and the Expense Fund as set forth on the Allocation Schedule), and (iv) Parent shall cause the Paying Agent to pay to the Company Warrantholder the cash portion of the Total Merger Consideration payable to the Company Warrantholder pursuant to Section 1.7(c)(i) at the Closing as set forth opposite such holder’s name in the Allocation Schedule (such amount, for the avoidance of doubt, to exclude such holder’s contribution to the Escrow Funds and the Expense Fund as set forth on the Allocation Schedule). Notwithstanding the foregoing, if the Company has delivered the Allocation Schedule to Parent at least three (3) Business Days prior to the Closing Date in accordance with Section 4.3 and Schedule A to the Paying Agent Agreement to the Paying Agent and Parent in accordance with Section 1.2(a) and (b) of the Paying Agent Agreement, and a Company -16-

Indemnitor has delivered its Exchange Documents to the Paying Agent at least three (3) Business Days prior to the Closing Date, then Parent shall use its reasonable best efforts to (x) cause the Paying Agent to make payments to such Company Indemnitor in accordance with Section 1.9(b)(i), (iii) or (iv), as applicable, as soon as reasonably practicable following the Closing and (v) cause its transfer agent to issue shares of Parent Class A Common Stock issuable to such Company Indemnitor in accordance with Section 1.9(b)(ii), if applicable, on the Closing Date. (c) At any time following the date that is one (1) year following the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to Parent (or its designated successor or assign) all cash amounts that have been deposited with the Paying Agent pursuant to Section 1.8, and not disbursed to the Company Security Holders pursuant to Section 1.9 (as well as any and all interest thereon or other income or proceeds thereof), and thereafter the Company Security Holders shall be entitled to look only to Parent as general creditors thereof with respect to any and all cash amounts that may be payable to such holders pursuant to Section 1.8(b) upon the due surrender of duly executed Exchange Documents in the manner set forth in Section 1.9(b). No interest shall be payable to the Company Security Holders for the cash amounts delivered to Parent pursuant to the provisions of this Section 1.9(c) and which are subsequently delivered to the Company Security Holders. (d) Notwithstanding anything to the contrary in this Section 1.9, none of Parent, the Paying Agent, the First-Step Surviving Corporation, the Surviving Entity nor any party hereto shall be liable to any Person for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Total Merger Consideration that remains unclaimed immediately prior to the date on which it would otherwise become subject to any abandoned property, escheat or similar Law shall, to the extent permitted by applicable Law, shall become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. 1.10 Escrow Funds. (a) As soon as reasonably practicable following the Closing, but in no event later than one (1) Business Day following the Closing, Parent shall, or shall cause the Paying Agent to, transfer, by wire transfer of immediately available funds, (i) the Adjustment Escrow Amount to the Escrow Agent to hold in trust as an escrow fund (the “Adjustment Escrow Fund”) and (ii) the Indemnity Escrow Amount to the Escrow Agent to hold in trust as an escrow fund (the “Indemnity Escrow Fund” and, together with the Adjustment Escrow Fund, collectively, the “Escrow Funds”), in each case, under the terms of this Agreement and the Escrow Agreement. (b) The Escrow Agreement shall be entered into at or prior to the Closing, by and among Parent, the Stockholder Representative, on behalf of the Company Indemnitors, and the Escrow Agent, and shall provide Parent with recourse against (i) the Escrow Funds with respect to any Post-Closing Deficit Amount under Section 1.15 and (ii) the Indemnity Escrow Fund with respect to the Company Indemnitors’ obligations under Article VII during the period through the twelve (12) month anniversary of the Closing Date. The proceeds in the Escrow Funds shall be distributed to the Company Indemnitors, in accordance with their applicable Pro Rata Shares, and to Parent at the times, and upon the terms and conditions, set forth in this Agreement and the Escrow Agreement. The terms and provisions of the Escrow Agreement and the transactions contemplated thereby are specific terms of the Merger, and the approval and adoption of this Agreement and approval of the Merger by the Company Indemnitors constitutes approval by such Company Indemnitors, as specific terms of the Merger, and the irrevocable agreement of such Company Indemnitors to be bound by and comply with, the Escrow Agreement and all of the arrangements and provisions of this Agreement relating thereto, including the deposit of the Adjustment Escrow Amount into the Adjustment Escrow Fund and the Indemnity Escrow Amount into the Indemnity Escrow Fund, the obligations set forth in Article VII and the appointment and sole authority of the -17-

Stockholder Representative to act on behalf of the Company Indemnitors, as provided for herein and in the Escrow Agreement. The Adjustment Escrow Amount and the Indemnity Escrow Amount shall be held as a trust fund and shall not be subject to any Lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of this Agreement and the Escrow Agreement. (c) Parent, the Surviving Entity and the Stockholder Representative agree for all Tax purposes that: (i) Parent shall be treated as the owner of the Adjustment Escrow Amount and the Indemnity Escrow Amount solely for Tax purposes, and all interest and earnings earned from the investment and reinvestment of the Adjustment Escrow Amount and the Indemnity Escrow Amount, or any portion thereof, shall be allocable for Tax purposes to Parent, and (ii) within ten (10) days after the end of each calendar quarter and within ten (10) days after the final distribution of the Adjustment Escrow Amount or the Indemnity Escrow Amount to the Company Security Holders, Parent shall be entitled to a distribution equal to thirty percent (30%) of all interest and earnings from the investment and reinvestment of the Adjustment Escrow Amount or the Indemnity Escrow Amount for such calendar quarter or portion thereof ending on such final distribution of the Adjustment Escrow Amount or the Indemnity Escrow Amount, as applicable. 1.11 Dissenting Shares. (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time and with respect to which the Company Stockholder thereof has properly demanded appraisal rights in accordance with Section 262 of the DGCL, and who has not effectively withdrawn or lost such holder’s appraisal rights under the DGCL (the “Dissenting Shares”), shall not be converted into or represent the right to receive the payments set forth in Section 1.7, but such Company Stockholder shall only be entitled to such rights as are provided by the DGCL. Notwithstanding the provisions of this Section 1.11, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder’s appraisal rights under the DGCL, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock, as applicable, set forth in Section 1.7, without interest thereon, and subject to the escrow provisions set forth in Section 1.7 and Article VII and expense provisions in Section 7.6, upon the due surrender of duly executed Exchange Documents in the manner set forth in Section 1.9. (b) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of the DGCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), make any payment with respect to any such demands or offer to settle or settle any such demands. Any communication to be made by the Company to any Company Stockholder with respect to such demands shall be submitted to Parent in advance and shall not be presented to any Company Stockholder prior to the Company receiving Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. 1.12 No Fractional Shares. Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of Parent Class A Common Stock shall be issued to the Accredited Stockholders in connection with the Mergers and the Parent Stock Issuance and any such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of shares of Parent Class A Common Stock. Parent shall pay, or cause the Paying Agent to pay, to each Accredited Stockholder who would otherwise have been entitled to receive a fraction of a share of Parent Class A Common Stock (after aggregation), in lieu thereof and upon surrender thereof, an amount in cash (without interest) equal -18-

to the product obtained by multiplying (a) the fraction of a share of Parent Class A Common Stock to which such holder would otherwise be entitled (after taking into account all Company Capital Stock held by such holder immediately prior to the Effective Time and allocated to receive any shares of Parent Class A Common Stock) in accordance with Section 1.7 by (b) the Parent Class A Common Stock Closing Price, in each case, as set forth in the Allocation Schedule. 1.13 Withholding. Notwithstanding any other provision of this Agreement, Parent, the Surviving Entity, the Escrow Agent, the Paying Agent and any Affiliate of the foregoing shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom under any provision of U.S. federal, state, local or non-U.S. Tax Law or under any applicable Law or Order, and to request and be provided any necessary tax forms, including IRS Form W-9 or the appropriate version of IRS Form W-8, as applicable, or any similar information. To the extent any such amounts are so deducted or withheld and paid to the proper Governmental Entity or other appropriate Person, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. 1.14 Taking of Necessary Action; Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Merger Subs, and the officers and directors of the Company, Parent and Merger Subs are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action. 1.15 Post-Closing Reconciliation. (a) At least three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent its good faith calculation of (i) the estimated Closing Working Capital Adjustment Amount (the “Estimated Closing Working Capital Adjustment Amount”), (ii) the estimated Closing Indebtedness Amount (the “Estimated Closing Indebtedness Amount”), (iii) the estimated Closing Cash Amount (the “Estimated Closing Cash Amount”), (iv) the estimated Closing Third Party Expenses (the “Estimated Closing Third Party Expenses”), and (v) the Estimated Base Merger Consideration Value calculated based on such estimated amounts (including the component pieces thereof) (the “Estimated Closing Statement”), in each case, accompanied by reasonably detailed back-up documentation for such calculations. The Company shall prepare the Estimated Closing Statement in accordance with the applicable definitions in this Agreement and with GAAP and, solely to the extent consistent with GAAP, in accordance with the Company’s past practices (including the methodologies applied in the preparation of the Financials); provided that if there is any inconsistency between GAAP and the definitions in this Agreement relating to the items to be set forth on the Estimated Closing Statement, the definitions shall control. The Company shall make available to Parent and its Representatives the books and records used in preparing the Estimated Closing Statement and reasonable access (on prior notice and during business hours) to employees of the Company as Parent may reasonably request in connection with its review of such statements, and will otherwise cooperate in good faith with Parent’s and its Representatives review of such statements and shall take into consideration in good faith any comments of Parent on the Estimated Closing Statement, as applicable. The Company may revise the Estimated Closing Statement prior to the Closing to reflect any comments from Parent and to make any other changes thereto required to update or correct the information set forth therein. The Estimated Closing Working Capital Adjustment Amount, the Estimated Closing Indebtedness Amount, the Estimated Closing Cash Amount, and the Estimated Closing Third Party Expenses set forth in the Estimated Closing Statement, after giving effect to any revisions thereto contemplated by this Section 1.15(a), will be used for purposes of calculating the Estimated Base Merger Consideration Value. Notwithstanding the foregoing, in no event will any of Parent’s rights be considered -19-

waived, impaired or otherwise limited as a result of Parent not making an objection prior to the Closing or its making an objection that is not fully implemented in a revised Estimated Closing Statement, as applicable. (b) As soon as reasonably practicable after the Closing Date, and in any event within ninety (90) days after the Closing Date, Parent shall prepare and deliver to the Stockholder Representative a statement (the “Post-Closing Statement”) that shall set forth a calculation of (i) the Closing Working Capital Adjustment Amount, (ii) the Closing Indebtedness Amount, (iii) the Closing Third Party Expenses, (iv) the Closing Cash Amount and (v) the Base Merger Consideration Value, in each case accompanied by reasonably detailed back-up documentation for such calculations. Parent shall prepare the Post-Closing Statement in accordance with the applicable definitions in this Agreement and with GAAP and, solely to the extent consistent with GAAP, in accordance with the Company’s past practices (including the methodologies applied in the preparation of the Financials); provided that if there is any inconsistency between GAAP and the definitions in this Agreement relating to the items to be set forth on the Post-Closing Statement, the definitions shall control. After the Stockholder Representative’s receipt of the Post-Closing Statement, the Stockholder Representative and its Representatives shall be permitted to review Parent’s working papers and the working papers of Parent’s independent accountants, if any, relating to the preparation of the Post-Closing Statement and the calculation of the Closing Working Capital Adjustment Amount, Closing Indebtedness Amount, Closing Cash Amount and Closing Third Party Expenses after signing a customary confidentiality and non-reliance agreement relating to such access to working papers in form and substance reasonably acceptable to Parent’s independent accountants, to the extent required by such accountants, which confidentiality and non-reliance agreement shall not prohibit the Stockholder Representative from communicating any such information with the Company Indemnitors who have a need to know such information, provided that any such recipients are subject to confidentiality obligations with respect thereto, as well as the relevant books and records of the Company, and Parent shall cause the Company and its Representatives to use commercially reasonable efforts to assist the Stockholder Representative and its Representatives in their reasonable review of the Post-Closing Statement. The Stockholder Representative shall notify Parent in writing (the “Notice of Adjustment Disagreement”) within thirty (30) days of the Stockholder Representative’s receipt of the Post-Closing Statement (the “Adjustment Review Period”) if the Stockholder Representative disagrees with any portion of the Post- Closing Statement. The Notice of Adjustment Disagreement shall set forth in reasonable detail the basis for such disagreement, the amounts involved and the Stockholder Representative’s proposed adjustments to the Post-Closing Statement with reasonably detailed supporting documentation. If no Notice of Adjustment Disagreement is received by Parent on or prior to the expiration date of the Adjustment Review Period, then the Post-Closing Statement and all amounts set forth therein shall be deemed to have been accepted by the Stockholder Representative and shall become final and binding upon the parties hereto and the Company Indemnitors for all purposes under this Agreement. During the thirty (30) days immediately following the delivery of a Notice of Adjustment Disagreement (the “Adjustment Resolution Period”), if any, the Stockholder Representative and Parent shall seek in good faith to resolve any disagreement that they may have with respect to the matters specified in the Notice of Adjustment Disagreement. Any items agreed to by the Stockholder Representative and Parent in a written agreement executed and delivered by each of the Stockholder Representative and Parent, together with any items not disputed or objected to by the Stockholder Representative in the Notice of Adjustment Disagreement, are collectively referred to herein as the “Resolved Matters.” If at the end of the Adjustment Resolution Period, the parties have been unable to resolve any differences they may have with respect to the matters specified in the Notice of Adjustment Disagreement, the Stockholder Representative and Parent, or either of them, shall refer all matters in the Notice of Adjustment Disagreement other than the Resolved Matters (the “Unresolved Matters”) to RSM US LLP (the “Independent Accountant”). In the event that RSM US LLP refuses or is otherwise unable to act as the Independent Accountant, the Stockholder Representative and Parent shall cooperate in good faith to appoint an independent certified public accounting firm in the United States of national recognition mutually agreeable to the Stockholder Representative and Parent, in which event -20-

“Independent Accountant” shall mean such firm. Within thirty (30) days after the submission of such matters to the Independent Accountant, the Independent Accountant, acting as an expert and not as an arbitrator, will make a final determination, binding on the parties hereto for all purposes under this Agreement, of the appropriate amount of each of the Unresolved Matters. With respect to each Unresolved Matter, such determination, if not in accordance with the position of either the Stockholder Representative or Parent, shall not be in excess of the higher, nor less than the lower, of the amounts advocated by the Stockholder Representative in the Notice of Adjustment Disagreement or Parent in the Post-Closing Statement with respect to such Unresolved Matter. For the avoidance of doubt, the Independent Accountant shall not review any line items in the Post-Closing Statement or make any determination with respect to any matter other than the Unresolved Matters. During the review by the Independent Accountant, Parent and the Stockholder Representative shall each make available to the Independent Accountant such individuals and such information, books, records and work papers, as may be reasonably required by the Independent Accountant to fulfill its obligations under this Section 1.15(b); provided, that the independent accountants of Parent or the Company shall not be obligated to make any working papers available to the Independent Accountant unless and until the Independent Accountant has signed a customary confidentiality and hold harmless agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants. The fees and expenses of the Independent Accountant shall be borne by Parent and the Stockholder Representative (on behalf of the Company Indemnitors) based on the inverse of the percentage that the Independent Accountant’s resolution of the disputed items covered by such Notice of Adjustment Disagreement (before such allocation) bears to the total amount of such disputed items as originally submitted to the Independent Accountant (for example, if the total amount of such disputed items as originally submitted to the Independent Accountant equals $1,000 and the Independent Accountant awards $600 in favor of the Stockholder Representative’s position, sixty percent (60%) of the fees and expenses of the Independent Accountant would be borne by Parent and forty percent (40%) of the fees and expenses of the Independent Accountant would be borne by the Stockholder Representative (on behalf of the Company Indemnitors)). (c) The “Final Closing Statement” shall be (i) in the event that no Notice of Adjustment Disagreement is delivered by the Stockholder Representative to Parent prior to the expiration of the Adjustment Review Period, the Post-Closing Statement delivered by Parent to the Stockholder Representative pursuant to Section 1.15(b), (ii) in the event that a Notice of Adjustment Disagreement is delivered by the Stockholder Representative to Parent prior to the expiration of the Adjustment Review Period and Parent and the Stockholder Representative are able to agree on all matters set forth in such Notice of Adjustment Disagreement, the Post-Closing Statement delivered by Parent to the Stockholder Representative pursuant to Section 1.15(b) as adjusted pursuant to the written agreement executed and delivered by Parent and the Stockholder Representative or (iii) in the event that a Notice of Adjustment Disagreement is delivered by the Stockholder Representative to Parent prior to the expiration of the Adjustment Review Period and Parent and the Stockholder Representative are unable to agree on all matters set forth in such Notice of Adjustment Disagreement, the Post-Closing Statement delivered by Parent to the Stockholder Representative pursuant to Section 1.15(b) as adjusted by the Independent Accountant to be consistent with the Resolved Matters and the final determination of the Independent Accountant of the Unresolved Matters in accordance with Section 1.15(b). The date on which the Final Closing Statement is finally determined in accordance with this Section 1.15(c) is hereinafter referred to as the “Determination Date.” The Final Closing Statement and all amounts set forth therein shall be final and binding upon the parties hereto and the Company Indemnitors for all purposes under this Agreement. (d) If the Base Merger Consideration Value set forth in the Final Closing Statement (as finally determined in accordance with this Section 1.15) is less than the Estimated Base Merger Consideration Value set forth in the Estimated Closing Statement (after giving effect to any revisions thereto in accordance with Section 1.15(a)) (such difference, the “Post-Closing Deficit Amount”), then Parent and the Stockholder Representative shall promptly (but in all events within five (5) Business Days -21-

after the Determination Date), instruct the Escrow Agent to promptly release to Parent (i) from the Adjustment Escrow Fund an amount in cash equal to the absolute value of the Post-Closing Deficit Amount (plus any costs allocated to the Stockholder Representative (on behalf of the Company Indemnitors) pursuant to the last sentence of Section 1.15(c)) and (ii) solely in the event that such amount exceeds the then available amount of the Adjustment Escrow Fund, from the Indemnity Escrow Fund an amount in cash equal to such deficiency; provided that in no event shall the VDA Escrow Amount be used to satisfy any portion of such deficiency. For avoidance of doubt, any recovery of any such Post-Closing Deficit Amount shall not be subject to any of the procedures for indemnification set forth in Section 7.2, it being understood that the sole recourse therefore shall be from the Escrow Funds pursuant to the preceding sentence. (e) If the Base Merger Consideration Value set forth in the Final Closing Statement (as finally determined in accordance with this Section 1.15) is more than the Estimated Base Merger Consideration Value set forth in the Estimated Closing Statement (after giving effect to any revisions thereto in accordance with Section 1.15(a)) (such difference, the “Post-Closing Excess Amount”), then the Adjustment Escrow Fund will be released for distribution to the Company Security Holders pursuant to Section 1.15(f). (f) Following the payment of any Post-Closing Deficit Amount to Parent in accordance with Section 1.15(d) or, if there is a Post-Closing Excess Amount in accordance with Section 1.15(e), Parent and the Stockholder Representative shall deliver a joint instruction to the Escrow Agent instructing the Escrow Agent to release from the Adjustment Escrow Fund an aggregate amount equal to the then remaining cash available in the Adjustment Escrow Fund, if any, to (i) the Paying Agent for further distribution to the Company Security Holders (other than the holders of Employee Options in respect of such Employee Options) the portion of such amount payable pursuant to Section 1.7(a), Section 1.7(b)(i) and Section 1.7(c), as applicable, and (ii) to the Surviving Entity for further payment to the holders of Employee Options pursuant to Section 1.7(b)(i) through Parent’s or the Surviving Entity’s payroll processing system in accordance with standard payroll practices net of applicable Tax withholding and deductions; provided, further, that as a condition to Parent’s and Paying Agent’s obligation to make such payments, the Stockholder Representative shall first deliver to Parent an updated Allocation Schedule setting forth the portion of the remaining cash available in the Adjustment Escrow Fund payable to each Company Indemnitor. (g) Parent and the Surviving Entity shall be entitled to conclusively rely upon the updated Allocation Schedule delivered by the Stockholder Representative, including with respect to whether any individual Company Indemnitor received the appropriate portion of any such distribution, and in no event will Parent, the Surviving Entity or any of their Affiliates have any liability to any person on account of payments or distributions made in accordance with the updated Allocation Schedule delivered by the Stockholder Representative. 1.16 Equitable Adjustments. If at any time during the period between the Agreement Date and the Effective Time (and with respect to any provision hereof where the Parent Class A Common Stock Closing Price is to be used as the basis for valuing shares of Parent Class A Common Stock for any purpose after the Effective Time, on or prior to the applicable valuation date), any change in the outstanding shares of Parent Class A Common Stock shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, any number or amount contained in this Agreement which is based on the price of Parent Class A Common Stock or the number of shares of Parent Stock shall be equitably adjusted to the extent necessary to provide the Parties the same economic effect with respect to the Parent Class A Common Stock as contemplated by this Agreement prior to such reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or stock dividend thereon. -22-

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY Subject to the disclosures set forth in the disclosure schedule of the Company dated as of the Agreement Date and delivered to Parent concurrently with the execution of this Agreement (the “Disclosure Schedule”) (each of which disclosures shall clearly indicate the Section and, if applicable, the Subsection of this Article II to which it relates (unless and only to the extent the relevance to other representations and warranties is readily apparent from the actual text of the disclosures without any reference to extrinsic documentation or any independent knowledge on the part of the reader regarding the matter disclosed), and which disclosures shall be deemed for all purposes of this Agreement, including Section 6.2(a) and Article VII, except as expressly set forth in Section 7.2(a)(iii) and Section 7.2(a)(iv), to be an exception to, or qualification or modification of, the representations and warranties in each such Section, Subsection or other relevant representation and warranty), the Company represents and warrants to Parent and Merger Subs as follows: 2.1 Organization of the Company. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own, operate, distribute and lease its properties and to conduct its business as now being conducted and as currently proposed by it to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, would reasonably be expected to result in a Material Adverse Effect to the Company. The Company is not in violation of any of the provisions of its Charter Documents. (b) Section 2.1(b) of the Disclosure Schedule sets forth a correct and complete list of: (i) the names of the members of the board of directors and (ii) the names and titles of the officers of the Company, in each case as of the Agreement Date. (c) Section 2.1(c) of the Disclosure Schedule lists every state or foreign jurisdiction in which the Company has Employees or facilities or is otherwise qualified to conduct its business as of the Agreement Date (specifying the existence of Employees or facilities in each such state or jurisdiction). (d) The Company has made available correct and complete copies of its certificate of incorporation, as amended to date (the “Certificate of Incorporation”), bylaws, as amended to date, and other governing documents, as amended to date, each in full force and effect on the Agreement Date (collectively, the “Charter Documents”). The Board has not approved or proposed, nor has any Person proposed, any amendment to any of the current Charter Documents. 2.2 Company Capital Structure. (a) As of the Agreement Date, the authorized capital stock of the Company consists of (i) 95,758,000 shares of Company Common Stock, $0.0001 par value, of which 41,324,116 shares are issued and outstanding and (ii) 41,098,047 shares of Company Preferred Stock, $0.0001 par value, (A) 9,669,025 shares of which are designated Series Seed Preferred Stock and all of which are issued and outstanding, (B) 14,174,499 shares of which are designated Series A Preferred Stock and all of which are issued and outstanding, (C) 9,224,523 shares of which are designated Series B Preferred Stock and all of which are issued and outstanding and (D) 8,030,000 shares of which are designated Series C Preferred Stock of which 7,795,649 shares are issued and outstanding. Each share of Company Preferred Stock is convertible on a one-share for one-share basis into Company Common Stock, and there are no other issued -23-

and outstanding shares of Company Capital Stock and no commitments or Contracts to issue any shares of Company Capital Stock other than pursuant to the conversion provisions related to the Company Preferred Stock pursuant to the Certificate of Incorporation, the exercise of Company Options under the Company Equity Plan and the Company Warrant that are, in each case, outstanding as of the Agreement Date. The Company holds no treasury shares. Section 2.2(a) of the Disclosure Schedule sets forth, as of the Agreement Date, a correct and complete list of the Company Stockholders and the number and type of such shares so owned by each such Company Stockholder, and any beneficial holders thereof. All issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any Liens, outstanding subscriptions, preemptive rights or “put” or “call” rights created by statute, the Charter Documents or any Contract to which the Company is a party or by which the Company or any of its assets is bound. The Company has never declared or paid any dividends on any shares of Company Capital Stock. There is no Liability for dividends accrued and unpaid by the Company. The Company is not under any obligation to register under the Securities Act or any other Law any shares of Company Capital Stock, any Company Securities or any other securities of the Company, whether currently outstanding or that may subsequently be issued. All issued and outstanding shares of Company Capital Stock and all Company Options were, in all material respects, issued in compliance with Law and all requirements set forth in the Charter Documents and any applicable Contracts to which the Company is a party or by which the Company or any of its assets is bound. No shares of Company Capital Stock are subject to vesting, reverse vesting, forfeiture, a right of repurchase or to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, except for the shares of Company Common Stock set forth on Section 2.2(a)-1 (such shares set forth, or required to be set forth, on Schedule 2.2(a)-1, the “Restricted Shares”). Each Contract pursuant to which any Restricted Shares are subject to vesting or a right of repurchase or a substantial risk of forfeiture is set forth on Schedule 2.2(a)-1. Duly and properly completed elections under Section 83(b) of the Code were timely and properly filed with the IRS with respect to shares of Company Capital Stock, if any, that at any time were subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. (b) As of the Agreement Date, the Company has reserved 9,180,993 shares of Company Common Stock for issuance to employees, non-employee directors and consultants pursuant to the Company Equity Plan, of which 4,228,145 shares are subject to outstanding and unexercised Company Options, and 1,128,732 shares remain available for issuance thereunder. Section 2.2(b)-1 of the Disclosure Schedule sets forth, as of the Agreement Date, a correct and complete list of all Company Optionholders, and each Company Option, whether or not granted under the Company Equity Plan, including the number of shares of Company Capital Stock subject to each Company Option, the number of such shares that are vested or unvested, the “date of grant” of such Company Option (as defined under Treasury Regulation 1.409A-1(b)(5)(vi)(B)), the vesting commencement date, the vesting schedule (and the terms of any acceleration thereof), the exercise price per share, the Tax status of such Company Option under Section 422 of the Code (or any applicable foreign Tax Law), the term of each Company Option, the plan from which such Company Option was granted (if any), whether such Company Option was granted with an “early exercise” right in favor of the holder, and the country and state of residence of such Company Optionholder. All Company Options listed on Section 2.2(b)-1 of the Disclosure Schedule that are denoted as incentive stock options under Section 422 of the Code so qualify as of the date of grant of such Company Option Section 2.2(b)-2 of the Disclosure Schedule indicates, as of the Agreement Date, which Company Optionholders are Persons that are not employees of the Company (including non-employee directors, consultants, advisory board members, vendors, service providers or other similar Persons), including a description of the relationship between each such Person and the Company. (c) With respect to the Company Options, (i) each grant of an option was duly authorized no later than the date on which the grant of such option was by its terms to be effective by all necessary corporate action, (ii) each award of Company Options has been made using the standard form award agreement under the Company Equity Plan, a correct and complete copy of which has been made -24-

available to Parent, (iii) no Company Options differ in any material respect from such form agreement (other than any vesting acceleration provisions contained therein as indicated in Section 2.2(c) of the Disclosure Schedule), and (iv) there is no agreement, arrangement or understanding (written or oral) to amend, modify or supplement any such award agreement in any case from the form made available to Parent. No shares of Company Capital Stock are subject to vesting as of the Agreement Date and no Company Options are “early exercisable” as of the Agreement Date. The treatment of Company Options under Section 1.7 hereof is permitted under the Company Equity Plan, applicable Laws, and the underlying individual agreements for such equity awards. The Company has no outstanding commitments to grant Company Options or other awards. Except as set forth on Section 2.2(b) of the Disclosure Schedule, no Company Option that was granted so as to qualify as an incentive stock option as defined in Section 422 of the Code was early exercised by the holder of such Company Option. (d) As of the Agreement Date, there are no authorized, issued or outstanding Company Securities other than shares of Company Capital Stock set forth on Section 2.2(a) of the Disclosure Schedule, Company Options set forth on Section 2.2(b)-1 of the Disclosure Schedule and the Company Warrant. Other than pursuant to the Company Warrant or as set forth on Section 2.2(a), Section 2.2(b)-1, Section 2.2(c) or Section 2.2(e) of the Disclosure Schedule, as of the Agreement Date, no Person holds any Company Securities or is party to any Contract of any character to which the Company is a party or by which it or its assets is bound, (i) obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Company Securities or other rights to purchase or otherwise acquire any Company Securities, whether vested or unvested, other than written Contracts granting the Company the right to purchase unvested shares upon termination of employment or service, or (ii) obligating the Company to grant, extend, accelerate the vesting or repurchase rights of, change the price of, or otherwise amend or enter into any Company Option or other Company Security. (e) Section 2.2(e) of the Disclosure Schedule identifies as of the Agreement Date each Person with an offer letter or other Contract that contemplates a grant of Company Options or grant or issuance of other securities of the Company (including the number, series and class of shares and vesting schedule (including any accelerated vesting)), or who has otherwise been promised Company Options or other securities of the Company, which Company Options have not been granted, or other securities have not been granted or issued, as of the Agreement Date. (f) There is no Indebtedness of the Company (i) granting its holder the right to vote on any matters on which any Company Security Holder may vote (or that is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is in any way based upon or derived from capital or voting stock of the Company (collectively, “Company Voting Debt”). (g) There are no Contracts relating to voting of any Company Capital Stock (i) between or among the Company, on the one hand, and any Company Security Holder, on the other hand, and (ii) to the Knowledge of the Company, between or among any of the Company Security Holders. (h) The true and correct liquidation preference for (i) the Company Series A Preferred Stock is the Series A Liquidation Preference, (ii) the Company Series B Preferred Stock is the Series B Liquidation Preference, (iii) the Company Series C Preferred Stock is the Series C Liquidation Preference and (iv) the Company Series Seed Preferred Stock is the Series Seed Liquidation Preference. 2.3 No Subsidiaries; Ownership Interests. The Company has no, and since the date of its incorporation has never had, any Subsidiary, nor does the Company control, directly or indirectly, or have any direct or indirect equity participation in any other Person. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any Person. -25-

2.4 Authority and Enforceability. (a) The Company has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate action is required on the part of the Company to authorize this Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. The Company Stockholder Approval is the only vote, approval or consent of the holders of any class or series of Company Capital Stock or any other securities of the Company that is necessary to adopt this Agreement and each of the Related Agreements to which the Company is a party and approve the transactions contemplated hereby and thereby. This Agreement and each of the Related Agreements to which the Company is a party have been, or, as of the Effective Time shall be, duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute, or shall constitute when executed and delivered, the valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to (A) laws of general application relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (B) general principles of equity. The Board, by resolutions duly adopted (and not thereafter modified or rescinded) by the unanimous vote of the Board, has (x) declared that this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, including the Mergers, upon the terms and subject to the conditions set forth herein, are advisable and in the best interests of the Company and the Company Stockholders, (y) approved this Agreement in accordance with the provisions of the DGCL and (z) directed that the adoption of this Agreement and approval of the Mergers be submitted to the Company Stockholders for consideration and recommended that all of the Company Stockholders adopt this Agreement and approve the Mergers (collectively, the “Company Board Resolutions”). Other than the Company Stockholder Approval, no other votes, approvals or consents on the part of the Company or any of the Company Stockholders are necessary to adopt this Agreement and approve the transactions contemplated by this Agreement, including the Mergers. (b) The Company, the Board and the Company Stockholders have taken all actions such that the restrictive provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination,” “interested shareholder” or other similar anti-takeover statute or regulation, and any anti- takeover provision in the Charter Documents shall not be applicable to any of Parent, the Company or the First-Step Surviving Corporation or to the execution, delivery or performance of the transactions contemplated by this Agreement, including the consummation of the Mergers or any of the other transactions contemplated by this Agreement. 2.5 No Conflict. The execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, including the Mergers, shall not conflict with or result in any violation by the Company of or default under (with or without notice or lapse of time, or both) or give rise to, any payment obligation, or a right of termination, cancellation, modification or acceleration of any material obligation or loss of any material benefit under, or result in the creation of any Lien on any material assets of the Company or any of the shares of Company Capital Stock under (a) any provision of the Charter Documents, (b) any Material Contract, or (c) any Law applicable to the Company or any of its properties or assets (whether tangible or intangible), other than in the case of (b) or (c) any such conflict, violation, default, obligation, right, or loss that would not be material to the Company. Section 2.5 of the Disclosure Schedule sets forth all notices, consents, waivers and approvals of parties to any Material Contracts with the Company that are required thereunder in connection with the consummation by the Company of the transactions contemplated by this Agreement, including the Mergers, or for any such Material Contract to -26-

remain in full force and effect without material limitation, modification or alteration immediately after the Closing so as to preserve all material rights of, and benefits to, the Company under such Material Contracts from and after the Closing, the failure of which to be given or obtained would be material to the Company. 2.6 Governmental Authorization. No consent, notice, waiver, approval, Order or authorization of, or registration, declaration or filing with any Governmental Entity is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for (a) such consents, notices, waivers, approvals, Orders, authorizations, registrations, declarations and filings as may be required under applicable securities Laws (b) the filing of the Certificates of Merger as provided in Section 1.2 hereof and (c) such filings and notifications as may be required to be made by the Company in connection with the Mergers under applicable antitrust Laws, the expiration or early termination of applicable waiting periods under the HSR Act and the expiration or termination of waiting periods or the receipt of approvals or consents required under other applicable antitrust Laws. 2.7 Company Financial Statements; No Undisclosed Liabilities. (a) The Company has delivered to Parent correct and complete copies of its unaudited financial statements for the fiscal years ended December 31, 2018 and January 31, 2020 (including, in each case, balance sheets, statements of income and statements of cash flows) and its unaudited financial statements (including, in each case, balance sheets, statements of income and statements of cash flows) as at June 30, 2020 and the five (5) months then ended (collectively, the “Financials”), which are included as Section 2.7(a) of the Disclosure Schedule. The Financials (i) are derived from and in accordance with the books and records of the Company, (ii) fairly present in all material respects the financial condition of the Company at the dates therein indicated and the results of operations and cash flows of the Company for the periods therein specified (subject, in the case of unaudited interim period financial statements, to normal recurring year-end audit adjustments, none of which individually or in the aggregate are or shall be material in amount), and (iii) were prepared in accordance with GAAP, except for the absence of footnotes in the unaudited Financials, applied on a consistent basis throughout the periods indicated and consistent with each other. (b) The Company has no material Liabilities other than (i) those set forth on or provided for on the face of the balance sheet (the “Current Balance Sheet”) included in the Financials as of June 30, 2020 (the “Balance Sheet Date”), (ii) those incurred in the conduct of the Company’s business since the Balance Sheet Date in the Ordinary Course of Business that do not result from any breach of Contract, warranty, infringement, tort or violation of Law by the Company, (iii) those incurred by the Company in connection with the negotiation, execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, including all Third Party Expenses and (iv) executory obligations arising under Contracts made available to Parent in accordance with their terms (other than the payment of liquidated damages or arising as a result of a default or breach thereof). Except for Liabilities reflected in the Financials, the Company has no off-balance sheet Liability of any nature to, or any financial interest in, any third parties or entities, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of expenses incurred by the Company. The Company has never guaranteed any debt or other obligation of any other Person. All reserves that are set forth in or reflected in the Current Balance Sheet have been established in accordance with GAAP consistently applied. (c) Section 2.7(c) of the Disclosure Schedule sets forth a correct and complete list of all Indebtedness of the Company as of the Agreement Date, including, for each such item of Indebtedness, the agreement governing the Indebtedness and identifying whether such Indebtedness is secured. -27-

(d) The Company has established and maintains a system of internal accounting controls sufficient in all material respects to provide reasonable assurances (i) that transactions, receipts and expenditures of the Company are being executed and made only in accordance with appropriate authorizations of management and the Board, (ii) that transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and (iv) that the amount recorded for assets on the books and records of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of the Company, the Company’s independent auditors nor, to the Knowledge of the Company, any current or former employee, consultant or director of the Company, has identified or been made aware of any fraud, whether or not material, that involves the Company’s management or other current or former employees, consultants or directors of the Company who have a role in the preparation of the Financials or the internal accounting controls utilized by the Company, or any claim or allegation regarding any of the foregoing. Neither the Company nor, to the Knowledge of the Company, any Representative of the Company has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, in each case, regarding deficient accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls or any material inaccuracy in the Financials. No attorney representing the Company has reported to the Board or any committee thereof or to any director or officer of the Company evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or its Representatives. At the Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 (“Statement No. 5”) issued by the Financial Accounting Standards Board in March 1975) that are not adequately provided for in the Current Balance Sheet as required by Statement No. 5. There has been no material change in the Company accounting policies since January 1, 2018, except as described in the Financials. 2.8 No Changes. Since June 30, 2020 and through the Agreement Date: (a) the Company has conducted its business only in the Ordinary Course of Business (except with respect to actions taken by the Company in connection with this Agreement and the transactions contemplated hereby); (b) there has not occurred a Material Adverse Effect with respect to the Company; and (c) the Company has not taken any action that, if taken after the Agreement Date, would constitute a breach of, or require the consent of, Parent under Section 5.1 or Section 5.2. 2.9 Tax Matters. (a) General Tax Matters. (i) The Company has (A) prepared and timely filed all Tax Returns, and such Tax Returns are true and correct in all material respects and (B) timely paid all Taxes required to be paid by the Company (whether or not shown on a Tax Return). The Company is not the beneficiary of any extension of time within which to file any Tax Return. All accrued and unpaid Taxes of the Company as of close of business on the Closing Date will be included in the Estimated Closing Working Capital Adjustment Amount. (ii) The Company has paid or withheld or collected with respect to its Employees, stockholders and other third parties, all Taxes and social security charges and similar fees, Federal Insurance Contribution Act amounts, Federal Unemployment Tax Act amounts and other Taxes required to be paid or withheld or collected, and have timely paid over any such Taxes and other amounts to the appropriate Governmental Entity in accordance with applicable Law, and filed materially correct and complete information Tax Returns to the extent required to be filed by the Company with respect thereto. -28-

(iii) There is no Tax deficiency outstanding, assessed or proposed in writing against the Company, and the Company has not executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. (iv) No audit or other examination of any Tax Return of the Company is presently in progress, nor has the Company been notified in writing (or, to the Knowledge of the Company, otherwise) of any request for such an audit or other examination. No written claim, or, to the Knowledge of the Company, any unwritten claim, has ever been made by any Tax authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax in that jurisdiction. No adjustment relating to any Tax Return filed by the Company has been proposed in writing, or otherwise to the Knowledge of the Company, by any Tax authority. The Company is not a party to or bound by any closing or other agreement or ruling with any Governmental Entity with respect to Taxes. There are no matters relating to Taxes under discussion between any Tax authority and the Company. (v) As of the Balance Sheet Date, the Company has no liabilities for unpaid Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes other than in the Ordinary Course of Business (or recognized any extraordinary gain) since the Balance Sheet Date. (vi) The Company has delivered to Parent correct and complete copies of all income, sales and use, value added, and other material Tax Returns filed by the Company for all taxable periods remaining open under the applicable statute of limitations, and all examination reports and statements of deficiencies, adjustments and proposed deficiencies and adjustments in respect of Taxes of the Company. Section 2.9(a)(vi) of the Disclosure Schedule sets forth each jurisdiction where the Company will be required to file a Tax Return following the Closing with respect to any Pre-Closing Tax Period, including the type of Tax Return and the type of Tax required to be paid. No power of attorney with respect to Taxes has been granted with respect to the Company that will remain in effect following the Closing Date. (vii) There are no Liens on the assets of the Company relating or attributable to Taxes, other than Liens for Taxes not yet due and payable. (viii) The Company has not been, during the applicable period provided in Section 897(c) of the Code, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code. (ix) The Company has made available to Parent correct and complete copies of any written analysis (whether in final or draft form) prepared by, or on behalf of, the Company regarding whether any of the Tax attribute carryforwards of the Company (including, but not limited to, net operating losses and Tax credits) are subject to limitation pursuant to Sections 382, 383 or 384 of the Code. (x) The Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax free treatment under Section 355 of the Code. (xi) The Company has not (i) participated in any “reportable transaction” as defined in Section 6707A(c) of the Code or the treasury regulations promulgated thereunder, engaged in any transaction that would reasonably be likely to require the filing of an IRS Schedule UTP, or (ii) participated or engaged in any other transaction that is subject to disclosure requirements pursuant to a corresponding or similar provision of state, local or non-U.S. Tax Law. The Company has not taken a -29-

position on any Tax Return that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of state, local or non-U.S. Tax Law). (xii) Neither the Company, nor any predecessor of the Company has (A) ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return, (B) ever been a party to any Tax sharing, indemnification, reimbursement or allocation agreement, nor does the Company owe any amount under any such agreement, (C) any potential liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law, including any arrangement for group or consortium relief or similar arrangement), as a transferee or successor, by operation of Law, by contract, or otherwise, or (D) ever been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes. (xiii) The Company (and Parent as a result of its acquisition of the Company) will not be required to include any income or gain or exclude any deduction or loss from taxable income for any Tax period or portion thereof ending after the Closing as a result of (A) any adjustment under Section 481 of the Code (or any corresponding provision of state, local or non-U.S. Tax Law) by reason of a change in a method of accounting, or use of an improper method of accounting, or otherwise (including as a result of the transactions contemplated by this Agreement) for a taxable period that ends on or prior to the Closing Date, (B) any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of applicable state, local or non-U.S. Law) entered into on or prior to the Closing Date, (C) any intercompany transaction (including any intercompany transaction subject to Section 367 or 482 of the Code) or excess loss account described in the Treasury Regulations promulgated pursuant to Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) with respect to a transaction occurring before the Closing, (D) any installment sale or open transaction disposition made on or prior to the Closing Date, (E) any deferred revenue or prepaid amount received on or prior to the Closing Date, or (F) forgiveness of a loan entered into on or prior to the Closing Date as described in IRS Notice 2020-32 or any successor guidance. The Company has not made an election under Section 108(i) of the Code (or any corresponding or similar provision of state, local or non-U.S. Law). (xiv) The Company uses the accrual method of accounting for income Tax purposes. (xv) The Company is not subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment or other place of business in such other country. The Company does not own an interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property. (xvi) The Company has not ever (i) participated in an international boycott as defined in Section 999 of the Code, (ii) been subject to any accumulated earnings Tax or personal holding company Tax, (iii) had branch operations in any foreign country, (iv) been party to a gain recognition agreement under Section 367 of the Code, or (v) incurred a dual consolidated loss within the meaning of Section 1503 of the Code. The Company has not transferred any intangible property the transfer of which would be subject to the rules of Section 367(d) of the Code. No Tax ruling, clearance or consent has been issued to the Company, and the Company has not applied for any Tax ruling, clearance or consent. To the extent required by applicable Law, the Company has timely filed all reports and have created and/or retained all records required under Sections 6038, 6038A, 6038B, 6038C, 6046 and 6046A of the Code (and any comparable provisions of any non-U.S. Tax Law). -30-

(xvii) The Company is, and has been at all relevant times, in compliance in all material respects with all applicable transfer pricing laws and regulations. (xviii) Section 2.9(a)(xviii) of the Disclosure Schedule lists all Tax holidays and similar Tax benefits which have current applicability to the Company. The Company is currently in compliance with the requirements for all such Tax holidays and similar Tax benefits and have been in compliance since such holiday or benefit was originally claimed by the Company. To the Knowledge of the Company, no Tax holiday or similar Tax benefit of the Company will terminate or be subject to recapture or clawback by reason of the transactions contemplated by this Agreement. (xix) The Company has not taken any action, nor knows of any fact or circumstance, that could reasonably be expected to prevent the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code. (xx) The Company is and always has been a domestic C corporation for U.S. federal income Tax purposes. (xxi) There is no material property or obligation of the Company, including uncashed checks to vendors, customers or employees, non-refunded overpayments, credits or unclaimed amounts or intangibles, that are, or may become, escheatable or reportable as unclaimed property to any Governmental Entity under any applicable escheatment, unclaimed property or similar applicable Laws. (xxii) No Company Securities are a “covered security” within the meaning of Section 6045(g) of the Code, nor are there any shares of Company Capital Stock that were issued in connection with the performance of services and subject to vesting for which no valid and timely election was filed pursuant to Section 83(b) of the Code. The Company has delivered or made available to Parent correct and complete copies of all election statements under Section 83(b) of the Code, together with evidence of timely filing of such election statements with the appropriate IRS Center, with respect to any share of Company Capital Stock that was initially subject to a vesting arrangement issued by the Company to any of its employees, non-employee directors, consultants or other service providers. (xxiii) The Company has collected, remitted and reported to the appropriate Tax authority all sales, use, value added, excise and similar Taxes required to be so collected, remitted or reported pursuant to all applicable Tax Laws. The Company has complied in all material respects with all applicable Laws relating to record retention (including to the extent necessary to claim any exemption from Tax collection and maintaining adequate and current resale certificates to support any such claimed exemption). (xxiv) The Company has (i) not deferred, extended or delayed the payment of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) properly complied with and duly accounted for all credits received under Sections 7001 through 7005 of the Families First Coronavirus Response Act (Public Law 116-127) and Section 2301 of the CARES Act, and (iii) not sought, and does not intend to seek, a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act. (b) Tax Matters related to Compensation. Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or together with any other event) result in any payment or benefit that would be, individually or in combination with any other payment or benefit, characterized or reasonably expected to be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of Tax law) excluding, however, the effect of any Parent Arrangements unless the individualized value of such -31-

Parent Arrangements is provided prior to the date hereof. There is no contract, agreement, plan or arrangement to which the Company or any ERISA Affiliate is a party or by which it is bound to compensate any Employee for excise taxes paid pursuant to Section 4999 of the Code or any similar state Law. Other than the Restricted Shares, none of the shares of outstanding capital stock of the Company is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. (c) 409A Compliance. Each nonqualified deferred compensation plan is and has been in documentary and operational compliance with Section 409A of the Code and all applicable IRS guidance issued with respect thereto. The per share exercise price for each Company Option is no less than the fair market value of a share of Company Common Stock on the date of grant (and as of any later modification thereof) within the meaning of Section 409A of the Code and as determined in a manner consistent with Section 409A of the Code. 2.10 Restrictions on Business Activities. There is no Contract (non-competition or otherwise), commitment or Order to which the Company is a party or which is otherwise binding upon the Company (or any of its assets) which has or may reasonably be expected to have the effect of (a) prohibiting or materially impairing (i) any business practice of the Company, (ii) any acquisition of property (tangible or intangible) by the Company, or (iii) the conduct of business by the Company, or (b) otherwise limiting the freedom of the Company to engage in any line of business or to compete with any Person. Without limiting the generality of the foregoing, the Company has not entered into any Contract under which the Company is restricted from selling, licensing, delivering or otherwise distributing or commercializing any of Company Owned IP or Company Products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market. 2.11 Title to Properties; Absence of Liens; Condition and Sufficiency of Assets. (a) The Company does not own any real property. (b) Section 2.11(b) of the Disclosure Schedule sets forth a list, as of the Agreement Date, of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to all real property currently leased, subleased or licensed by or from the Company or otherwise used or occupied by the Company for the operation of its business (the “Leased Real Property”), including all amendments, terminations and modifications thereof (“Lease Agreements”), and there are no other Lease Agreements for real property affecting the Leased Real Property or to which the Company is bound. There is not, under any of such Lease Agreements, any existing default (or event which with notice or lapse of time, or both, would constitute a default) which would be material to the operation of the business of the Company, and no rent is past due. The Lease Agreements are valid and effective in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company has not received any notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Lease Agreement, which has not been fully remedied and withdrawn. (c) The Company has good title to, or valid leasehold interest in all of its tangible properties, real and personal, reflected on the Current Balance Sheet or acquired after the Balance Sheet Date (except properties and assets sold or otherwise disposed of since the Balance Sheet Date in the Ordinary Course of Business), or, with respect to leased tangible properties and assets, valid leasehold interests in such tangible properties and assets that afford the Company valid leasehold possession of the tangible properties that are the subject of such leases, in each case, free and clear of all Liens, except Permitted Liens. -32-

(d) The tangible assets and properties owned, leased and licensed by the Company constitute all of the material tangible assets and properties that are necessary for the Company to conduct and operate the Company’s business as conducted, and as contemplated by the Company to be conducted, as of the Agreement Date. (e) All material machinery, equipment, and other tangible assets of the Company (other than real property) currently being used in the conduct of the business of the Company have been maintained in all material respects in accordance with generally accepted industry practice (giving due account to the age and length of use and ordinary wear and tear), are in all material respects in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable for the uses to which they are being put. No maintenance of such assets has been materially deferred by the Company. (f) For the avoidance of doubt, for the purposes of this Section 2.11, all references and representations with respect to the assets or properties of the Company exclude Intellectual Property Rights, which are covered by Section 2.12. 2.12 Intellectual Property. (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings: (i) “Behavioral Data” means data collected from an IP address, web beacon, pixel tag, ad tag, cookie, JavaScript, local storage, software, or by any other means, or from a particular computer, Web browser, mobile telephone, or other device or application, where such data is or may be used to identify or contact an individual, device, or application (including by means of an advertisement or other content), to develop a profile or record of the activities of an individual, device, or application across multiple websites or online services, to predict or infer the preferences, interests, or other characteristics of an individual, device, or application, or a user thereof, or to target advertisements or other content to an individual, device, or application. (ii) “Company Data” shall mean the data contained in the databases of the Company and the data and databases (not including third party licensed database software) that the Company uses in the operation of its business, including Behavioral Data, Company Products Data, and Personal Data. (iii) “Company IP” shall mean (i) all Technology and Intellectual Property Rights in the Company Products, and (ii) all Company Owned IP. (iv) “Company Owned IP” shall mean any and all Intellectual Property Rights, including Registered IP that are owned or purported to be owned by the Company. (v) “Company Privacy Policy” means each external or internal, past or present privacy policy or privacy or security-related representation, policy, or promise of the Company, including any policy, representation, or promise relating to: (i) the privacy of users of Company Products or any website or service operated by or on behalf of the Company or its Subsidiaries; or (ii) the creation, collection, use, storage, retention, hosting, disclosure, security, transmission, interception, transfer, disposal, or other processing of any Company Data. (vi) “Company Products” shall mean all products and services that have been or are as of the Agreement Date commercially provided, made available, marketed, distributed, offered -33-

online, offered for sale, sold, leased, loaned, or licensed by or on behalf of the Company, at any time prior to the date of the Agreement (including through resellers and other channel partners). (vii) “Company Products Data” means (i) all data and content uploaded or otherwise provided by or for customers or users (or any of their respective customers or users) of the Company or any of its Subsidiaries to, or stored by or for customers or users (or any of their respective customers or users) of the Company or any of its Subsidiaries on the Company Products; (ii) all data and content (including any voice, video, email, text messaging, or other communications) created, compiled, inferred, derived, transmitted, intercepted, or otherwise collected or obtained by or for the Company Products or by or for the Company or any of its Subsidiaries in connection with its provision of the Company Products or operation of the business of the Company and its Subsidiaries; and (iii) data and content compiled, inferred, or derived directly or indirectly from any of the data and content described in subclauses (i) and (ii) above. (viii) “Company Software” means the software that embodies any Company Owned IP or that is used in the operation, design, development, production, distribution, testing, provision, maintenance or support of any Company Product. (ix) “Company Source Code” shall mean any software source code authored by or on behalf of the Company, and any software source code of any Company Product. (x) “Contaminant” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code, software routines, or hardware components designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or permitting or causing unauthorized access to, a system, network, or other device; or (ii) damaging or destroying any data or file without the user’s consent. (xi) “Intellectual Property Rights” shall mean all rights in, arising out of, or associated with Technology and intellectual property in any jurisdiction, including: (i) rights in, arising out of, or associated with works of authorship, including without limitation rights granted under the Copyright Act; (ii) rights in, arising out of, or associated with databases; (iii) rights in, arising out of, or associated with inventions, including without limitation rights granted under the Patent Act (“Patent Rights”); (iv) rights in, arising out of, or associated with trademarks, service marks and trade names including without limitation rights granted under the Lanham Act; (v) rights in, arising out of, or associated with confidential information and trade secrets, including without limitation rights described under the Uniform Trade Secrets Act; (vi) rights of attribution and integrity and other moral rights of an author; (vii) rights in, arising out of, or associated with a person’s name, voice, signature, photograph, or likeness, including without limitation rights of personality, publicity or similar rights; and (viii) rights in, arising out of, or associated with domain names. (xii) “Open Source Material” shall mean any software or other materials that are distributed as “free software” or “open source software” (as such terms are commonly understood in the software industry), including software code or other materials that are licensed under a Creative Commons License, open database license, the Mozilla Public License, the GNU General Public License, GNU Lesser General Public License, Common Public License, Apache License, BSD License, or MIT License and all other licenses identified by the Open Source Initiative as “open source licenses” (such licenses or agreements are collectively, “Open Source Licenses”). (xiii) “Personal Data” shall mean information about an identified or identifiable natural person and any other information that constitutes “personal data” as defined under the GDPR, -34-

“personal information” as defined under the CCPA, or “personal data”, “personally identifiable information”, “nonpublic personal information”, “customer proprietary network information,” “individually identifiable health information,” “protected health information,” “personal information” as defined under applicable Law or any similar information governed by Privacy Requirements. (xiv) “Privacy Requirements” means any applicable Law (including the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Children’s Online Privacy Protection Act, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Video Privacy Protection Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Reporting Act, the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009 (together, “HIPAA”), the Gramm-Leach-Bliley Act, the Federal Information Security Management Act, the California Consumer Privacy Act of 2018 (“CCPA”), other state privacy and data security laws, state social security number protection laws, state data breach notification laws, state consumer protection laws, Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 (General Data Protection Regulation or “GDPR”), the Privacy and Electronic Communications Directive 2002/58/EC (“ePrivacy Directive”) any European Union or United Kingdom laws and regulations implementing the GDPR or ePrivacy Directive, the Canadian Personal Information Protection and Electronic Documents Act, India’s Information Technology Act, Japan’s Act on the Protection of Personal Information, Hong Kong’s Personal Data (Privacy) Ordinance, and Australia’s Privacy Amendment (Private Sector) Act 2000, as amended by the Privacy Amendment (Enhancing Privacy Protection) Act 2012, and any other applicable Laws (including any Laws within any country where the Company or any of its Subsidiaries is conducting, or has conducted, any business, or that otherwise apply to the Company or any of its Subsidiaries)), any applicable rule, principle, or other requirement of a self-regulatory organization, and any applicable published industry best practice or other standard (including the Payment Card Industry Data Security Standard, as applicable), contractual obligation or internal or external policy of the Company or its Subsidiaries, in each case, as amended from time to time, that pertains to (A) privacy, data security or data protection, (B) the creation, collection, use, disclosure, transfer, transmission, storage, security, hosting, disposal, destruction, retention, interception or other processing of Company Data, (C) direct marketing and any other initiation, transmission, monitoring, recording, or receipt of communications (in any format, including voice, video, email, phone, text messaging, or otherwise), or consumer protection, or (D) security breach notification, and the Company Privacy Policies. (xv) “Registered IP” shall mean domain names and all Intellectual Property Rights that are the subject of an application, certificate, filing, registration, or other document issued by, filed with, or recorded by, any state, government, or other public legal authority at any time in any jurisdiction, including without limitation, all applications, reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations, and continuations-in-part associated with patents. (xvi) “Shrink-Wrap Software” means any generally commercially available, non-customized software in executable code or hosted form, that is available for an annual cost of not more than $100,000 in the aggregate and that is not distributed by the Company. (xvii) “Technology” shall mean all forms of technology and content, including any or all of the following: (i) published and unpublished works of authorship, including without limitation audiovisual works, collective works, computer programs or software (whether in source code or executable form), documentation, compilations, databases, derivative works, literary works, maskworks, websites, and sound recordings; (ii) inventions (whether or not patentable), discoveries, improvements, business methods, compositions of matter, machines, methods, and processes and new uses for any of the preceding items; -35-

(iii) information that is not generally known or readily ascertainable through proper means, whether tangible or intangible, including without limitation algorithms, customer lists, ideas, designs, formulas, know-how, methods, processes, programs, prototypes, systems, and techniques; (iv) databases, data compilations and collections and technical data; and (v) devices, prototypes, designs and schematics (whether or not any of the foregoing is embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries). (b) Registered IP. Section 2.12(b)(1) of the Disclosure Schedule lists, as of the Agreement Date: (i) each item of Registered IP which is owned, filed in the name of, or purported to be owned by the Company (“Company Registered IP”); (ii) the jurisdiction in which such item of Company Registered IP has been registered or filed and the applicable registration or serial number; (iii) the filing date, and issuance/registration/grant date; (iv) a brief descriptions of the prosecution status thereof; and (v) any other Person that has an ownership interest in such item of Company Registered IP and the nature of such ownership interest. Section 2.12(b)(2) of the Disclosure Schedule lists, as of the Agreement Date: (y) any formal actions that must be taken by the Company within ninety (90) days of the Closing Date with respect to any Company Registered IP, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates, and (z) any Legal Proceedings before any court or tribunal (including the United States Patent and Trademark Office (the “PTO”), the U.S. Copyright Office, or equivalent authority anywhere in the world) to which the Company is a party and in which claims are raised relating to the validity, enforceability, scope, ownership or infringement of any of the Company Registered IP. All necessary registration, maintenance and renewal fees in connection with the Company Registered IP that are or shall be due for payment on or before the Closing Date have been or shall be timely paid and all necessary documents and certificates in connection with the Company Registered IP that are or shall be due for filing on or before the Closing Date have been or shall be timely filed with the PTO or other relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered IP. To the maximum extent provided for by, and in accordance with, applicable Laws, the Company has recorded each assignment of Registered IP with each relevant Governmental Entity, in accordance with applicable Laws. The Company has made available to Parent correct and complete copies of all applications, correspondence and other material documents related to each such item of Registered IP. (c) Title, Validity and Enforceability. The Company exclusively owns all right, title, and interest to and in the Company Owned IP free and clear of all Liens (other than Permitted Liens). All Company Registered IP is subsisting, and, to the Knowledge of the Company, valid and enforceable (except with respect to applications, which are validly applied for). (d) Contracts. (i) Section 2.12(d)(i) of the Disclosure Schedule lists, as of the Agreement Date, all licenses or Contracts to which the Company is a party or by which the Company is bound pursuant to which any material Intellectual Property Right or Technology is licensed to the Company (other than (A) non-exclusive software licenses or software-as-a-service agreements with respect to Shrink-Wrap Software and Open Source Materials, (B) nondisclosure agreements entered in the Ordinary Course of Business, and (C) licenses of Intellectual Property Rights that are contained in a Standard Form Agreement without material deviation from the Intellectual Property Rights provisions set forth therein), (collectively “Inbound Licenses”). (ii) Section 2.12(d)(ii) of the Disclosure Schedule lists, as of the Agreement Date, each license or Contract to which the Company is a party or by which the Company is bound pursuant to which the Company has granted to any Person any license under, agreed not to assert or enforce, or in which any Person has otherwise received or acquired any right or interest in, any Company Owned IP (other -36-

than (A) nondisclosure agreements entered in the Ordinary Course of Business; (B) nonexclusive licenses to provide the Company Products to the Company’s customers entered in the Ordinary Course of Business; (C) access to Company IP granted to Company employees, consultants and independent contractors pursuant to Personnel Agreements; and (D) incidental trademark licenses) (collectively, “Outbound Licenses”). (iii) The Company has made available to Parent a correct and complete copy of each standard form of Contract used by the Company at any time in connection with its business, including (as applicable) each of its unmodified standard forms of: (A) employee agreement containing any assignment or license of Intellectual Property Rights or any confidentiality provision; (B) consulting or independent contractor agreement containing any assignment or license of Intellectual Property Rights or any confidentiality provision; (C) confidentiality or nondisclosure agreement; (D) customer contract providing for non-exclusive use of or access to the Company Products (collectively, the “Standard Form Agreements”). (e) Company Owned IP. The Company has the exclusive right to bring infringement actions with respect to the Company Owned IP. The Company has not (A) transferred full or partial ownership of, or granted any exclusive license with respect to, any Intellectual Property Rights that are or, as of the time of such transfer or exclusive license were, owned or purported to be owned by the Company and material to the Company or to any other Person; or (B) permitted any Intellectual Property Rights that are, or, were at the time, owned or purported to be owned by the Company and material to the Company, to enter into the public domain. (f) Development of Company IP. The Company has not jointly developed any Company IP with any other Person with respect to which such other Person has retained any rights in the developed subject matter. Without limiting the generality of the foregoing: (i) Each Person who is or was an employee, consultant or contractor of the Company and that was involved in the development of any Technology or Intellectual Property Rights for or on behalf of the Company has signed a valid, enforceable agreement (A) containing an assignment to the Company of such Person’s rights, title and interest in and to the resulting Technology and Intellectual Property Rights, and (B) which also contains customary confidentiality provisions protecting the rights of the Company in trade secrets and other Company proprietary information (such valid, enforceable agreements “Personnel Agreements”). The Company and all other parties thereto are in compliance in all material respects with the provisions of the Personnel Agreements. (ii) No current or former member, manager, officer, director, consultant, contractor or employee, of the Company (A) has made any claim of ownership with respect to any Company Owned IP, or (B) has any claim, right (whether or not currently exercisable) or interest to or in any Company Owned IP. (iii) No current or former employee of the Company is: (A) bound by or otherwise subject to any Contract with a third Person restricting such employee from performing (or in the case of former employees, having performed) such employee’s duties for the Company; or (B) in breach of any Contract with any former employer or other Person concerning Intellectual Property Rights or confidentiality due to his/her activities as an employee or contractor of the Company. (iv) No funding, facilities or personnel of any Governmental Entity or any public or private university, college or other educational or research institution were used directly to develop or create, in whole or in part, any Technology or Intellectual Property Right for or on behalf of the Company. -37-

(g) Standards Bodies. The Company is not, nor has ever been, a member or promoter of, or a contributor to, any industry standards body or any similar organization that requires or obligates the Company to grant or offer to any other Person any license or right to any Company Owned IP. The Company is not a party to any Contract with a standards body or any similar organization involving the license to the Company of “standards essential” Technology or Intellectual Property Rights, and the Company has no reasonable basis to believe that in the absence of such Contract, it has any Liability therefor. (h) Protection of Trade Secrets. The Company has taken reasonable steps and precautions necessary to maintain the confidentiality of, and otherwise protect and enforce its rights in, all proprietary and confidential information that the Company holds, or purports to hold, as a trade secret or maintains, or purports to maintain, as confidential. (i) Enforcement. To the Company’s Knowledge, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company Owned IP. Section 2.12(i) of the Disclosure Schedule lists (and the Company has made available to Parent a correct and complete copy of) each letter or other written or electronic communication, or correspondence or claim that has been sent or otherwise delivered to any other Person by the Company, or any representative of the Company, regarding any actual, alleged or suspected infringement or misappropriation of any Company Owned IP. (j) Non-Infringement. The operation of the business of the Company as currently conducted or as currently contemplated by the Company to be conducted by the Company, including the design, development, use, import, branding, advertising, promotion, marketing, sale, provision, and licensing out of any Company Product, has not and does not infringe, violate or misappropriate, and shall not infringe, violate or misappropriate, when conducted as so contemplated or in substantially the same manner as currently conducted by Surviving Entity or the Company following the Closing, any Intellectual Property Rights of any Person, or constitute unfair competition or trade practices under the laws of any jurisdiction. Without limiting the generality of the foregoing, as of the Agreement Date: (i) No infringement, misappropriation, or similar claim or Legal Proceeding involving or relating to any Intellectual Property Rights of another Person is pending or, to the Knowledge of the Company, threatened against the Company, or, to the Knowledge of the Company, against any other Person who is or may be entitled to be indemnified, defended, held harmless or reimbursed by the Company with respect to such Legal Proceeding. (ii) The Company has not received any notice or other communications (in writing or otherwise) relating to any actual, alleged or suspected infringement, misappropriation or violation by the Company of any Intellectual Property Rights of another Person, including any letter or other communication suggesting or offering that the Company obtain a license to any Intellectual Property Rights of another Person in a manner that reasonably implies infringement or violation in the absence of a license thereto. (k) Company Software. The Company Software does not contain any bug, defect or error (including any bug, defect or error relating to or resulting from the display, manipulation, processing, storage, transmission or use of date data) that materially and adversely affects the use, functionality or performance of (or causes or would cause the Company to fail to comply with any applicable warranty or other contractual commitment relating to) such Company Software or any product or system containing or authorized or intended to be used in conjunction with such Company Software. No Company Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, -38-

any of the following functions: (X) disrupting, disabling, harming or otherwise materially impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (Y) damaging or destroying any data or file without the user’s consent. (l) Company Source Code. No Company Source Code has been delivered, licensed or made available to any escrow agent or other Person who is not, or was not, as of the date thereof, an employee, consultant or independent contractor of the Company that is subject to a Personnel Agreement. The Company has no duty or obligation (whether present, contingent, or otherwise) to deliver, license or make available any Company Source Code to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) shall, or could reasonably be expected to, result in the authorized delivery, license, or disclosure of any Company Source Code to any other Person. (m) Open Source. (i) Section 2.12(m)(i) of the Disclosure Schedule lists, as of the Agreement Date: (A) each item of Open Source Materials that is contained in, distributed with, linked with the current version any Company Software or from which any part of the current version of any Company Software is derived; and (B) the name of the applicable Open Source License for each such item of Open Source Material that is software; (C) the Company Product to which each such item of Open Source Material relates; and (D) whether such Open Source Material has been modified by or on behalf of the Company. (ii) No Company Software contains, is linked with, derived from, or is distributed with, any Open Source Materials in a manner that requires pursuant to the applicable Open Source License: (A) that the Company grant a license under, or refrain from asserting any one or more of its Patent Rights or that any Company Software or part thereof: (1) be disclosed or distributed in source code form; (2) be licensed for the purpose of making modifications or derivative works; or (3) be redistributable at no charge; or (B) that otherwise imposes any limitation, restriction or condition on the Company’s commercial exploitation of any Company Software or part thereof (in each case (A) and (B), except for the applicable, unmodified third party Open Source Material itself). (iii) Except as set forth in Section 2.12(m)(iii) of the Disclosure Schedule, the Company has not distributed any Company Source Code that was authored by or on behalf of the Company pursuant to an Open Source License. (n) Privacy. (i) Section 2.12(n)(i) of the Disclosure Schedule lists of the Disclosure Schedule lists all Company Privacy Policies that have been (A) posted on any Company website, (B) submitted in connection with any application for a government or self-regulatory organization’s certification, or (C) distributed to the Company’s customers and prospective customers or their end users in connection with describing the Company’s privacy or security practices. None of the disclosures made or contained in any Company Privacy Policy has been inaccurate, misleading or deceptive, or in any material respect, inconsistent with the disclosures made or contained in the Company Privacy Policies listed in Section 2.12(n)(i). (ii) The use of the Company Products by customers of the Company (and such customers’ customers and users) for their intended purposes in compliance with the customers’ respective agreements with the Company relating to the Company Products complies, and at all times has complied, with all Privacy Requirements. -39-

(iii) The Company, the Company Products, and all third parties performing services for the Company (in the case of such third parties, to the Knowledge of the Company and to the extent relating to the performance of services for the Company) comply, and have at all times complied, with all applicable Privacy Requirements, including those relating to (a) the privacy of customers and non- customer end users of the Company Products; (b) the privacy of the Company’s job applicants, employees or other personnel and (c) the creation, collection, use, storage, retention, hosting, disclosure, security, transmission, interception, transfer, disposal and any other processing of any Company Data by or for the Company. (iv) There are no requests to the Company from individuals seeking to exercise their rights under Privacy Requirements (such as rights to obtain, access, rectify, or delete their Personal Data; obtain information about how their data is collected, used, or shared; opt-out of sharing of their data; restrict processing of or object to processing of Personal Data; data portability) that have not been fulfilled in accordance with Privacy Requirements. (v) Neither the execution, delivery, and performance of this Agreement nor the transfer of all Company Data maintained or otherwise processed by or for the Company, including all of the Company’s databases and other information relating to employees, customers and all non-customer end users of the Company Products, from the Company to Parent will cause, constitute, or result in a breach or violation of any Privacy Requirements or any Company Privacy Policy. (o) Company Data. The Company has all authorizations and consents and has given all notices, or caused such notices to be given on its behalf, as may be required for the collection, use and disclosure of Company Data by or on behalf of the Company. The Company has all necessary and required rights to license, use, sublicense and distribute the data contained in the Company Data in the manner conducted by the Company to date, or as currently contemplated by the Company to be conducted, by or on behalf of the Company. (p) Systems. The computer, information technology and data processing systems, facilities and services owned, used, or leased by or on behalf of the Company, including the Company Products and all other software, hardware, networks, communications facilities, platforms and related systems and services in the custody or control of the Company (collectively, “Systems”), are reasonably sufficient for the operation of the business of the Company, including as to capacity, scalability and ability to process current peak volumes in a timely manner. The Systems are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the Company as currently conducted. (q) Security Measures. (i) The Company has not made any public statements regarding the Company’s systems or information security practices or policies that are inaccurate, misleading, or deceptive, or that are, in any material respect, inconsistent with the Company Privacy Policies listed in Section 2.12(n)(i). The Company’s information security practices and policies comply, and at all times have complied, with all Privacy Requirements. The Company has implemented and maintained reasonable disaster recovery and business continuity plans, procedures and facilities, including with respect to all Systems and the business of the Company. The Company has not experienced within the past three (3) years any material disruption to, or material interruption in, the conduct of its business attributable to a defect, error, or other failure or deficiency of any System. (ii) With respect to each Person performing services for the Company who is not an employee of the Company and is or has been permitted to access or otherwise process Company -40-

Data or Company Confidential Information, the Company has obtained a written agreement from such Person that binds such Person to (A) at least the same restrictions and conditions that apply to the Company with respect to such Company Data or Company Confidential Information, (B) implement reasonable and appropriate measures for protecting such Company Data or Company Confidential Information from unauthorized access, use, disclosure, and processing and (C) comply with all Privacy Requirements. To the Knowledge of the Company, all such Persons are in compliance with the provisions of such agreements. With respect to each employee of the Company that is or has been permitted to access or otherwise process Company Data or Company Confidential Information, the Company has obtained a written agreement from such employee that binds such employee to obligations to maintain the privacy, security, and confidentiality of Company Data and Company Confidential Information, which obligations are no less stringent than those by which the Company is bound under the Privacy Requirements. Company employees are also required to comply with all Company policies and procedures relating to Company Data and Company Confidential Information. Section 2.12(q)(ii) of the Disclosure Schedule identifies procedures taken by the Company (including internal Company policies) and the standard form of non-disclosure or confidentiality agreements generally used by the Company with Persons whom the Company shares Company Confidential Information. (iii) There have been no intrusions into or breaches of the security of any Systems, nor have there been any breaches with respect to, or any accidental, unauthorized or unlawful access to, or loss, destruction, acquisition, use, alteration, or other processing of, any Company Data, Company Confidential Information, or other data or information collected, handled, transmitted, stored, or otherwise processed by or for the Company, including any such incidents requiring notification to any Person or Governmental Entity and any such incidents experienced by third parties performing services for the Company and any such incidents requiring notification to any Person or Governmental Entity. (iv) The Company has at all times implemented, maintained, and monitored reasonable and appropriate plans, policies, safeguards, and measures (including with respect to technical, administrative, and physical security) to preserve and protect the confidentiality, availability, security, and integrity of all Systems, all Company Data, Company Confidential Information, and other data and information used, collected, handled, transmitted, stored, or otherwise processed by or for the Company. Such plans, policies, safeguards, and measures have complied at all times with Privacy Requirements and agreements with third parties, and have included (A) steps to protect the Systems from infection by Contaminants, access by unauthorized Persons, or access by authorized Persons that exceeds the Person’s authorization; (B) performing and documenting risk assessment and management procedures of the Company; and (C) adherence to industry best practices pertaining to secure programming techniques. The Company has not identified any security vulnerabilities affecting its Systems and classified as “moderate”, “medium” or more severe that have not been remediated. (v) There is no, and has been no, complaint to, audit or request to audit, investigation (formal or informal) or Legal Proceeding, in each case, against the Company or any of its respective customers (in the case of customers, to the extent relating to any Company Product or the practices of the Company or any Person performing for the Company) by any private party, the U.S. Federal Trade Commission, any data protection authority or any other Governmental Entity, with respect to (A) the creation, collection, storage, hosting, use, disclosure, transmission, transfer, disposal, security, possession, interception, or other processing of any Company Data by or for the Company or (B) the security, confidentiality, availability, or integrity of any Systems or of any Company Data, Company Confidential Information, or other data or information used, processed or maintained by or for the Company. (vi) Section 2.12(q)(vi) of the Disclosure Schedule accurately identifies, and the Company has made available, each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to the Company regarding any actual, -41-

alleged or suspected violation of any Privacy Requirements by (a) the Company or any Person performing for the Company, or (b) to the Company’s Knowledge any of the Company’s customers, and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence. (r) Effect of Transaction. All Company Owned IP is (and immediately following Closing shall be) fully transferable, alienable and licensable by the Company (or Surviving Entity, as applicable) without restriction and without payment of any kind to any third party. Neither the execution, delivery or performance of this Agreement or any other agreements referred to in this Agreement entered into by the Company nor the consummation of any of the transactions contemplated hereby will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) a loss of, or Lien on, any Company Owned IP or any other Technology or Intellectual Property Rights incorporated into or used in the development, testing, distribution, provision, maintenance or support of any Company Product or Company Software; (ii) an obligation for Parent to offer any discount or be bound by any “most favored pricing” terms under any Contract to which the Company is a party or bound; (iii) the release, disclosure or delivery of any Company IP by or to any escrow agent or other Person; or (iv) the grant, assignment or transfer to any other Person of any license or other right or interest in, under, or with respect to, either any of the Company IP or any other Technology or the Intellectual Property Rights of Parent. 2.13 Agreements, Contracts and Commitments. (a) Except for this Agreement and the Contracts specifically identified on Section 2.12(d) of the Disclosure Schedule (with each of such Contracts specifically identified under subsection(s) of such Section 2.13 of the Disclosure Schedule that correspond to the Subsection or Subsections of this Section 2.13 of the Disclosure Schedule), the Company is not a party to or bound by any of the following Contracts, excluding, for the avoidance of doubt, any Company Employee Plans and Employment Agreements as disclosed in Section 2.20(a) of the Disclosure Schedule: (i) any fidelity or surety bond or completion bond; (ii) any lease of any real property or personal property; (iii) any Contract relating to capital expenditures and involving future payments in any amount in excess of $50,000 individually or $300,000 in the aggregate, in each case in any fiscal year; (iv) any Contract relating to the disposition or acquisition of ownership of assets or any interest in any business enterprise outside the Ordinary Course of Business; (v) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit or other Indebtedness; (vi) any purchase order or Contract or group of related Contracts with the same vendor or supplier for the purchase of tangible items of equipment or related services in any amount in excess of $300,000 in the aggregate, in any fiscal year; (vii) any Inbound License; (viii) any Outbound License; -42-

(ix) any Contract with a Top Supplier; (x) any Contract with a Top Customer; (xi) any Contract with a Top Reseller; (xii) any confidentiality and non-disclosure agreements (whether the Company is the beneficiary or the obligated party thereunder), other than those confidentiality and non-disclosure agreements (whether the Company is the beneficiary or the obligated party thereunder) entered into the Ordinary Course of Business; (xiii) any Contract providing for “offshore” or outsourced development of any material items of Technology by, for or on behalf of the Company; (xiv) any Contract containing a provision that limits, restricts or impairs the Company’s ability to operate in any geography of the world or with any Person, including those Contracts (A) that contain covenants of non-competition, rights of first refusal or negotiation, non-solicitation of customers, and exclusive dealings arrangements or (B) under which the Company is restricted from hiring or soliciting potential employees, consultants or independent contractors and which restriction would reasonably be expected to be material to the Company’s ability to operate its business as currently conducted; (xv) any Contract with federal, state, city, county, parish, municipal or other Governmental Entities; (xvi) (A) any management service, legal partnership or joint venture Contract, (B) any Contract that involves a sharing of revenues, profits, cash flows, expenses or losses with other Persons and (C) any Contract that involves the payment of royalties to any other Person; (xvii) any agency, dealer, distribution, sales representative, remarketer, reseller, or other Contract for the distribution of Company Products (other than agreements with resellers and channel partners entered into in the Ordinary Course of Business and with terms that do not materially deviate from the terms set forth in the form of reseller agreement made available to Parent); (xviii) any Contract pursuant to which the Company is bound to or has committed to provide any product or service to any third party on a most favored nation basis or similar terms; (xix) any Contract granting any license or other rights to or from the Company with respect to Company Data, other than (i) grants to service providers to use such Company Data in connection with the provision of services to the Company, and (ii) grants to provide the Company Products to the Company’s customers entered into the Ordinary Course of Business; (xx) any standstill or similar agreement containing provisions prohibiting a third party from purchasing Equity Interests of the Company or assets of the Company or otherwise seeking to influence or exercise control over the Company; (xxi) any Contract pursuant to which the Company has acquired a business or entity, or a material portion of the assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, exclusive license or otherwise, or any Contract pursuant to which it has any material ownership interest in any other Person; -43-

(xxii) any agreement of indemnification or warranty (other than (A) agreements with customers, resellers or technology partners entered into in the Ordinary Course of Business and with indemnification terms substantially similar to the indemnification terms set forth in the unmodified form of standard customer, reseller, or technology partner agreements made available to Parent and (B) non- exclusive software license or software-as-as-service agreements with respect to Shrink-Wrap Software) or any Contract containing any support, maintenance or service obligation on the part of the Company (other than terms that do not materially deviate from the indemnification terms set forth under its form of standard customer agreement, the form of which has been made available to Parent); (xxiii) any Contract with any investment banker, broker, advisor or similar party, or any accountant, legal counsel or other Person retained by the Company, in connection with this Agreement and the transactions contemplated hereby; (xxiv) any Contract or other arrangement to settle any Legal Proceeding or to settle any threatened Legal Proceeding; and (xxv) any other Contract or group of related Contracts with the same counter- party that have not been otherwise disclosed pursuant to this Section 2.13, that involves $300,000 in the aggregate or more, in any fiscal year. (b) The Company has made available correct and complete copies of each Contract required to be disclosed pursuant to Sections 2.2, 2.10, 2.11, 2.12 (including, for the avoidance of doubt, each Contract entered into on a Standard Form Agreement), and 2.13. For the purposes of this Agreement, each of the foregoing Contracts referenced in this subsection 2.13(b) as well as any Contracts entered into subsequent to the Agreement Date and prior to the Closing Date that would have been required to be disclosed pursuant to Sections 2.2, 2.10, 2.11, 2.12 (including, for the avoidance of doubt, each Contract entered into on a Standard Form Agreement), and 2.13 if such Contract had been in effect as of the Closing Date, shall each be a “Material Contract” and collectively are the “Material Contracts.” (c) The Company has performed in all material respects all of the obligations required to be performed by it and is entitled to all benefits under, and has not received written notice alleging it to be in material default in respect of, any Material Contract. Each of the Material Contracts is in full force and effect, subject only to the effect, if any, of applicable bankruptcy and other similar Laws affecting the rights of creditors generally and rules of Law governing specific performance, injunctive relief and other equitable remedies. There exists (x) no material default or material event of default under any Material Contract by the Company or, to the Knowledge of the Company, any other party thereto, or (y) no event, occurrence, condition or act, with respect to the Company, or to the Knowledge of the Company, with respect to any other party to a Material Contract, that, with the giving of notice or the lapse of time would reasonably be expected to (i) become a material default or material event of default under any Material Contract or (ii) give any third party (A) the right to declare a default or exercise any remedy under any Material Contract which default would be material to the Company, (B) the right to a rebate, chargeback, refund, credit, penalty or change in delivery schedule under any Material Contract that would be material to the Company, (C) the right to accelerate the maturity or performance of any material obligation of the Company under any Material Contract, or (D) the right to cancel (other than at the expiration of the term of any Contract in accordance with its terms), terminate or modify any Material Contract which cancellation, termination or modification would be material to the Company. The Company has not received any written notice to cancel or modify any Material Contract which cancellation or modification would be material to the Company. The Company has no Liability for renegotiation of Contracts with Governmental Entities. -44-

2.14 Interested Party Transactions. (a) No officer or director of the Company, or, to the Knowledge of the Company, any Company Stockholder (nor, to the Knowledge of the Company, any immediate family member of any of such Persons, or any trust, partnership or corporation in which any of such Persons has or has had an interest) (each, an “Interested Party”), has or has had, directly or indirectly, (i) any interest in any entity which furnished or sold, or furnishes or sells, services, products, or technology that the Company furnishes or sells, or proposes to furnish or sell, (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) any interest in, or is a party to, any Contract to which the Company is a party (except, in each case, for any interest or Contract relating to (A) the provision of services as an officer, director or employee of the Company or any such entity, and normal compensation or welfare benefits provided therefor and (B) Contracts relating to the Company Securities owned by any such Interested Party); provided, that ownership of no more than five percent (5%) of the outstanding voting securities of an entity shall not be deemed to be an “interest in any entity” for purposes of this Section 2.14. No Interested Party holds any Company Securities the vesting of which shall accelerate upon the consummation of the transactions contemplated by this Agreement. (b) All transactions pursuant to which any Interested Party has purchased any services, products, or technology from, or sold or furnished any services, products or technology to, the Company that were entered into on or after the inception of the Company, have been on an arms’-length basis on terms no less favorable to the Company than would be available from an unaffiliated party. 2.15 Company Authorizations. Section 2.15 of the Disclosure Schedule sets forth, as of the Agreement Date, each consent, license, permit, grant or other authorization (a) pursuant to which the Company currently operates, provides any services or holds any interest in any of its properties, or (b) which is required for the operation of the business of the Company as currently conducted or the holding of any such interest, in each case, except for any consent, license, permit, grant or other authorization the lack of which would not reasonably be expected to be material to the Company (collectively, including any such items that are required to be disclosed in Section 2.15 of the Disclosure Schedule, “Company Authorizations”). All of the Company Authorizations have been issued or granted to the Company, are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets. The Company is in compliance with all such Company Authorizations in all material respects, and as of the Closing Date shall have applied for and not been denied any required renewals of such Company Authorizations the failure of which to obtain would be material to the Company. 2.16 Litigation. (a) Except as set forth in Section 2.16(a) of the Disclosure Schedule, as of the Agreement Date there is no Legal Proceeding of any nature pending, or to the Knowledge of the Company, threatened, against the Company, its properties (tangible or intangible) or any of the officers or directors of the Company (in their capacities as such), provided that with respect to any Legal Proceeding that is an investigative proceeding, audit, inquiry, investigation or similar proceeding that is not a matter of public record, this representation and warranty is given as to the Knowledge of the Company. No Governmental Entity has at any time in the five (5) years preceding the Agreement Date challenged or investigated the legal right of the Company to conduct its operations as presently conducted or as currently contemplated to be conducted. As of the Agreement Date, the Company has not received notice from any Person who has a contractual right or a right pursuant to laws of the State of Delaware or other state to indemnification from the Company of any Legal Proceeding of any nature pending or threatened against such Person which would reasonably be expected to result in material liability to the Company after the Agreement Date. -45-

(b) As of the Agreement Date, the Company does not have any Legal Proceeding of any nature pending against any other Person. 2.17 Books and Records. (a) The Company has made available to Parent correct and complete copies of (i) all documents identified on the Disclosure Schedule, and (ii) the Charter Documents, each as currently in effect. The minute books of the Company provided to Parent contain a correct and complete summary of all meetings of directors and of the Company Stockholders or actions by written consent since the time of incorporation of the Company through the Agreement Date, and reflect all transactions referred to in such minutes accurately in all material respects. (b) The Company has made and kept business records, financial books and records, personnel records, ledgers, sales accounting records, Tax records and related work papers and other books and records of the Company (collectively, the “Books and Records”) that fairly reflect, in all material respects, the business activities of the Company. At the Closing, the minute books and other Books and Records of the Company shall be in the possession of the Company. 2.18 Environmental, Health and Safety Matters. The Company is in material compliance with all Environmental, Health and Safety Requirements in connection with the ownership, use, maintenance or operation of its business or assets or properties. During the five (5) year period preceding the Agreement Date, the Company has not received written notice from any Person alleging that the properties or assets of the Company are not, or that its business has not been conducted, in material compliance with all Environmental, Health and Safety Requirements. The Company has not retained or assumed any material Liability of any other Person under any Environmental, Health and Safety Requirements. 2.19 Brokers’ and Finders’ Fees. Except as set forth on Section 2.19 of the Disclosure Schedule, the Company has not incurred, and shall not incur, directly or indirectly, any Liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement or any transaction contemplated hereby, nor shall Parent or the Company incur, directly or indirectly, any such Liability based on arrangements made by or on behalf of the Company. 2.20 Employee Benefit Plans and Compensation. (a) Schedule. Section 2.20(a) of the Disclosure Schedule contains a correct and complete list, as of the Agreement Date, of each material Company Employee Plan and each Employee Agreement, indicating the applicable jurisdiction of each International Employee Plan. None of the Company or any ERISA Affiliate has made any plan or commitment to establish or enter into following the Agreement Date any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable Law, in each case as previously disclosed to Parent in writing, or as required by this Agreement) or the terms of the applicable Company Employee Plan or Employee Agreement. (b) Documents. The Company has made available to Parent (i) correct and complete copies of all documents embodying each material Company Employee Plan and each Employee Agreement including all amendments thereto and all related trust documents, (ii) the most recent annual report (Form 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code or by any other applicable Law in connection with each Company Employee Plan, (iii) if the Company -46-

Employee Plan is funded, the most recent annual and periodic accounting of such Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA or by any other applicable Law with respect to each Company Employee Plan, (v) all current material written agreements and contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts, (vi) all material correspondence to or from any Governmental Entity relating to any Company Employee Plan other than routine correspondence in the normal course of operations of such Company Employee Plan, (vii) all nondiscrimination tests for each Company Employee Plan for the three most recent plan years, and (viii) the most recent IRS (or any other applicable tax authority) determination or opinion letter issued with respect to each Company Employee Plan for which determination letters are currently available. (c) Employee Plan Compliance. The Company is not in material default or violation of, and, as of the Agreement Date, has no Knowledge of any default or violation by any other party to, any Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance in all material respects with its terms and in material compliance with all applicable Laws, including ERISA or the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code is so qualified and has obtained a favorable IRS determination letter (or opinion letter, if applicable) as to its qualified status under the Code, and there has been no event or condition to the Knowledge of the Company that has adversely affected or could reasonably be expected to adversely affect such qualified status. To the Knowledge of the Company, no “prohibited transaction” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA has occurred with respect to any Company Employee Plan. There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. There are no audits, inquiries or Legal Proceeding pending or to the Knowledge of the Company, threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Plan. Other than the payment of routine claims for benefits, the Company has made all contributions and other payments required by and due under the terms of each Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time without Liability to Parent, the Company or any ERISA Affiliate (other than ordinary administration expenses). (d) International Employee Plan. Each International Employee Plan has been established, maintained and operated in compliance in all material respects with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws applicable to such International Employee Plan. The Company has performed in all material respects all obligations required to be performed by it under and is not in material default under or in violation of any International Employee Plan. Furthermore, all required contributions to all International Employee Plans have been made as of the Agreement Date, and no International Employee Plan has unfunded liabilities, that as of the Effective Time, shall not be fully offset by insurance or are not accurately and fully reflected on the Company’s financial statements and accrued in accordance with applicable accounting principles consistently applied. Except as required by Law, no condition exists that would prevent the Company or Parent from terminating or amending any International Employee Plan at any time for any reason without liability to the Company or its ERISA Affiliates (other than ordinary administration expenses or routine claims for benefits). As of the Agreement Date, no action is pending or, to the Knowledge of the Company, threatened in writing that would result in a liability under an International Employee Plan to the Company. (e) No Pension Plan. None of the Company or any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan subject to Title IV of ERISA or Section 412 of the Code. -47-

(f) No Self-Insured Plan. None of the Company or any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to any self-insured plan that provides benefits to Employees (including any such plan pursuant to which a stop loss policy or contract applies). (g) Collectively Bargained, Multiemployer and Multiple Employer Plan. At no time has the Company or any ERISA Affiliate contributed to or been obligated to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). None of the Company or any ERISA Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in Section 413 of the Code. (h) No Post-Employment Obligations. No Company Employee Plan or Employee Agreement provides, or reflects or represents any Liability to provide, post-employment or retiree life insurance, health or other employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable statute, and the Company has not ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other Person that such Employee(s) or other Person would be provided with post-employment or retiree life insurance, health or other employee welfare benefits, except to the extent required by statute. (i) Effect of Transaction. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent events) shall (i) result in any payment or benefit (including severance, bonus or otherwise) becoming due to any Employee of the Company, (ii) result in any forgiveness of Indebtedness with respect to any Employee, (iii) materially increase any benefits otherwise payable by the Company or (iv) result in the obligation to fund benefits or result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code or pursuant to the Parent Arrangements. (j) Employment Matters. The Company is in material compliance with all applicable foreign, federal, state and local laws, rules and regulations, collective bargaining agreements and arrangements, extension orders and binding customs respecting employment, including but not limited to: employment practices, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants and employees as exempt or non- exempt), Tax withholding, prohibited discrimination, harassment, and retaliation, equal employment opportunity, fair employment practices, statutory leaves of absence, meal and rest periods, vacation, sick and other paid time off, immigration status, employee safety and health, wages and hours (including overtime wages), compensation and hours of work, pay equity, and in each case, with respect to Employees: (i) has withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). The Company has paid in full to all current and former Employees, independent contractors, and consultants all wages, salaries, commissions, bonuses, benefits, and other compensation that are due and owing to such Persons. Except as set forth in Section 2.20(j) of the Disclosure Schedule, there are no Legal Proceedings, administrative matters, complaints, grievances, or investigations pending, or to the Knowledge of the Company, threatened against the Company or any of Employees relating to any Employee, Employee Agreement or Company Employee Plan, including (without limitation), any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, compensation, misclassification of workers, or any other employment related matter arising under applicable Law. There are no pending or, to the Knowledge of the Company, threatened claims or -48-

actions against Company or any Company trustee under any worker’s compensation policy or long term disability policy. The Company is not a party to a conciliation agreement, consent decree or other agreement or Order with any federal, state, or local agency or governmental authority with respect to employment practices. The services provided by each employee is terminable at the will of the Company and the Company has no obligation to provide any particular form or period of notice prior to terminating the employment of any employee, and any such termination would result in no Liability to the Company other than claims for severance pay and benefits as set forth in Section 2.20(j) of the Disclosure Schedule. The Company is in material compliance with laws applicable to classification of: (1) any Person as an independent contractor rather than as an employee under applicable federal and state law, (2) any employee leased from another employer, or (3) any employee currently or formerly classified as exempt from overtime wages under applicable federal and state law. No former Employee (or spouse or other dependent of any former Employee) of the Company is receiving, scheduled to receive, owed, entitled to, or eligible for any benefits (whether from the Company or otherwise) relating to such former Employee’s service with the Company. (k) Labor. No strike, labor dispute, slowdown, concerted refusal to work overtime, or work stoppage against the Company is pending, or to the Knowledge of the Company, threatened. There are no activities or Legal Proceedings of any labor union to organize any current employees. There are no Legal Proceedings or labor disputes or grievances pending or, to the Knowledge of the Company, threatened relating to any labor matters involving any current employee, including charges of unfair labor practices. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act, and the Company has not received any correspondence, charges, complaints, notices or orders from the National Labor Relations Board or any state labor relations agency or any labor organization during the period from the date four (4) years prior to the Agreement Date, and there are no arbitration opinions interpreting and enforcing any labor agreement to which the Company is a party, or by which the Company is bound. The Company is not presently, nor has been in the past, a party to, or bound by, any collective bargaining agreement or arrangement or union contract with respect to Employees, and no collective bargaining agreement is being negotiated by the Company. The Company has not taken any action that would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local Law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local Law, or incurred any liability or obligation under WARN or any similar state or local Law that remains unsatisfied. No terminations prior to the Closing (not associated with this Agreement or the transactions thereby) would trigger any notice or other obligations under the WARN Act or similar state or local law. (l) No Interference or Conflict. To the Knowledge of the Company, no stockholder, director, officer, Employee of the Company is obligated under any contract or agreement, or subject to any Order of any court or administrative agency, that would conflict with such Person’s employment with the Company, interfere with such Person’s efforts to promote the interests of the Company or that would interfere with the business of the Company. Neither the execution nor delivery of this Agreement, nor the carrying on of the business of the Company as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the business of the Company as presently conducted or proposed to be conducted shall, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees, or consultants is now bound. (m) Certain Employee Matters. Section 2.20(m) of the Disclosure Schedule contains a correct and complete list of the current employees of the Company as of the Agreement Date and shows with respect to each such employee (i) the employee’s name (or employee identification number if the employee’s name must be redacted as required by applicable Laws), position held, base salary or hourly -49-

wage rate, as applicable, including each employee’s designation as either exempt or non-exempt, and all other remuneration payable and other benefits provided or which the Company is bound to provide (whether at present or in the future) to each such employee, and includes, if any, particulars of all profit sharing, incentive, commissions, and bonus arrangements to which the Company is a party, (ii) the date of hire, (iii) vacation or paid time off eligibility for the current calendar year (including accrued paid time off from prior years), (iv) leave status (if applicable), (v) visa status, (vi) the name of any union, collective bargaining agreement or other similar labor agreement covering such Employee, (vii) employing entity and location of employment, (viii) relevant prior notice period required in the event of termination, (ix) any severance or termination payment (in cash or otherwise) to which any employee could be entitled, and (x) any promises or commitments made to them with respect to changes or additions to their compensation or benefits. No Employee has given notice to the Company to terminate his or her employment with the Company, and to the Knowledge of the Company, no employee listed on Section 2.20(m) of the Disclosure Schedule intends to terminate his or her employment for any reason, other than in accordance with the employment arrangements provided for in this Agreement. There are no performance improvements or disciplinary actions contemplated or pending against any of the Employees. (n) Contractor List. Section 2.20(n) of the Disclosure Schedule lists, as of the Agreement Date, (i) all current independent contractors, consultants and advisors to the Company, (ii) the location at which such independent contractors, consultants and advisors are providing services; (iii) the dates of engagement, and the notice or termination provisions applicable to the individual; (iv) the amounts paid to such independent contractors, consultants and advisors in 2018 and 2019, and the terms of the compensation; and (v) description of the independent contractor’s services. Except as set forth on Section 2.20(n) of the Disclosure Schedule, all independent contractors, consultants and advisors to the Company can be terminated immediately and without notice or Liability on the part of the Company. (o) Misconduct. No allegations of sexual harassment or sexual misconduct while employed by, or providing services to, the Company have been made or threatened against (i) any Key Employee, or any current or former officer or director of the Company or (ii) any Employee of the Company or any current or former officer or director of the Company. The Company has not entered into any settlement agreement or conducted any investigation related to allegations of sexual harassment or sexual misconduct by or regarding any current or former employee, contractor, director, officer or other representative of the Company. To the extent required by applicable Law, the Company has established and distributed to its Employees a policy against harassment and a complaint procedure, and it has required all managers and staff employees to undergo anti-harassment training. (p) Work Authorization. The Company is in compliance with the requirements of the Immigration Reform Control Act of 1986. 2.21 Insurance. Section 2.21 of the Disclosure Schedule lists, as of the Agreement Date, all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (in such capacities as employees, officers and directors) of the Company, including the type of coverage, the carrier, the policy limits of coverage, the term and the annual premiums of such policies. There are and have been no claims in the last five (5) years for which an insurance carrier has denied or threatened to deny coverage. All premiums due and payable under all such policies and bonds have been paid (or if installment payments are due, shall be paid if incurred prior to the Closing Date), and the Company is otherwise in material compliance with the terms of such policies and bonds. 2.22 Compliance with Laws. The Company is, and during the five (5) year period preceding the Agreement Date the Company has been, in compliance in all material respects with all Laws and Orders applicable to the Company and any of the Company’s business, properties or assets. To the Knowledge of the Company, no condition or state of facts exists that is reasonably likely to give rise to a material violation -50-

by the Company of, or a material liability of the Company under, any applicable Law or Order. During the five (5) year period preceding the Agreement Date, the Company has not received any written, or, to the Knowledge of the Company, oral, notice to the effect that a Governmental Entity claimed or alleged that the Company was not in compliance in all material respects with all Laws or Orders applicable to the Company and any of its business, properties, or assets. To the Knowledge of the Company, the Company is not under investigation with respect to the violation of any Laws. No director, officer, or, to the Knowledge of the Company, agent, employee, consultant, representative or other Person acting on behalf of the Company has, directly or indirectly, violated any provision of any Privacy Requirements or Trade Laws. 2.23 Export Control and Sanctions Laws. During the five (5) year period preceding the Agreement Date, the Company has conducted its export transactions in compliance in all material respects with applicable provisions of United States export and re-export controls and sanctions laws and regulations, including the Export Administration Act and Regulations, the Foreign Assets Control Regulations, the International Traffic in Arms Regulations, other controls administered by the United States Department of Commerce or the United States Department of State, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and all other applicable import/export controls and sanctions laws and regulations in other countries in which the Company conducts business (collectively, “Trade Laws”). The Company has not engaged in any unlawful transactions or dealings with, or exported any products, technology, or services to, (a) any country or territory that is subject to a U.S. Government embargo (currently, Cuba, Iran, North Korea, Syria, and the Crimea Region) (collectively, the “Embargoed Countries”); (b) any instrumentality, agent, entity, or individual that is located in, or acting on behalf of, or directly or indirectly owned or controlled by any governmental entity of, any Embargoed Country; (c) any individual or entity identified on any list of designated and prohibited parties maintained by the U.S. Government, including, but not limited to, the List of Specially Designated Nationals and Blocked Persons, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identifications List, which are maintained by OFAC, or the Entity List, Denied Persons List, or Unverified List, which are maintained by the Bureau of Industry and Security of the U.S. Commerce Department (collectively, the “Prohibited Party Lists”). None of the Company or its actual or beneficial owners appears on a Prohibited Party List. Without limiting the foregoing: (a) the Company has obtained all material export and import licenses, license exceptions and other consents, notices, waivers, approvals, Orders, authorizations, registrations, declarations and filings with any Governmental Entity required for (i) the export, import and re-export of products, services, software and technologies and (ii) releases of technologies and software to foreign nationals located in the United States and abroad (collectively, “Export Approvals”), (b) the Company is in material compliance with the terms of all applicable Export Approvals, (c) there are no pending or, to the Knowledge of the Company, threatened claims against the Company with respect to such Export Approvals, (d) there are no actions, conditions or circumstances pertaining to the Company’s export transactions that would reasonably be expected to give rise to any future claims and (e) no Export Approvals for the transfer of export licenses to Parent or the First-Step Surviving Corporation are required, except for such Export Approvals that can be obtained expeditiously and without material cost. None of the Company or any of the Company’s officers, directors or employees are or have been the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to violations of export control and sanctions laws and regulations. 2.24 Foreign Corrupt Practices Act. Neither the Company, nor any director or officer, nor any Affiliate, employee, or agent of the Company (in each case, in their capacities as such or relating to their employment, services or relationship with the Company), has (a) directly or indirectly made, offered, promised, authorized, solicited, or accepted any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to or from any Person, including a “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof, or candidate for foreign political office, regardless of what form, whether in money, -51-

property, or services (i) to obtain favorable treatment for business or Contracts secured, (ii) to pay for favorable treatment for business or Contracts secured, (iii) to obtain special concessions or for special concessions already obtained; (iv) to improperly influence or induce any act or decision, (v) to secure any improper advantage, or (vi) in violation of applicable Law (including the FCPA) or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company. The Company has established and maintains internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) reasonably designed to promote compliance with the FCPA and other applicable anti-corruption laws (collectively, the “Anti-Corruption Laws”) and to ensure that all books and records of the Company accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets. None of the Company or any of the Company’s directors, officers, or employees are or have been the subject of any allegation, voluntary disclosure, investigation, prosecution, or other enforcement action related to the Anti-Corruption Laws. 2.25 Suppliers, Customers and Resellers. (a) Section 2.25(a) of the Disclosure Schedule sets forth a correct and complete list of: (i) the fifteen (15) largest suppliers to the Company for the fiscal year ended January 31, 2020 and the six-month period ended July 31, 2020 (in each case, based on the Dollar amount paid to such supplier during such year) (the “Top Suppliers”); (ii) the twenty-five (25) largest customers of the Company for the fiscal year ended January 31, 2020 and the six-month period ended July 31, 2020 (in each case, based on the Dollar amount of revenue recognized during such year) (the “Top Customers”); and (iii) the twenty- five (25) largest reseller partners of the Company for the fiscal year ended January 31, 2020 and the six- month period ended July 31, 2020 (in each case, based on the Dollar amount of revenue recognized during such year) (the “Top Resellers”); (b) As of the Agreement Date, the Company has not received any written or, to the Company’s Knowledge, oral notice from any Top Supplier, Top Customer or Top Reseller that was a Top Supplier, Top Customer or Top Reseller as of July 31, 2020 to the effect that it (i) has changed, modified, amended or reduced, or is reasonably likely to change, modify, amend or reduce, its business relationship with the Company in a manner that is, or is reasonably likely to be, adverse to the Company in any material respect, or (ii) shall fail to perform, or is reasonably likely to fail to perform, its obligations under any Contract with the Company in any manner that is, or is reasonably likely to be, adverse to the Company in any material respect. 2.26 Compliance with Regulation D. The Company is aware that the Parent Class A Common Stock to be issued pursuant to the transactions contemplated by this Agreement shall constitute “restricted securities” within the meaning of the Securities Act. At no time was any Company Stockholder solicited by the Company by means of general advertising or general solicitation in violation of Regulation D under the Securities Act in connection with this Agreement or the transactions contemplated by this Agreement; provided that the Company does not make any representation or warranty as to whether the solicitation of the Stockholder Approval in accordance with Section 4.1 or its compliance with the terms of this Agreement constitutes general advertising or general solicitation. ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS Except as disclosed in the Parent SEC Documents filed prior to the Agreement Date but without giving effect to any amendment to any such document filed after the Agreement Date, and excluding any disclosures in any risk factors section that do not constitute statements of fact, disclosures in any forward- looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward- -52-

looking in nature (it being agreed that this exception for disclosures in Parent SEC Documents shall (i) not be applicable to Section 3.5(a), Section 3.11 or Section 3.12 and (ii) only apply to the extent the relevance of any such disclosure to a particular representation and warranty is readily apparent from the actual text of the disclosure without any reference to extrinsic documentation or any independent knowledge on the part of the reader regarding the matter disclosed), each of Parent, Merger Sub I and Merger Sub II hereby represents and warrants to the Company as follows: 3.1 Organization. Each of Parent, Merger Sub I and Merger Sub II is duly organized or formed, validly existing and in good standing under the laws of the State of Delaware. Each of Parent, Merger Sub I and Merger Sub II has the requisite corporate or other legal power and authority, as applicable, to own, operate, distribute and lease its assets and properties and to conduct its business as it is now being conducted. Parent is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing, individually or in the aggregate with any other such failures, would reasonably be expected to result in a Material Adverse Effect to it. Each of Parent, Merger Sub I and Merger Sub II is not in any violation of any of the provisions of its charter documents. 3.2 Authority and Enforceability. Each of Parent, Merger Sub I and Merger Sub II has all requisite corporate or other legal power and authority, as applicable, to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent, Merger Sub I and Merger Sub II of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, as applicable, on the part of Parent, Merger Sub I and Merger Sub II. This Agreement and any Related Agreements to which any of Parent, Merger Sub I and Merger Sub II is a party have been, or (in the case of the Related Agreements executed after the Agreement Date) as of the Effective Time, shall be, duly executed and delivered by Parent, Merger Sub I and Merger Sub II, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto constitute, or (in the case of Related Agreements executed after the Agreement Date) shall constitute when executed and delivered, the valid and binding obligations of Parent, Merger Sub I and Merger Sub II, as the case may be, enforceable against each of Parent, Merger Sub I and Merger Sub II, as the case may be, in accordance with their terms, subject to (a) Laws of general application relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (b) general principles of equity. 3.3 Capitalization. (a) As of August 21, 2020, the authorized capital stock of Parent consists of 1,104,129,050 shares, par value $0.00002 per share, of which (i) 1,000,000,000 shares are designated as Class A Common Stock, of which 92,700,343 shares are issued and outstanding, (ii) 94,129,050 shares are designated as Class B Common Stock, of which 13,421,568 shares are issued and outstanding, and (iii) 10,000,000 shares are designated as Preferred Stock, of which 0 shares are issued and outstanding. As of August 21, 2020, (A) options to acquire 338,415 shares of Parent Class A Common Stock and 7,396,847 shares of Parent Class B Common Stock were outstanding pursuant to Parent’s Equity Incentive Plans and (B) 4,466,258 restricted stock units covering shares of Parent Class A Common Stock were outstanding pursuant to the Parent Equity Incentive Plans. As of August 21, 2020 (w) 13,421,568 shares of Parent Class A Common Stock were reserved for issuance upon the conversion of issued and outstanding Parent Class B Common Stock, (x) 7,396,847 shares of Parent Class A Common Stock were reserved for issuance upon the conversion of shares of Parent Class B Common Stock issuable upon the exercise of options outstanding pursuant to Parent’s Equity Incentive Plans, (y) 13,463,879 shares of Parent Class A Common Stock were reserved for issuance pursuant to Parent’s Equity Incentive Plans, and (z) 2,918,754 shares of Parent Class A Common Stock were reserved for issuance under Parent’s Employee Stock Purchase Plan. -53-

(b) As of the Agreement Date, except as set forth in Section 3.3(a), (i) there are no authorized, issued or outstanding Equity Interests of the Company and (ii) no Person is party to any Contract of any character to which Parent is a party (1) obligating Parent to issue or sell, or cause to be issued or sold, any Equity Interests of Parent or other rights to purchase or otherwise acquire any Equity Interests of Parent. (c) Immediately prior to the Closing, the shares of Parent Class A Common Stock to be issued to the Accredited Stockholders in connection with the Parent Stock Issuance will be duly and validly reserved for issuance. Upon consummation of the Mergers and the other transactions contemplated by this Agreement in accordance with the terms hereof, the shares of Parent Class A Common Stock to be issued to the Accredited Stockholders in the Parent Stock Issuance shall be duly authorized, validly issued, fully paid and nonassessable, and will be free of any Liens other than (i) Liens created by the Company Stockholders and (ii) Liens imposed by securities Laws. Assuming the accuracy of the representations and warranties made by the Company in Section 2.26 and of the Company Stockholders in the Suitability Documentation and Section 2.8 of the Joinder Agreements, the Parent Stock Issuance will comply in all material respects with all Laws, including all federal, state and foreign securities Laws. The Parent Stock Issuance will not, at the time of issuance in accordance with the terms of this Agreement, violate any pre- emptive rights, rights of first offer, rights of first refusal or similar rights of any Person. All shares of Parent Class A Common Stock issuable upon the exercise of Converted Options shall, when issued, be duly authorized, validly issued, fully paid and nonassessable, and will be free of any Liens other than (A) Liens created by the Company Optionholders and (B) Liens imposed by securities Laws. 3.4 No Conflict. The execution and delivery by each of Parent and the Merger Subs of this Agreement and any Related Agreement to which it is a party, and the consummation by each of Parent and the Merger Subs of the transactions contemplated hereby and thereby, shall not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) (a) the Parent Organizational Documents or the organizational documents of the Merger Subs or (b) any Law or Order applicable to Parent or either of the Merger Subs, other than, in the case of this clause (b), such conflicts, violations or defaults as would not, individually or in the aggregate, reasonably be expected to (i) result in a Material Adverse Effect with respect to Parent and its Subsidiaries, taken as a whole or (ii) prevent or materially delay the consummation of the Mergers and the other transactions contemplated by this Agreement. 3.5 Parent SEC Documents; Financial Statements. (a) All statements, reports, schedules, forms and other documents (including exhibits and all information incorporated by reference) required to have been filed by Parent with the SEC since May 16, 2019 (the “Parent SEC Documents”) have been so filed on a timely basis. A true and complete copy of each Parent SEC Document is available on the website maintained by the SEC at http://www.sec.gov. As of their respective filing dates (or, if amended or superseded by a filing prior to the Agreement Date, then on the date of such later filing), each of the Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. None of the Parent SEC Documents, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. During the period from May 16, 2019 through the Agreement Date, Parent has not received from the SEC any written comments with respect to any of the Parent SEC Documents (including the financial statements included therein) that have not been resolved. -54-

(b) The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the “Parent Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto, except in the case of pro forma statements, or, in the case of unaudited financial statements, except as permitted under Form 10-Q under the Exchange Act) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of Parent’s operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, normal and recurring year- end audit adjustments). 3.6 Litigation. As of the Agreement Date, there is no Legal Proceeding pending (or, to the knowledge of Parent or the Merger Subs, being threatened) against Parent or either of the Merger Subs, that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Mergers or any of the other transactions contemplated by this Agreement or that would reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole. 3.7 Compliance with Laws. Parent and its Subsidiaries are, and since December 31, 2019 have been, in compliance with all Laws in connection with the operation of their business, except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole. 3.8 No Prior Activities of Merger Subs. Each of Merger Sub I and Merger Sub II is a direct, wholly owned subsidiary of Parent and was formed solely for the purpose of engaging in the Mergers. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, neither of the Merger Subs has incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person. 3.9 Reorganization. Neither Parent nor either of the Merger Subs has taken or agreed to take any action that is not contemplated by this Agreement, and neither Parent nor either Merger Sub is aware of any facts or circumstances, that would reasonably be expected to prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; provided, however, that neither Parent nor either of the Merger Subs is making any representation or warranty under this Section 3.9 with respect to the value of the Parent Class A Common Stock, either as of the date of this Agreement or as of the Closing, or with respect to whether a decline in the value of the Parent Class A Common Stock could result in a failure of the Mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. 3.10 Governmental Authorization. No consent, notice, waiver, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by, or with respect to, Parent or Merger Subs in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent or Merger Subs are a party or the consummation of the transactions contemplated hereby and thereby, except for (a) such consents, notices, waivers, approvals, Orders, authorizations, registrations, declarations and filings as may be required under applicable securities Laws (b) the filing of the Certificates of Merger as provided in Section 1.2 hereof and (c) such filings and notifications as may be required to be made by Parent or Merger Subs in connection with the Mergers under the HSR Act, and the expiration or early termination of applicable waiting periods under the HSR Act. 3.11 No Changes. Since December 31, 2019, there has not occurred a Material Adverse Effect with respect to Parent and its Subsidiaries, taken as a whole. -55-

3.12 WKSI. As of the Agreement Date, Parent is a WKSI. 3.13 Financing. As of the Agreement Date Parent has, and at the Closing Parent will have sufficient funds available to it (including cash, available lines of credit or other sources of immediately available funds) to permit Parent and the Merger Subs to consummate the Mergers upon the terms contemplated by this Agreement, including the payment of all amounts payable hereunder or otherwise as a result of the Mergers. 3.14 Brokers’ and Finders’ Fees. Except for fees owed to Morgan Stanley and Union Square Advisors, Parent has not incurred, and shall not incur, directly or indirectly, any Liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement or any transaction contemplated hereby. ARTICLE IV STOCKHOLDER AND TAX MATTERS 4.1 Company Board Recommendation; Stockholder Notice; Security Holder Notice. (a) Once the Company Stockholder Approval shall have been obtained, neither the Board nor any committee thereof shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify in a manner adverse to Parent, the unanimous recommendation of the Board that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Mergers and the transactions contemplated hereby. (b) Within five (5) Business Days following the Agreement Date, the Company shall prepare, with the cooperation of Parent, and send to each Company Stockholder (other than the Company Stockholders who previously executed the Company Stockholder Approval), a notice (as it may be amended or supplemented from time to time, the “Stockholder Notice”) comprising (i) the notice contemplated by Section 228(e) of the DGCL of the taking of a corporate action without a meeting by less than a unanimous written consent, (ii) the notice contemplated by Section 262(d)(2) of the DGCL, together with a copy of Section 262 of the DGCL and (iii) an information statement to the Company Stockholders. The Stockholder Notice shall include (x) a statement to the effect that the Board had unanimously recommended that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Mergers and the transactions contemplated hereby, and (y) such other information as Parent and the Company may agree is required or advisable under the DGCL to be included therein. Following the mailing of the Stockholder Notice, no amendment or supplement to the Stockholder Notice shall be made by the Company without the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business, financial statements and affairs as, in the reasonable judgment of Parent or its counsel, may be required or advisable to be included under the DGCL in the Stockholder Notice or in any amendment or supplement thereto, and Parent and the Company agree to cause their respective Representatives to cooperate in the preparation of the Stockholder Notice and any amendment or supplement thereto. (c) Prior to the Effective Time, the Company shall provide the Company Security Holders (other than the Company Stockholders so notified pursuant to Section 4.1(b)) with valid and timely notification of the Mergers to the extent required by the terms and conditions of this Agreement, the Charter Documents, any Laws, or any agreement or instruments governing the Company Securities (other than the Company Capital Stock). -56-

4.2 Tax Matters. (a) Preparation of Tax Returns and VDA Actions. (i) The Company shall prepare and timely file, or shall cause to be prepared and timely filed, all Tax Returns that are required to be filed by the Company (taking into account any extension properly obtained) on or before the Closing Date (“Company Prepared Returns”), and shall pay, or cause to be paid, all Taxes of the Company due on or before the Closing Date. All Company Prepared Returns shall be prepared by treating items on such Tax Returns in a manner consistent with the past practices of the Company with respect to such items, except as otherwise required by applicable Law. At least twenty (20) days prior to filing a Company Prepared Return that is an income or other material Tax Return, the Company shall submit a copy of such Tax Return to Parent for Parent’s review and approval (which shall not be unreasonably withheld, conditioned or delayed) and shall make such revisions to such Tax Returns as are requested by Parent. Prior to the Closing Date, the Company shall not initiate any discussions with a Governmental Entity with respect to Taxes, or enter into any voluntary disclosures with respect to Taxes, without prior written notice to, and consent of, Parent (such consent not to be unreasonably withheld, conditioned or delayed). (ii) Parent shall prepare or cause to be prepared and file or cause to be filed, all Tax Returns for the Company for a Pre-Closing Tax Period or Straddle Period that are required to be filed after the Closing Date (the “Parent Prepared Returns”). All such Parent Prepared Returns that are not for a Straddle Period (other than Tax Returns prepared in connection with a VDA Action) shall be prepared in a manner consistent with the Company’s past practice, except (x) as otherwise required by applicable Law or (y) to the extent that any such deviation from past practice could not reasonably be expected to give rise to an increased claim for indemnification under this Agreement. (iii) Notwithstanding any other provisions of this Agreement to the contrary, Parent may enter into a voluntary disclosure agreement with respect to sales and use Taxes of the Company or otherwise to voluntarily correct a Tax practice (including one relating to the filing, reporting, withholding, or payment of any Tax) in respect of a Pre-Closing Tax Period (each a “VDA Action”), without seeking the advance written consent of the Stockholder Representative; provided, however, that Parent shall not be indemnified under this Agreement for any Unpaid Pre-Closing Taxes or other VDA Losses paid or incurred as a result of any VDA Action unless each of the following conditions are satisfied: (x) Parent shall have provided notice to the Stockholder Representative prior to initiating such VDA Action; (y) Parent shall have permitted the Stockholder Representative to participate in such VDA Action at its own expense, and (z) Parent shall not have settled such VDA Action without the prior approval of the Stockholder Representative (which approval shall not be unreasonably withheld, conditioned or delayed). Any Unpaid Pre-Closing Taxes with respect to a VDA Action for which Parent is entitled to be indemnified for, together with interest, penalties and fines that may be assessed with respect to such Taxes and the reasonable, costs and expenses of the third-party advisors (including attorneys and accountants) engaged by Parent and/or the Company, in each case, in connection with the evaluation of, preparation for, filing of, defense and/or settlement of any VDA Action shall be referred to herein as “VDA Losses.” (b) Cooperation. Parent and the Stockholder Representative shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of any Tax Returns with respect to the Company or its operations and any pending or threatened audit, Legal Proceedings or assessments with respect thereto or to Taxes owed by the Company. Such cooperation shall include Parent’s retention and provision of records and information that are reasonably relevant to any such audit or other Legal Proceedings and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. In furtherance of the foregoing, the Company (before the Closing Date) and the Stockholder Representative (after the Closing Date) agree to -57-

cooperate with Parent and provide any relevant information within their possession (or reasonably available) requested by Parent that is reasonably necessary for Parent to determine the limitations, if any, on any of the Company’s Tax loss carryforwards under Sections 382, 383 and 384 of the Code or any similar provision of Law of any other jurisdiction applicable to any of the Company. Notwithstanding the foregoing or any other provision herein to the contrary, in no event shall the Company be entitled to review or otherwise have access to any income Tax Return, or information related thereto, of Parent or its Affiliates (other than income Tax Returns of the Company for taxable periods ending on or prior to the Closing Date). (c) Transfer Taxes. All Transfer Taxes incurred as a result of the transactions contemplated in this Agreement shall be borne by the Company Indemnitors. The party responsible under applicable law shall file all related Tax Returns and each of Parent, and the Company Indemnitors shall cooperate in connection with any such filings. (d) Tax Treatment. The Mergers are intended to be treated as integrated steps in a single transaction and together to qualify as a “reorganization” within the meaning of Section 368(a)(1) of the Code, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and Section 1.368-3. Each of Parent and the Company shall report the Mergers as a reorganization within the meaning of Section 368(a)(1) of the Code on its U.S. federal income Tax Return for the taxable year including the Closing Date and shall file all applicable U.S. state and local income Tax Returns in a manner consistent with the Mergers constituting a reorganization unless otherwise required by applicable Law. Neither of the Company, nor Parent shall (and after the Closing, Parent shall not permit the Company or any other Affiliate of Parent to) knowingly take any action that would reasonably be expected to prevent the Mergers from being treated as a reorganization for U.S. federal income Tax purposes, other than any actions that are required by the provisions of this Agreement. Notwithstanding the foregoing, Parent makes no representations or warranties to the Company or to any Company Security Holder regarding the Tax treatment of the Mergers, or any of the Tax consequences to the Company or any Company Security Holder of this Agreement, the Mergers or any of the other transactions or agreements contemplated hereby. The Company acknowledges that the Company and the Company Security Holders are relying solely on their own Tax advisors in connection with this Agreement, the Mergers and the other transactions and agreements contemplated hereby. 4.3 Allocation Schedule. (a) The Company shall prepare and deliver to Parent a spreadsheet (the “Allocation Schedule”) at least three (3) Business Days prior to the Closing and reasonably satisfactory to Parent, which Allocation Schedule shall be dated as of the Closing Date and shall set forth all of the information (in addition to the other required data and information specified therein) set forth on Schedule D hereto, as of immediately prior to the Closing. Notwithstanding the foregoing or anything in Schedule D to the contrary, the Allocation Schedule shall be appropriately modified to the extent necessary to give effect to Section 1.7(a)(ii), if applicable. (b) The Allocation Schedule shall be accompanied by reasonably detailed back-up documentation for the calculations contained therein. The Company shall make available to Parent and its Representatives the work papers (subject to the execution of customary work paper access letters, if requested) and other books and records used in preparing the Allocation Schedule and reasonable access to Employees of the Company as Parent may reasonably request in connection with its review of the Allocation Schedule, and will otherwise cooperate in good faith with Parent’s and its Representatives review and shall take into consideration in good faith any comments of Parent on the Allocation Schedule. Notwithstanding the foregoing, in no event will any of Parent’s rights be considered waived, impaired or otherwise limited as a result of Parent not making an objection prior to the Closing or its making an objection that is not fully implemented in a revised Allocation Schedule, as applicable. -58-

4.4 Securities Law Exemption; Transfer Restrictions; Stop-Transfer Instructions, Securities Law Compliance. (a) Each of the parties hereto (other than the Stockholder Representative) shall use its reasonable best efforts to cause the issuance of all shares of Parent Class A Common Stock contemplated by this Agreement in connection with the Mergers to validly qualify for an exemption from the registration and prospectus delivery requirements of the Securities Act and the equivalent state “blue sky” laws. (b) The shares of Parent Class A Common Stock constitute “restricted securities” under the Securities Act, and may not be transferred absent registration under the Securities Act or an exemption therefrom, and any such transfer shall be subject to compliance with applicable state securities Laws. All shares of Parent Class A Common Stock issued in connection with this Agreement shall bear a legend or legends referencing restrictions applicable to such shares under applicable securities Laws and under this Agreement, which legend shall state in substance: “The securities evidenced by this certificate have been issued and sold without registration under the United States Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state of the United States (a “State Act”) in reliance upon certain exemptions from registration under said acts. The securities evidenced by this certificate cannot be sold, assigned or otherwise transferred within the United States unless such sale, assignment or other transfer is (i) made pursuant to an effective registration statement under the Securities Act and in accordance with each applicable State Act or (ii) exempt from, or not subject to, the Securities Act and each applicable State Act.” Parent shall instruct its transfer agent to remove such legend from the shares of Parent Class A Common Stock issued hereunder on the six-month anniversary of the Closing Date subject to Rule 144 under the Securities Act. (c) Notwithstanding the foregoing, any Accredited Stockholder may transfer shares of Parent Class A Common Stock received in the Merger in a transaction that does not constitute a sale under Rule 144 to (i) to an Affiliate of such Accredited Stockholder, (ii) if the Accredited Stockholder is an individual, to an immediate family member or trust for the benefit of such Accredited Stockholder or one or more of such Accredited Stockholder’s immediate family members, (iii) pursuant to the laws of testamentary or intestate succession or otherwise involuntarily transferred by operation of law, or (iv) if the Accredited Stockholder is a partnership, corporation, or limited liability company, to any one or more partners, stockholders or members thereof; provided, however, that (A) such Accredited Stockholder shall give Parent written notice prior to the time of such transfer stating the name and address of the transferee and identifying the shares being transferred to the transferee and (B) such transferee shall agree in writing, in form and substance reasonably satisfactory to Parent, to be bound by the provisions of this Section 4.4. Any such transferee of shares pursuant to this Section 4.4(c) is referred to herein as a “Permitted Transferee.” (d) To ensure compliance with the restrictions imposed by this Agreement, Parent may issue appropriate “stop-transfer” instructions to its transfer agent. Parent shall not be required (i) to transfer on its books any shares of Parent Class A Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares of Parent Class A Common Stock, or to accord the right to vote or pay dividends, to any purchaser or other transferee to whom such shares of Parent Class A Common Stock has been purportedly so transferred. -59-

4.5 Indemnification of Directors and Officers of the Company. (a) During the period ending six (6) years after the Effective Time (and, if applicable, for any subsequent period of time during the pendency, and through the resolution, of any D&O Indemnifiable Matter(s) initiated during such six-year period), the First-Step Surviving Corporation, the Surviving Entity or their respective successors shall, and Parent shall cause the First-Step Surviving Corporation, the Surviving Entity or their respective successors to, fulfill their obligations to the present and former members of the Board and present and former officers of the Company (such directors and officers being herein called the “Company Indemnitees”) pursuant to the terms of the Charter Documents as in effect on the Agreement Date and any indemnification agreements between the Company and such Company Indemnitees set forth on Section 4.5(a) of the Disclosure Schedule (such obligations, collectively, the “D&O Indemnifiable Matters”). Notwithstanding the foregoing, the obligations of Parent and the First- Step Surviving Corporation, the Surviving Entity or their respective successors in respect of the D&O Indemnifiable Matters (i) shall be subject to any limitation imposed by applicable Law, the terms of the Charter Documents and/or the terms of the applicable indemnification agreement and (ii) shall not be deemed to release any Company Indemnitee who is also an officer or director of the Company from his or her obligations pursuant to this Agreement or any Related Agreement to which such Person is a party. (b) Prior to the Effective Time, the Company shall purchase and fully pay (and such purchase price shall be included in Third Party Expenses of the Company) for an extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance coverage in a form reasonably acceptable to Parent that shall provide the Company Indemnitees with coverage for six (6) years following the Effective Time of not less than the existing coverage and have other terms not materially less favorable to the insured persons than the Company’s directors’ and officers’ liability insurance coverage presently maintained by the Company (the “D&O Tail Policy”). Parent shall not, and shall cause the First- Step Surviving Corporation and the Surviving Entity to not, take any action to eliminate such D&O Tail Policy. The cost of any D&O Tail Policy shall be considered a Third Party Expense for purposes of this Agreement. At or prior to the Closing, the Company shall provide a copy of the D&O Tail Policy to Parent, along with written confirmation from the insurance provider that the D&O Tail Policy will be bound at Closing. (c) Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 4.5 shall not be terminated or modified in such a manner as to adversely affect any Company Indemnitee to whom this Section 4.5 applies without the consent of such affected Company Indemnitee, it being understood and agreed that the Company Indemnitees are intended to be express third party beneficiaries of this Agreement with rights of enforcement. 4.6 Resale Registration Statement. (a) Promptly following the Agreement Date, Parent shall prepare a registration statement of Parent registering the resale by the Accredited Stockholders of the shares of Parent Class A Common Stock to be issued to the Accredited Stockholders hereunder (such shares, the “Registrable Shares,” and such registration statement, the “Resale Registration Statement”). The Company shall use its commercially reasonable efforts to cause to be completed, executed and delivered by the Company Stockholders and the Company Warrantholder who are, or who the Company reasonably believes to be, Accredited Stockholders, the Selling Stockholder Questionnaires in the form attached hereto as Exhibit M (the “Selling Stockholder Questionnaires”), and will provide all such completed Selling Stockholder Questionnaires that it receives back from Company Stockholders and the Company Warrantholder to Parent. Each Accredited Stockholder who has returned a properly completed Selling Stockholder Questionnaire is referred to herein as a “Selling Stockholder.” -60-

(b) Subject to Section 4.6(d), Parent shall file the Resale Registration Statement with the SEC on the first Business Day following the Closing Date (such first Business Day, the “Registration Deadline”); provided, that, if the Registration Deadline occurs after the twentieth (20th) day (in the case of Parent’s second, third and fourth fiscal quarters) or thirtieth (30th) day (in the case of Parent’s first fiscal quarter) of Parent’s then-current fiscal quarter, and before the date Parent has filed its quarterly report on Form 10-Q or annual report on Form 10-K, as applicable (the applicable period, the “Non-Filing Period”), for the immediately preceding quarter or year, as the case may be, Parent may delay the filing of the Resale Registration Statement to immediately following the filing of such quarterly report on Form 10-Q or annual report on Form 10-K (as applicable, such date, the “Filing Date”). If Parent is eligible to file a Resale Registration Statement on Form S-3 pursuant to Rule 462(e) under the Securities Act (an “Automatic Resale Registration Statement”), the Resale Registration Statement shall be an Automatic Shelf Registration Statement. If Parent is not eligible to use an Automatic Shelf Registration Statement, the Resale Registration Statement shall be on Form S-3, or if Form S-3 is not available to Parent, another appropriate form. If the Resale Registration Statement is not an Automatic Resale Registration Statement, Parent shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective under the Securities Act as soon as practicable after such Resale Registration Statement is filed. Parent will advise the Selling Stockholders, promptly after Parent receives notice thereof, of any request by the SEC for amendment of the Resale Registration Statement or any SEC comments thereon. Once the Resale Registration Statement is declared effective, Parent shall notify the Selling Stockholders of such declaration, and thereafter, subject to the other applicable provisions of this Agreement, shall use commercially reasonable efforts to cause the Resale Registration Statement to be continuously effective and usable until the date that is the one-year anniversary of the Closing Date, or such earlier time as all shares of Parent Class A Common Stock covered by such Resale Registration Statement (i) have been sold pursuant to such Resale Registration Statement or otherwise, (ii) may be transferred under Rule 144 or another similar exemption under the Securities Act without manner of sale or volume restrictions, or (iii) cease to be outstanding (such period, the “Registration Period”). Parent shall cause the Resale Registration Statement (including the documents incorporated therein by reference) to comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act. (c) The Resale Registration Statement, as initially filed, shall include the Registrable Shares of all Selling Stockholders for whom Parent has received completed Selling Stockholder Questionnaires before the third (3rd) Business Day prior to the Closing Date. On the first Filing Date following the Closing, or if the first such Filing Date is for the Company’s 10-K, on such earlier date requested by the Stockholder Representative in writing (so long as such earlier date is at least five (5) Business Days after such request and not within a Non-Filing Period), Parent shall file an amendment or supplement, as appropriate, to the Resale Registration Statement (and any prospectus forming a part of such Resale Registration Statement) to include the Registrable Shares of (i) any Selling Stockholders who deliver Selling Stockholder Questionnaires on or after the third (3rd) Business Day prior to the Closing Date or (ii) any Permitted Transferees (who shall be deemed a Selling Stockholder hereunder following delivery of a Selling Stockholder Questionnaire) who deliver properly completed Selling Stockholder Questionnaires on or after the third (3rd) Business Day prior to the Closing Date. Parent agrees to file one other such amendment or supplement on the twentieth (20th) Business Day after such first amendment or supplement filing (or such earlier or later date requested by the Stockholder Representative in writing (so long as such date is at least five (5) Business Days after such request and not within a Non-Filing Period) to include the Registrable Shares of (i) any other Selling Stockholders who deliver Selling Stockholder Questionnaires after the filing of the initial amendment or supplement or (ii) any Permitted Transferees (who shall be deemed a Selling Stockholder hereunder following delivery of a Selling Stockholder Questionnaire) who deliver properly completed Selling Stockholder Questionnaires on or after the filing of the initial amendment or supplement; provided that Parent is only obligated to make two such filings (although Parent may make additional such filings in its sole discretion), and is only obligated to include in it any such -61-

additional Selling Stockholders Parent has received completed Selling Stockholder Questionnaires on or before the third (3rd) Business Day prior to the applicable filing date. (d) If the Registration Deadline occurs during the ten (10) Business Day period immediately following the end of Parent’s fiscal quarter (such ten (10) Business Day period, the “Delayed Registration Period”) and, at the time of the Registration Deadline, Parent reasonably believes in good faith that there is or may be in existence material nonpublic information or events, the failure of which to be disclosed in the prospectus included in the Resale Registration Statement could result in an untrue statement of a material fact or an omission of any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, then Parent shall (i) as soon as reasonably practicable and in any event no later than the last day of the Delayed Registration Period, make such filings with the SEC as are necessary to disclose such information or events such that the prospectus included in the Resale Registration Statement will not contain any such material misstatement or omission and (ii) file the Resale Registration Statement no later than one (1) Business Day after making the filings pursuant to the foregoing clause (i). (e) Parent shall notify each Selling Stockholder promptly upon discovery that, or upon the discovery of the happening of any event as a result of which, the Resale Registration Statement or any supplement to any prospectus forming a part of the Resale Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, use commercially reasonable efforts to supplement or amend such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading in the light of the circumstances under which they were made. After the Resale Registration Statement becomes effective, Parent shall notify each Selling Stockholder of any request by the SEC that Parent amend or supplement such Resale Registration Statement or prospectus, and Parent shall use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith as may be reasonably necessary to keep the Resale Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by the Resale Registration Statement. Parent shall furnish to each Selling Stockholder such numbers of copies of a prospectus, including a preliminary prospectus, and any supplement to any prospectus, as required by the Securities Act and shall take such other actions (including causing the removal of any restricted legends), as the Selling Stockholders may reasonably request in order to facilitate their disposition of their Registrable Shares, subject to each Selling Stockholder providing any information reasonably requested by Parent to facilitate such action. Parent further agrees to the obligations and undertakings set forth on Schedule G hereto. (f) From the date of this Agreement until the earlier of the date this Agreement is terminated in accordance with its terms and the end of the Registration Period, Parent shall use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, and file with the SEC in a timely manner all reports and other documents required to be filed by Parent under the Securities Act and the Exchange Act. (g) All of the expenses incurred in connection with any registration of Registrable Shares pursuant to this Agreement, including all SEC fees, blue sky registration and filing fees, listing notices and filing fees, printing fees and expenses, transfer agents’ and registrars’ fees and expenses and all fees and expenses of Parent’s outside counsel and independent accountants of Parent shall be paid by Parent. Parent shall not be responsible for any selling expenses of any Selling Stockholder (including any broker’s fees or commissions) or fees or expenses of outside counsel or independent accountants of Selling -62-

Stockholder or, to the extent incurred prior to the Closing, the Company in connection with the Resale Registration Statement. (h) Parent shall use commercially reasonable efforts to cause the shares of Parent Class A Common Stock being issued in the Mergers to be approved for listing (subject to notice of issuance) on the New York Stock Exchange effective as of the Closing. (i) Each of the Accredited Stockholders and their Permitted Transferees are express third party beneficiaries of Section 4.4 and this Section 4.6, each with the right to enforce the terms hereof and thereof against Parent. Notwithstanding anything in Section 7.6 or elsewhere in this Agreement to the contrary, the rights and remedies of each Accredited Stockholder and each Permitted Transferee thereof under Section 4.4 and this Section 4.6 shall by personal to such Person and, unless otherwise expressly agreed in writing by such Accredited Stockholder or Permitted Transferee, the enforcement hereof and thereof shall not be deemed to have been delegated to the Stockholder Representative hereunder or pursuant to the execution of a Joinder Agreement. 4.7 Continuing Employee Retention Awards. Prior to the Closing, Parent shall establish a retention pool in an aggregate amount of $50,000,000 in the form of restricted stock units covering shares of Parent Class A Common Stock (the “Retention Pool”) that will be granted to the Continuing Employees in accordance with Schedule 4.7. The awards to be made out of the Retention Pool (the “Retention Awards”) to any Continuing Employees who enter into Offer Letters with Parent prior to the Closing will be set forth in the applicable Offer Letter. On or before the later of (i) 30 days following the Closing and (ii) the first regularly scheduled meeting of the board of directors or compensation committee of Parent following the Closing, Parent will grant the Retention Awards to Continuing Employees in accordance with Schedule 4.7. ARTICLE V ADDITIONAL AGREEMENTS 5.1 Conduct of the Business of the Company. During the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company shall: (a) subject to applicable Law, conduct its business solely in the Ordinary Course of Business (except to the extent expressly provided otherwise herein or as consented to in writing by Parent); (b) use commercially reasonable efforts to (i) pay and perform all of its undisputed debts and other obligations (including Taxes) when due, (ii) collect accounts receivable when due and not extend credit outside of the Ordinary Course of Business, (iii) sell the Company’s products and services consistent with past practice as to discounting, license, service and maintenance terms, incentive programs and revenue recognition and other terms and (iv) preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it; (c) assure that each of its Contracts entered into after the Agreement Date will not require the procurement of any consent, waiver or novation or provide for any change in the obligations of any party thereto in connection with, or terminate as a result of the consummation of, the Mergers; and (d) promptly notify Parent of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Mergers. -63-

5.2 Restrictions on Conduct of the Business by the Company. Without limiting the generality or effect of the provisions of Section 5.1 and subject to applicable Law, except as expressly set forth on Section 5.2 of the Disclosure Schedule or as expressly contemplated by the terms hereof, during the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company shall not cause or permit any of the following (except to the extent expressly provided otherwise herein or as consented to in advance in writing by Parent, which consent shall not be unreasonably withheld, conditioned or delayed): (a) amend its Charter Documents or equivalent organizational or governing documents; (b) merge or consolidate itself with any other Person or adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization; (c) declare or pay any dividends on or make any other distributions (whether in cash, stock or other property) in respect of any of its Equity Interests, or split, combine or reclassify any of its Equity Interests or issue or authorize the issuance of any Equity Interests or other securities in respect of, in lieu of or in substitution for its Equity Interests, or repurchase or otherwise acquire, directly or indirectly, any of its Equity Interests except for purchases from former employees, non-employee directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service and issuances in connection with the exercise of any Company Options that are outstanding as of the Agreement Date; (d) (i) except for Contracts with customers, resellers or vendors entered into, amended, renewed or modified in the Ordinary Course of Business, enter into, amend, renew (other than renewals of customer agreements entered into in the Ordinary Course of Business) or modify any (A) Material Contract, (B) any Contract that would (if entered into, amended, renewed or modified prior to the Agreement Date) constitute a Material Contract, or (C) Contract requiring a novation or consent in connection with the Merger or the other transactions contemplated by this Agreement, (ii) violate, terminate (other than non- renewals occurring in the Ordinary Course of Business), or waive any of the terms of any of its Material Contracts, or (iii) enter into, amend, renew, modify or terminate (other than non-renewals occurring in the Ordinary Course of Business) any Contract or waive, release or assign any rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released or assigned would be reasonably likely to (A) adversely affect the Company (or, following consummation of the Merger, Parent or any of its Affiliates) in any material respect, (B) impair the ability of the Company or the Stockholder Representative to perform their respective obligations under this Agreement or (C) prevent or materially delay or impair the consummation of the Mergers and the other transactions contemplated hereby; (e) issue, deliver, grant or sell or authorize or propose the issuance, delivery, grant or sale of, or purchase or propose the purchase of, any Company Voting Debt or any Equity Interests, or enter into or authorize or propose to enter into any Contracts of any character obligating it to issue any Equity Interests, other than: (i) the issuance of shares of Company Common Stock pursuant to the exercise of Company Options that are outstanding as of the Agreement Date, (ii) the issuance of shares of Company Common Stock pursuant to the exercise of the Company Warrant or upon conversion of shares of Company Preferred Stock and (iii) the repurchase of any shares of Company Capital Stock from former employees, non-employee directors and consultants in accordance with Contracts providing for the repurchase of shares in connection with any termination of service; (f) (i) hire, or offer to hire any additional officers or any other employees, or any consultants or independent contractors, (ii) terminate the employment (which, for purposes of clarity, shall not include a voluntary termination by an employee), change the title, office or position, or materially -64-

reduce the responsibilities or terms and conditions of employment of any employee of the Company, (iii) enter into, amend or extend the term of any (X) employment or consulting agreement, bonus arrangement, severance agreement or retention bonus, or (Y) change of control agreement with, or Company Option held by, any officer, employee, consultant or independent contractor, (iv) enter into any Contract with a labor union or collective bargaining agreement (unless required by Law) or (v) add any new members to the Board; (g) make any loans or advances (other than routine expense advances to employees of the Company consistent with past practice) to, or any investments in or capital contributions to, any Person, or forgive or discharge in whole or in part any outstanding loans or advances, or prepay any indebtedness for borrowed money; (h) except for non-exclusive licenses in connection with the provision of the Company Products and the Company services in the Ordinary Course of Business, transfer or license from any Person any rights to any, transfer or license to any Person any rights to any Intellectual Property Rights; (i) transfer or provide a copy of any Company Source Code to any Person (including any current or former employee or consultant of the Company or any contractor or commercial partner of the Company) (other than providing access to Company Source Code to current employees and consultants of the Company involved in the development of the Company Products on a need to know basis in the Ordinary Course of Business and provided each such employee or consultant has executed a Personnel Agreement) or materially amend or replace any Company Privacy Policy; (j) take any action regarding a patent, patent application or other Intellectual Property Right, other than filing continuations for existing patent applications or completing or renewing registrations of existing patents, domain names, trademarks or service marks in the Ordinary Course of Business; (k) sell, lease, license or otherwise dispose of or encumber (other than Permitted Liens) any of its properties or assets, other than non-exclusive licenses of Company Products in the Ordinary Course of Business, or enter into any Contract with respect to the foregoing; (l) issue, deliver, or provide any new releases for any of the Company Products to any Person; (m) enter into any operating lease in excess of $150,000 or any leasing transaction of the type required to be capitalized in accordance with GAAP; (n) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others; (o) (i) pay, discharge or satisfy (A) any Liability to any Person who is an officer, director or stockholder of the Company, other than compensation due for services as an officer or director, in the Ordinary Course of Business or (B) any claim or Liability arising other than in the Ordinary Course of Business, other than the payment, discharge or satisfaction of Liabilities reflected or reserved against in the Financials and Third Party Expenses, (ii) defer payment of any accounts payable other than in the Ordinary Course of Business, or (iii) give any discount, accommodation or other concession other than in the Ordinary Course of Business, in order to accelerate or induce the collection of any receivable; (p) make any capital expenditures, capital additions or capital improvements in excess of $50,000 individually or $300,000 in the aggregate; -65-

(q) materially change the amount of, or terminate, any insurance coverage; (r) cancel, release or waive any material claims or rights held by the Company; (s) (i) adopt, establish, enter into, terminate, discontinue or amend any Company Employee Plan, except in each case as required under ERISA, applicable Law or as necessary to maintain the qualified status of such plan under applicable Law, (ii) accelerate the payment, funding or vesting of any compensation or benefits of any Employee, (iii) pay any bonus or other incentive compensation to any Employee, or (iv) increase the compensation or benefits of any Employee (other than, with respect to clauses (iii) and (iv), pursuant to preexisting plans, policies or Contracts that have been disclosed to Parent and are set forth on Section 5.2(s) of the Disclosure Schedule); (t) grant or pay, or enter into any Contract providing for the granting or payment of any severance, change of control, retention or termination pay or benefits to any Person (other than payments or benefits provided pursuant to preexisting plans, policies or Contracts that have been disclosed to Parent and are set forth on Section 5.2(t) of the Disclosure Schedule); (u) (i) commence a lawsuit other than (A) for the routine collection of bills, (B) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business (provided that the it consults with Parent prior to the filing of such a suit) or (C) for a breach or threatened breach of this Agreement or (ii) settle or agree to settle any pending or threatened lawsuit or other written dispute; (v) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to its business, or enter into any Contract with respect to a joint venture, strategic alliance or partnership; (w) make, change or revoke any Tax election, adopt or change any Tax accounting method or period, file any federal, state, or non-U.S. income Tax Return or any other material Tax Return without the prior consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), file any amended Tax Return, enter into any closing agreement within the meaning of Section 7121 of the Code (or any similar provision of applicable state, local or non-U.S. Law), voluntary disclosure application or agreement or similar process, apply for any Tax ruling, settle or compromise any Tax claim or assessment, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, enter into any tax allocation agreement, tax sharing agreement or tax indemnity agreement, assume or agree to indemnify any liability for Taxes of another Person, surrender any right to claim a Tax refund, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax if such similar action would have the effect of increasing the Tax liability of Parent or its Affiliates for any Tax period ending after the Closing Date or decreasing any Tax attribute of the Company existing on the Closing Date; (x) change accounting methods or practices (including any change in depreciation or amortization policies) or revalue any of its assets (including writing down the value of inventory or writing off notes or accounts receivable otherwise than in the Ordinary Course of Business), except in each case as required by changes in GAAP as concurred with its independent accountants and after notice to Parent; (y) enter into any agreement for the purchase, sale or lease of any real property; -66-

(z) place or allow the creation of any Lien (other than a Permitted Lien) on any of its properties; (aa) materially change the manner in which it provides warranties, discounts or credits to customers; and (bb) take or agree in writing or otherwise to take, any of the actions described in clauses (a) through (z). Nothing in this Section 5.2 shall cause Parent to control the Company in violation of the HSR Act or other antitrust Law. 5.3 Conduct of Business by Parent. During the period from the Agreement Date and continuing until the earlier of (i) the termination of this Agreement, (ii) the Effective Time and (iii) with respect to clauses (a), (b) and (c) below, October 1, 2020, unless the Closing has not occurred as of October 1, 2020 and the failure of the Closing to so occur is (A) primarily attributable to the failure on the part of Parent or the Merger Subs to perform in any material respect any covenant or obligation in this Agreement required to be performed by such party prior to such date or (B) as a result, in whole or in part, of any of the conditions in Section 6.1(a), (b) or (c) or Section 6.2(c) not being satisfied as of such date, in which case as of the earlier of (x) the date that is ten (10) Business Days following the cure of such failure to perform (in the case of clause (A) above) and (y) the earlier of the date the last of such conditions has been satisfied and the first Filing Date after the Agreement Date (in the case of clause (B) above), subject to applicable Law, Parent shall not, and it shall cause each Parent Subsidiary not to, do any of the following (except to the extent expressly provided otherwise herein or as consented to in advance in writing by the Company, which consent shall not be unreasonably withheld, conditioned or delayed): (a) amend the Parent Organizational Documents; (b) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other equity interests or voting securities, other than dividends and distributions by a direct or indirect wholly owned subsidiary of Parent to Parent and stock dividend subject to Section 1.16, or (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or Equity Interests in, Parent or any Parent Subsidiary or any securities of Parent or any Parent Subsidiary convertible into or exchangeable for capital stock or voting securities of, or Equity Interest in, Parent or any Parent Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, voting securities or Equity Interests; (c) issue, deliver, sell or grant (i) any shares of capital stock of Parent or and Parent Subsidiary, (ii) any other Equity Interests or voting securities of Parent or any Parent Subsidiary, (iii) any securities convertible into or exchangeable or exercisable for capital stock or voting securities or, or other Equity Interest in, Parent or any Parent Subsidiary, (iv) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other Equity Interests in, Parent or any Parent Subsidiary or (v) any rights issued by Parent or any Parent Subsidiary that are linked in any way to the price of any class of the capital stock of Parent or any shares of capital stock of any Parent Subsidiary, the value of Parent, any Parent Subsidiary or any part of Parent or any Parent Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of Parent or any Parent Subsidiary except, in each case (i) – (v), for (A) the issuance of shares of Parent Class A Common Stock in respect of equity awards outstanding under Parent’s existing equity incentive plans as of the Agreement Date and (b) the issuance of awards under such existing equity incentive plans in the Ordinary Course of Business; -67-

(d) take any action that could reasonably be expected to prevent the Mergers from qualifying as a “reorganization” under Section 368(a) of the Code; provided, however, that neither Parent nor either of the Merger Subs shall be deemed to have breached this covenant as a result of a decline in the value of Parent Class A Common Stock prior to the Closing (for any reason or for no reason) that results in any failure of the Mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code; or (e) agree, resolve or commit to do any of the foregoing. 5.4 No Solicitation. (a) During the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company will not, nor will it authorize or permit any of its Representatives to, directly or indirectly, (i) solicit, willingly encourage others to solicit, or willingly encourage, facilitate or accept any discussions, proposals or offers that constitute, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (iii) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Acquisition Proposal, (iv) enter into any letter of intent or any other Contract contemplating or otherwise relating to any Acquisition Proposal, or (v) submit any Acquisition Proposal to the vote of any stockholders of the Company. The Company will, and will cause its Representatives to, (A) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the Agreement Date with respect to any Acquisition Proposal and (B) immediately revoke or withdraw access of any Person (other than Parent and its Representatives) to any data room (virtual or actual) containing any non-public information with respect to the Company in connection with an Acquisition Proposal and request from each Person (other than Parent and its Representatives) the prompt return or destruction of all non-public information with respect to the Company previously provided to such Person in connection with an Acquisition Proposal. If any of the Company’s Representatives, whether in his, her or its capacity as such or in any other capacity, takes any action that the Company is obligated pursuant to this Section 5.4 not to authorize or permit such Representative to take, then the Company shall be deemed for all purposes of this Agreement to have breached this Section 5.4. (b) The Company shall immediately (but in any event, within 24 hours) notify Parent in writing after receipt by the Company (or, to the Knowledge of the Company, by any of its Representatives), of (i) any Acquisition Proposal, (ii) any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (iii) any other notice that any Person is considering making an Acquisition Proposal or (iv) any request for non-public information relating to the Company or for access to any of the properties, books or records of the Company by any Person or Persons other than Parent and its Representatives reasonably expected to be in connection with a potential Acquisition Proposal. Such notice shall describe the material terms and conditions of such Acquisition Proposal. The Company shall keep Parent fully informed of the status and details of, and any modification to, any such inquiry, expression of interest, proposal or offer and any correspondence or communications related thereto. The Company shall provide Parent with 48 hours prior notice (or such lesser prior notice as is provided to the members of the Board) of any meeting of the Board at which the Board is reasonably expected to discuss any Acquisition Proposal. -68-

5.5 Access to Information. (a) During the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Effective Time, (i) the Company shall afford Parent and its Representatives reasonable access during business hours to (A) the Company’s properties, books, Contracts and records and (B) all other information concerning the business, properties and personnel of the Company as Parent may reasonably request and (ii) the Company shall provide to Parent and its Representatives correct and complete copies of the Company’s (A) internal financial statements, (B) Tax Returns, Tax elections and all other records and work papers relating to Taxes, (C) a schedule of any deferred intercompany gain or loss with respect to transactions to which the Company has been a party, and (D) receipts received for any Taxes paid to foreign Tax authorities, provided, however, that the foregoing shall not require the Company to provide any information or documents if such access or disclosure in the good faith reasonable belief of the Company would violate any Law or otherwise result in the waiver of the Company’s attorney-client privilege, the work product doctrine or similar privilege or protection applicable to such information or documents. (b) Subject to compliance with applicable Law, from the Agreement Date until the earlier of the termination of this Agreement and the Closing, the Company and Parent shall each confer from time to time as requested by the other party with one or more Representatives of each party to discuss any material changes or developments in the operational matters of the Company or Parent and the general status of the ongoing operations of the Company and Parent. (c) No information obtained by Parent or the Company during the pendency of the Mergers in any investigation pursuant to this Section 5.5 shall affect or be deemed to modify any representation, warranty, covenant, agreement, obligation or condition set forth herein. 5.6 Notification of Certain Matters. (a) Each of the Company and Parent shall give the other prompt notice of the occurrence or non-occurrence of any event that is reasonably likely to cause the failure of any of the conditions set forth in Article VI; provided, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect any remedies available to such notified party. No disclosure by the Company pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentation, breach of representation or warranty or breach of any covenant. (b) Each of the Company and Parent shall give the other prompt notice of the commencement or known threat of commencement of any Legal Proceeding by or before any Governmental Entity with respect to the Mergers or any of the other transactions contemplated by this Agreement, keep such notified party informed as to the status of any such Legal Proceeding or threat, and permit authorized Representatives of such notified party to be present at each meeting or conference relating to any such Legal Proceeding, to participate in, or review, any material communication before it is made to any Governmental Entity, and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with any such Legal Proceeding, including by providing such notified party with a reasonable opportunity to review and comment on any filing, submission, response to an information request or other (oral or written) communication to be submitted or made to any Governmental Entity and such receiving party shall consider any such received comments in good faith. -69-

5.7 Section 280G. (a) Subject to Section 5.7(a) of the Disclosure Schedule, the Company shall solicit and obtain and deliver to Parent, prior to the initiation of the requisite stockholder approval procedure under Section 5.7(b), a parachute payment waiver from each Person who the Company or Parent reasonably believes could be, with respect to the Company and/or any ERISA Affiliate, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as determined immediately prior to the initiation of the requisite stockholder approval procedure under Section 5.7(b), and who might otherwise have received, receive or have the right or entitlement to receive a Section 280G Payment (as defined below), to the extent the value thereof equals or exceeds three times such Person’s “base amount” determined in accordance with Section 280G of the Code and the regulations promulgated thereunder, unless the 280G Stockholder Approval (as defined below) is obtained pursuant to Section 5.7(b). (b) At least five (5) Business Days prior to the Closing Date, the Company shall submit to the Company Stockholders, for approval by such Company Stockholders holding the number of shares of stock required by the terms of Section 280G(b)(5)(B) of the Code, a written consent in favor of a proposal to render the parachute payment provisions of Section 280G of the Code and the regulations thereunder inapplicable to all Section 280G Payments. “Section 280G Payments” means any payments or benefits provided pursuant to Company Employee Plans or other plans, programs, arrangements or Contracts that might reasonably be expected to result, separately or in the aggregate, in the payment of any amount or the provision of any benefit that causes the payments or benefits to not be deductible by reason of Section 280G or that would be subject to an excise tax under Section 4999 of the Code, provided, however, that no arrangements or agreements entered into with Parent or at the direction of Parent or its affiliates with any employee, officer, director or other service provider of the Company or any of its ERISA Affiliates is taken into account (such agreements, a “Parent Arrangement”), unless such Parent Arrangement is fully disclosed by Parent to the Company at least three (3) Business Days prior to the stockholder approval contemplated herein. Prior to delivery of documents to the stockholders in connection with the stockholder approval contemplated by this Section 5.7(b), the Company shall provide Parent and its counsel with a reasonable opportunity (but, in any event, no less than two (2) Business Days prior to such delivery) to review and approve all documents to be delivered to the stockholders in connection with such stockholder approval, which such approval shall not be unreasonably withheld, conditioned or delayed. Any such stockholder approval shall be sought by the Company in a manner which satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q- 7 of Section 1.280G-1 of such Treasury Regulations. Prior to the Closing, the Company shall deliver to Parent written notification that (i) a vote of the holders of Company Capital Stock was solicited in conformance with Section 280G of the Code and the regulations promulgated thereunder and the requisite stockholder approval was obtained with respect to any payments and benefits that were subject to the stockholder vote (the “280G Stockholder Approval”) or (ii) that the 280G Stockholder Approval was not obtained. 5.8 Confidentiality. The parties hereto acknowledge that Parent and the Company have previously executed that certain confidentiality agreement dated July 12, 2020, by and between the Company and Parent (the “Confidentiality Agreement”), which shall continue in full force and effect in accordance with its terms. Each party hereto agrees that it and its Representatives shall hold the terms of this Agreement, and the fact of this Agreement’s existence, in strict confidence, and at no time shall any party or its Representatives disclose any of the terms of this Agreement (including the economic terms) or any non-public information about another party hereto to any other Person without the prior written consent of the other party. Notwithstanding anything to the contrary in the foregoing (including in the Confidentiality Agreement), a party hereto shall be permitted to disclose any and all terms (i) to its financial, tax and legal advisors (each of whom is subject to a similar obligation of confidentiality), (ii) to any -70-

Governmental Entity or administrative agency to the extent necessary or advisable in compliance with applicable Law and the rules of the primary exchange on which such party is then listed, (iii) to Persons to which such party is otherwise incurring Third Party Expenses (but only to the extent reasonably necessary for such Person to perform its services in connection therewith), (iv) as reasonably necessary for the Company to obtain the Company Stockholder Approval and the other consents and approvals of the Company Stockholders and other third parties contemplated by this Agreement, (v) in connection with enforcing its rights or defending itself against any claims hereunder and (vi) as otherwise permitted by Section 5.9. The Stockholder Representative hereby agrees to hold the terms of this Agreement, the fact of this Agreement’s existence, and information relating to the Mergers or this Agreement received by the Stockholder Representative after the Closing or relating to the period after the Closing in strict confidence, and at no time shall the Stockholder Representative disclose any of the terms of this Agreement (including the economic terms) or any non-public information about a party hereto to any other Person without the prior written consent of Parent (and, prior to Closing, the Company); provided, however, following Closing, the Stockholder Representative shall be permitted to disclose information as required by law or to employees, advisors, agents or consultants of the Stockholder Representative and to the Company Stockholders, in each case who have a need to know such information, provided that such persons are subject to confidentiality obligations with respect thereto. 5.9 Public Disclosure. The parties agree that the initial press release to be issued with respect to the execution and delivery of this Agreement shall be in the form mutually agreed upon by Parent and the Company. Prior to the Effective Time or any earlier termination of this Agreement pursuant to the terms hereof, the Company shall not, and the Company shall cause each of its Representatives not to, issue any press release or other public communications (other than any communications permitted by Section 5.8 or in accordance with the communications plan approved by Parent) relating to the terms of this Agreement or the Mergers or use Parent’s name or refer to Parent directly or indirectly in connection with Parent’s relationship with the Company in any media interview, advertisement, news release, press release or professional or trade publication, or in any print media, whether or not in response to an inquiry, without the prior written approval of Parent, unless required by applicable Law and except as reasonably necessary for the Company to obtain the Company Stockholder Approval and the other consents and approvals of the Company Stockholders and other third parties contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, in Section 5.8 hereof or in the Confidentiality Agreement, (a) Parent may be permitted to make such public communications regarding this Agreement or the Mergers as Parent may determine is reasonable and appropriate for a public reporting company, (b) the Company and its Affiliates may make such public communications regarding this Agreement or the Mergers that are consistent with previous press releases or public announcements made in compliance with this Section 5.9 and (c) in the event of termination of this Agreement pursuant to the terms hereof prior to the Effective Time, the Company may make such public communications regarding this Agreement or the Mergers as are reasonably necessary to correct any untrue or materially misleading statements, or statements containing material omissions, publicly made by Parent or any of its Affiliates regarding this Agreement or the Mergers. 5.10 Reasonable Best Efforts. (a) Each of the parties hereto (other than the Stockholder Representative) agrees to use its reasonable best efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement, including the satisfaction of the respective conditions set forth in Article VI, and including to execute and deliver such other instruments and do and perform such other acts and -71-

things as may be necessary or reasonably desirable for effecting completely the consummation of the Mergers and the other transactions contemplated by this Agreement. (b) The parties (other than the Stockholder Representative) shall make all filings and notifications and other submissions with respect to this Agreement and the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations (the “HSR Act”) and, in any event, shall each file the Notification and Report Form under the HSR Act, if required, no more than three (3) Business Days after the Agreement Date. The parties agree to request at the time of filing early termination of the applicable waiting period under the HSR Act. To the extent permitted by applicable Law, each of the Company and Parent shall promptly inform the other of any material communication between the Company or Parent (as applicable) and any Governmental Entity regarding the transactions contemplated by this Agreement (and if in writing, furnish the other party with a copy of such communication). If the Company or Parent or any affiliate thereof shall receive any formal or informal request for information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then the Company or Parent (as applicable) shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request. Without limiting the generality or effect of Section 5.10(a), to the extent permitted by applicable Law and except as may be prohibited by any Governmental Entity, the parties hereto (other than the Stockholder Representative) shall (i) permit the other to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed written or oral communication with any Governmental Entity relating to the transaction contemplated by this Agreement; (ii) not participate in any substantive meeting or conference, or have any substantive communication with, any Governmental Entity unless it has given the other party a reasonable opportunity to consult with it in advance and, to the extent permitted by such Governmental Entity, gives the other the opportunity to attend and participate therein; (iii) furnish the other party’s outside legal counsel with copies of all filings and communications between it and any such Governmental Entity with respect to this Agreement and the transactions contemplated hereby; provided that such material (A) may be redacted as necessary (1) to comply with contractual arrangements, (2) to address legal privilege concerns, or (3) to remove references concerning the valuation of the parties or (B) designated as “outside counsel only,” which materials and the information contained therein shall be given only to outside counsel and previously-agreed outside economic consultants of the recipient and will not be disclosed by such outside counsel or outside economic consultants to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials; and (iv) furnish the other party’s outside legal counsel with such necessary information and reasonable assistance as the other party’s outside legal counsel may reasonably request in connection with its preparation of necessary submissions of information to any such Governmental Entity. All filing fees in connection with filings required or otherwise made pursuant to the HSR Act shall be borne by Parent. The Company and Parent shall each bear its own legal fees and expenses in connection with compliance with this Section 5.10. (c) Notwithstanding the foregoing, nothing in this Section 5.10 or otherwise in this Agreement shall require Parent: (i) to take any action that would prohibit or limit in any respect, or place any conditions on, the ownership or operation by Parent of any portion of the business, assets, Intellectual Property Rights, categories of assets, relationships, contractual rights, obligations or arrangements of Parent or any of its Affiliates (including the Company), or compel Parent to divest, dispose of, hold separate or license any portion of the business, assets, Intellectual Property Rights, categories of assets, relationships, contractual rights, obligations or arrangements of Parent or any of its Affiliates (including the Company); (ii) to propose or agree to or effect any divestiture or hold separate any business or assets; or (iii) to commence, contest, or defend any Legal Proceeding relating to the transactions contemplated by this Agreement. -72-

5.11 Termination of 401(k) Plans. Effective as of the day immediately preceding the Closing Date, the Company shall terminate, or shall cause the termination of, all 401(k) Plans (unless Parent provides written notice to the Company no later than three (3) Business Days prior to the Closing Date that the 401(k) Plans shall not be terminated). The Company shall provide Parent with evidence that such 401(k) Plans have been terminated (effective no later than the day immediately preceding the Closing Date) pursuant to resolutions of the applicable governing body. The form and substance of such resolutions shall be subject to review and approval by Parent at least two (2) Business Days prior to the Closing Date, which approval shall not be unreasonably withheld, conditioned or delayed. The Company also shall take such other actions in furtherance of terminating the 401(k) Plans as Parent may reasonably require. In the event that termination of the 401(k) Plans would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees, then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent. 5.12 Consents. (a) The Company shall, upon Parent’s request and using forms reasonably acceptable to Parent, use commercially reasonable efforts to obtain prior to the Closing, the consents, waivers and approvals listed on Schedule 5.12(a) of the Disclosure Schedule and under any Contract entered into after the Agreement Date that would have been required to be listed or described on Section 2.5 of the Disclosure Schedule if entered into prior to the Agreement Date, and the Company shall deliver copies of such consents, waivers and approvals to Parent promptly following the Company’s receipt thereof. (b) The Company shall give all notices and other information required to be given to the employees of the Company, any collective bargaining unit representing any group of employees of the Company, and any applicable government authority under the WARN Act, the National Labor Relations Act, as amended, the Code, COBRA and other applicable Law in connection with the transactions contemplated by this Agreement. (c) Promptly after the Agreement Date, the Company shall have sent each of the notices set forth in Schedule A attached hereto (the “Notices”), using forms reasonably acceptable to Parent. 5.13 Terminated Agreements. Prior to the Closing, the Company shall use its commercially reasonable efforts to cause each of the agreements set forth on Section 5.13 of the Disclosure Schedule (the “Terminated Agreements”) to be terminated on or prior to the Closing Date. 5.14 Resignation of Officers and Directors. Prior to the Closing, the Company shall have caused each officer and director of the Company to execute a Director and Officer Resignation Letter, effective as of the Effective Time. 5.15 Expenses. Except as explicitly provided for otherwise in this Agreement, whether or not the Merger is consummated, except as otherwise set forth herein, each of the Company and Parent shall bear its own, and its respective legal, auditors’, financial advisors’ and other representatives’ fees and other expenses incurred with respect to this Agreement and the Mergers. For the avoidance of doubt, Parent shall pay all filing fees payable for filings required or otherwise made pursuant to the HSR Act, and the Company shall not be required to pay any fees or other payments to any Governmental Entity in connection with any filings under the HSR Act in connection with the Merger, and no such fees and payments shall be deemed Third Party Expenses. 5.16 Corporate Matters. The Company shall retain at its Culver City office, and make available to Parent, all original minute books containing the records of all proceedings, consents, actions -73-

and meetings of the board of directors, committees of the boards of directors and the stockholders of the Company and the stock ledgers, journals and other records reflecting all stock issuances and transfers. 5.17 Joinder Agreements. The Company shall use its commercially reasonable efforts to cause the Non-Founder Joinder Agreements to be executed and delivered to the Company on or prior to the Closing Date by each of the Company Indemnitors who did not execute and deliver a Joinder Agreement in connection with the execution and delivery of this Agreement. 5.18 Suitability Documentation. The Company shall use its commercially reasonable efforts to cause each Company Stockholder to deliver the Suitability Documentation at least five (5) Business Days prior to the Closing. 5.19 Option Release Documents. The Company will use its commercially reasonable efforts to obtain executed Option Release Agreements, in each case substantially in the form attached hereto as Exhibit L (the “Option Release Agreements”), from the individuals set forth on Section 2.2(e) of the Disclosure Schedule. 5.20 Other Closing Deliverables. Each of the Company and Parent shall use its commercially reasonable efforts to cause all of the closing deliverables required to be delivered by it pursuant to Section 1.4(b) and Section 1.4(c), respectively, (and not otherwise specifically addressed by this Article V) to be delivered to the other at or prior to the Closing. 5.21 Provision of Benefits. For the period commencing at the Effective Time and ending twelve (12) months after the Effective Time, except as otherwise provided in any Offer Letters entered into between Parent and any Continuing Employee, Parent agrees to maintain base salary, sales commission plan (solely for fiscal year 2020) and health and welfare benefits for the Continuing Employees at levels which are, in the aggregate, comparable to those in effect for the Continuing Employees immediately prior to the Agreement Date. Parent will treat, and cause the applicable benefit plans to treat, the service of the Continuing Employees with the Company attributable to any period before the Effective Time as service rendered to Parent or any Subsidiary of Parent for purposes of eligibility and vesting under Parent’s health or welfare plan(s) maintained by Parent, and Parent’s defined contribution plans, except where credit would result in duplication of benefits. Without limiting the foregoing, to the extent that any Continuing Employee participates in any health or other group welfare benefit plan of Parent following the Effective Time, Parent shall use commercially reasonable efforts to: (A) cause any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any health or similar welfare plan of Parent to be waived with respect to the Continuing Employees and their eligible dependents, to the extent waived under the corresponding plan in which the Continuing Employee participated immediately prior to the Effective Time, and (B) provide credit for any deductibles paid by Continuing Employees under any of the Company’s or its Subsidiaries’ health plans in the plan year in which the Effective Time occurs towards deductibles under the health plans of Parent or any Subsidiary of Parent. Nothing contained herein, express or implied, (x) is intended to confer upon any Continuing Employee any right to continued employment for any period or continued receipt of any specific employee benefit, or shall constitute an amendment to or any other modification of any benefit plan, (y) shall alter or limit Parent’s or the Company’s or their Affiliates’ ability to amend, modify or terminate any particular benefit plan, program, agreement or arrangement or (z) is intended to confer upon any individual (including employees, retirees or dependents or beneficiaries of employees or retirees) any right as a third party beneficiary of this Agreement. -74-

ARTICLE VI CONDITIONS TO THE FIRST MERGER 6.1 Conditions to Obligations of Each Party to Effect the First Merger. The respective obligations of the Company, Parent and Merger Sub I to effect the First Merger shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions: (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, Order or other legal restraint or prohibition (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Mergers illegal or otherwise prohibiting or preventing consummation of the Mergers. (b) No Injunctions; Restraints; Illegality. No Law or Order (whether temporary, preliminary or permanent injunction) issued by any Governmental Entity or other legal restraint or prohibition (i) preventing or restraining, in any material respect, the consummation of the Mergers, (ii) prohibiting Parent’s ownership or operation of any portion of the business of the Company, or (iii) compelling Parent or Company to dispose of or hold separate all or any portion of the business or assets of Company or Parent as a result of the Mergers, shall be in effect. (c) Regulatory Approvals. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired, and any investigation or inquiry initiated by a Governmental Entity under any applicable foreign antitrust or competition-related law in such jurisdictions in connection with the Mergers shall have been terminated and any related consents or terminations of waiting periods shall have been obtained. (d) Company Stockholder Approval. The Company Stockholder Approval shall have been validly obtained under the DGCL and the Charter Documents and shall be in full force and effect. 6.2 Conditions to the Obligations of Parent and Merger Sub I. The obligations of Parent and Merger Sub I to effect the First Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Merger Sub I: (a) Representations, Warranties and Covenants. (i) The Fundamental Representations (1) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects, both as of the Agreement Date and as of the Closing Date as though made on the Closing Date (except with respect to any Fundamental Representations that address matters only as of a particular date, which shall be true and correct in all material respects as of such date) and (2) that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects, both as of the Agreement Date and as of the Closing Date as though made on the Closing Date (except with respect to any Fundamental Representations that address matters only as of a particular date, which shall be true and correct in all respects as of such date); (ii) The representations and warranties of the Company contained in this Agreement (other than the Fundamental Representations) shall be true and correct in all respects, both as of the Agreement Date and as of the Closing Date as though made on the Closing Date (except with respect to such representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date) except where the failure of such representations and warranties collectively to -75-

be true and correct (without giving effect to materiality, Material Adverse Effect or any similar qualifications) shall not have had a Material Adverse Effect with respect to the Company; and (iii) The Company shall have performed and complied, in all material respects, with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or prior to the Closing. (b) No Material Adverse Effect. Since the Agreement Date, there shall not have occurred and be continuing a Material Adverse Effect with respect to the Company. (c) No Actions. There shall not be pending any action, suit or litigation instituted or initiated by any Governmental Entity that seeks to enjoin, restrain, prohibit or make illegal the consummation of this Agreement, the Related Agreements, the Mergers or any other transactions contemplated hereby or thereby. (d) Company Certificate. Parent shall have received a certificate from the Company, validly executed by the Chief Executive Officer of the Company for and on the Company’s behalf, to the effect that, as of the Closing, the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied. (e) Closing Deliverables. The Company shall have delivered or caused to be delivered to Parent the items required by Section 1.4(b). (f) Employment Arrangements. (i) Each Non-Competition and Non-Solicitation Agreement and Offer Letter, in each case executed concurrently with this Agreement by a Key Employee, shall not have been revoked or repudiated by the Key Employee prior to the Closing; and (ii) no more than ten percent (10%) of the total number of current Company Employees as of the Agreement Date (excluding for these purposes any employees set forth on Schedule 6.2(f)) shall have terminated their employment with the Company at or prior to the Closing (or have delivered written notice prior to the Closing announcing an intention to terminate employment with the Company), excluding for such purposes any Company Employees who Parent directs the Company in writing to terminate or who are otherwise informed by Parent that Parent does not intend to continue such Person’s employment following the Closing. (g) Audited Financial Statements. The Company shall have delivered to Parent (i) audited consolidated financial statements as of and for the fiscal year ended January 31, 2020 and (ii) an unqualified opinion from the Company’s auditors in respect of such audited consolidated financial statements. (h) Certificate of Merger. Parent shall have received the Certificate of Merger, duly executed by the Company. 6.3 Conditions to Obligations of the Company. The obligations of the Company to effect the First Merger shall be subject to the satisfaction at or prior to the Effective Time each of the following conditions, any of which may be waived, in writing, exclusively by the Company: (a) Representations, Warranties and Covenants. (i) The Parent Fundamental Representations (1) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects, both as of the Agreement Date and as of the Closing Date as though made on the Closing Date (except with respect to any Parent Fundamental Representations that address matters only as of a particular date, which shall be true and correct in all material respects as of such date) and (2) that are qualified by materiality or Material -76-

Adverse Effect shall be true and correct in all respects, both as of the Agreement Date and as of the Closing Date as though made on the Closing Date (except with respect to any Parent Fundamental Representations that address matters only as of a particular date, which shall be true and correct in all respects as of such date); (ii) The representations and warranties of Parent and the Merger Subs contained in this Agreement (other than the Parent Fundamental Representations) shall be true and correct in all respects, both as of the Agreement Date and as of the Closing Date as though made on the Closing Date (except with respect to such representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date) except where the failure of such representations and warranties collectively to be true and correct (without giving effect to materiality, Material Adverse Effect or any similar qualifications) shall not have had a Material Adverse Effect with respect to the Parent or the Merger Subs. (iii) Each of Parent and each Merger Sub shall have performed and complied, in all material respects, with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or prior to the Closing. (b) No Parent Material Adverse Effect. Since the Agreement Date, there shall not have occurred and be continuing a Material Adverse Effect with respect to Parent and its Subsidiaries, taken as a whole. (c) Share Listing. Parent shall have applied to have the shares of Parent Class A Common Stock issuable in connection with the Mergers approved for listing on the NYSE, and evidence thereof shall have been delivered by Parent to the Company (provided that this condition shall not be applicable unless the Company has provided Parent will all information required for such application at least two Business Days before Closing). (d) Closing Deliverables. Parent shall have delivered or caused to be delivered to the Company the items required by Section 1.4(c). (e) WKSI. Parent shall be a WKSI on the Closing Date. (f) Certificate of Parent. Company shall have received a certificate executed for and on behalf of Parent by an officer of Parent to the effect that, as of the Closing, the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(e) have been satisfied (the “Parent Certificate”). (g) Escrow Agreement. The Company shall have received from Parent a duly executed counterpart of the Escrow Agreement. (h) No Actions. There shall not be pending any action, suit or litigation instituted or initiated by any Governmental Entity that seeks to enjoin, restrain, prohibit or make illegal the consummation of this Agreement, the Related Agreements, the Mergers or any other transactions contemplated hereby or thereby. ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; ESCROW 7.1 Survival. The representations and warranties of the Company contained in this Agreement and in the Certificates, and the right of any Parent Indemnified Party to assert a claim for indemnification -77-

hereunder with respect thereto, shall survive the Closing Date until 11:59 p.m. (California time) on the date that is twelve (12) months following the Closing Date (or, solely for purposes of claims under the R&W Policy, such longer period as specified in the R&W Policy); provided, that in the event of Fraud with respect to a representation or warranty contained in this Agreement or in the Certificates, as applicable, such representation or warranty, and the right to assert such a claim, shall survive for six (6) years following the Closing Date; provided, further, that the Fundamental Representations and the representations and warranties contained in Section 2.9 (Tax Matters), and the right to assert such a claim, shall remain in full force and effect until 11:59 p.m. (California time) on the date that is six (6) years following the Closing Date; provider further, if an Indemnification Claim Notice or Third Party Notice is given under, and in accordance with, this Article VII with respect to any representation or warranty prior to the applicable expiration date, such claim shall be preserved until such claim is finally resolved. The representations and warranties of Parent and Merger Subs set forth in this Agreement shall terminate at the Effective Time; provided, that in the event of Fraud with respect to a representation or warranty contained in Article III or in the Parent Certificate, as applicable, such representation or warranty, and the right to assert such a claim, shall survive for six (6) years following the Closing Date. The covenants and agreements of the Company that by their terms are to be performed or complied with at or prior to the Closing, and the right of any Parent Indemnified Party to assert a claim for indemnification hereunder with respect thereto, shall survive until 11:59 p.m. (California time) on the date that is twelve (12) months following the Closing Date. Each other covenant and agreement of any party herein shall survive until fully performed in accordance with its terms. For the avoidance of doubt, it is the intention of the parties hereto that the foregoing respective survival periods and termination dates supersede any applicable statutes of limitations that would otherwise apply to such representations and warranties and covenants and the right to make indemnification claims in respect thereof under this Agreement, and the Company Indemnitors and the Parent Indemnified Parties hereby waive any claims or defenses based on the statute of limitations to the extent inconsistent with the survival periods set forth herein. 7.2 Indemnification. (a) From and after the consummation of the First Merger, the Company Indemnitors shall (i) jointly, to the extent of the funds then available in the Indemnity Escrow Fund (it being understood that the VDA Escrow Amount shall only be available to satisfy VDA Losses), and (ii) as to any amounts exceeding the funds then available in the Indemnity Escrow Fund, severally, and not jointly, in accordance with each Company Indemnitor’s Pro Rata Share, indemnify and hold harmless Parent and its directors, officers, employees, affiliates (including the Surviving Entity), agents and other representatives (the “Parent Indemnified Parties”), from and against all Losses paid, incurred, suffered or sustained by the Indemnified Parties, or any of them, resulting from or arising out of any of the following: (i) the failure of any representation or warranty of the Company in this Agreement or the Certificates to be true and correct on the Agreement Date and as of the Closing Date as if made on and as of the Closing Date, except that any such representations and warranties which by their express terms are made solely as of a specified earlier date shall be true and correct as of such specified earlier date; provided, that all materiality qualifications (such as “material” and “Material Adverse Effect”, other than the use of the word “material” as part of any defined term) in such representations and warranties shall be disregarded for the purposes of this Article VII; (ii) any failure by the Company to perform or comply with any covenant or agreement applicable to it contained in this Agreement that is to be performed or complied with at or prior to the Closing; (iii) regardless of the disclosure of any matter set forth in the Disclosure Schedule, (A) any inaccuracy in any information set forth in the Allocation Schedule other than any -78-

inaccuracies with respect to the items set forth in the Estimated Closing Statement (which shall be governed by Section 1.15), (B) any Unpaid Pre-Closing Taxes (other than such Taxes included in the definition of Closing Net Working Capital Amount), (C) Unpaid Pre-Closing Taxes of the type included in the definition of Closing Net Working Capital Amount, Closing Third Party Expenses and Closing Indebtedness Amount, in each case, to the extent such amounts that were not taken into account in the Final Closing Statement because such amounts were not known at the time the Final Closing Statement was completed, or (D) any claim by or on behalf of any Person asserting, alleging or seeking to assert that such Person is entitled in connection with the transactions contemplated by this Agreement to receive, in respect of any Company Securities, (1) any amounts in excess of the amounts indicated on the Allocation Schedule or (2) amounts not otherwise set forth on the Allocation Schedule or (E) any claim by any Person listed on Section 2.2(e) of the Disclosure Schedule that such Person is entitled to any Company Options or other securities of the Company pursuant to any offer letter or other Contract contemplated by Section 2.2(e), other than any such Person who signed an Option Release Agreement; (iv) regardless of the disclosure of any matter set forth in the Disclosure Schedule, any claims by any Company Indemnitees in respect of D&O Indemnifiable Matters that are not otherwise fully covered by the D&O Tail Policy; (v) any Fraud on the part of the Company in respect of the representations and warranties in Article II of this Agreement or in the Certificates; and (vi) the exercise by any Company Stockholder of appraisal or dissenters’ rights, including appraisal rights under Section 262 of the DGCL, including payments in respect of such Person’s Dissenting Shares to the extent such payments exceed the cash amount to which such Person would have been entitled pursuant to Section 1.11 in respect of such Dissenting Shares if such Person had not exercised appraisal rights in respect thereof. (b) The rights of the Parent Indemnified Parties to indemnification, compensation or reimbursement, payment of Losses or any other remedy under this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time (other than as a result of disclosures set forth on the face of the Disclosure Schedule), whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant or agreement made by the Company or any other matter. The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, will not affect the right to indemnification, compensation or reimbursement, payment of Losses, or any other remedy under this Agreement based on any such representation, warranty, covenant or agreement. Other than with respect to any claim for Fraud, no Parent Indemnified Party shall be required to show reliance on any representation, warranty, covenant or agreement in order for such Parent Indemnified Party to be entitled to indemnification, compensation or reimbursement hereunder. Nothing in this Agreement shall limit the right of any party to any Related Agreement to pursue remedies under such Related Agreement against any other party thereto with respect to any breaches of such Related Agreements by such other party. (c) Notwithstanding anything in this Agreement to the contrary, there shall be no indemnification provided for, and the Company makes no representations or warranties regarding, the amount, value or condition of, or any limitations on, any net operating losses or Tax credit of the Company arising in any Pre-Closing Tax Period (each, a “Tax Attribute”) in a Tax period beginning after the Closing Date, or the ability of Parent or any of its Affiliates (including the Surviving Corporation) to utilize such Tax Attributes in a Tax period beginning after the Closing Date. -79-

7.3 Certain Limitations. (a) Except in the case of Fraud, and subject to Section 7.3(b), the Parent Indemnified Parties, as a group, may not recover any Losses pursuant to an indemnification claim under Section 7.2(a)(i) unless and until the Parent Indemnified Parties, as a group, shall have paid, incurred, suffered or sustained at least $2,712,500 in Losses in the aggregate (the “Deductible Amount”), at which time the Parent Indemnified Parties shall be entitled to recover in accordance with this Agreement all such Losses in excess of the Deductible Amount, subject to the other limitations in this Agreement. (b) Except in the case of Fraud and indemnification claims related to any breach of or inaccuracy in the Fundamental Representations, the Parent Indemnified Parties’ sole and exclusive source of recovery for indemnification claims under Section 7.2(a)(i), Section 7.2(a)(iii)(B) and Section 7.2(a)(iii)(C) shall be recourse against the Indemnity Escrow Fund, provided that the VDA Escrow Amount shall only be available to satisfy VDA Losses and not any other Losses. (c) Subject to the limitations set forth in Sections 7.3(a) and 7.3(b), the Parent Indemnified Parties shall be entitled to bring indemnification claims directly against the Company Indemnitors pursuant to the claims procedures in Section 7.4, provided that any Losses with respect to such claims shall first be recovered from the Indemnity Escrow Fund to the extent there are funds then remaining therein (subject to the limitations on recovery of the VDA Escrow Amount set forth herein); provided, that in no event shall the aggregate liability of any Company Indemnitor for all indemnification claims under this Agreement exceed the amount of Total Merger Consideration actually received by such Company Indemnitor (including, for the avoidance of doubt, the Escrow Funds if and to the extent released to the Company Indemnitor and, in the case of each Founder, the amount of the Revested Stock Consideration for such Founder (as defined in the Joinder Agreement to which each such Founder is a party)), unless such indemnity claim is being made in respect of Fraud committed by such Company Indemnitor (in which event there shall be no limitation on the liability of such Company Indemnitor hereunder with respect to such Fraud). In no event shall any Company Indemnitor have any liability for any fraud committed by any other Company Indemnitor or for any breach by any other Company Indemnitor of any Related Agreement entered into by such Company Indemnitor. (d) The amount of any Losses that are subject to indemnification under this Article VII shall be calculated net of the amount of any insurance proceeds, indemnification payments or reimbursements actually received by the Parent Indemnified Parties from third parties (other than the Company Indemnitors) in respect of such Losses (net of any costs or expenses incurred in obtaining such insurance, indemnification or reimbursement, including any increases in insurance premiums or retro- premium adjustments resulting from such recovery); provided that, except for the following sentence, nothing in this Section 7.3(d) shall be construed as or give rise to an obligation to seek any such insurance, indemnification or reimbursement. The Parent Indemnified Parties shall use commercially reasonable efforts to seek recovery under (i) the R&W Policy with respect to any applicable Losses in excess of the retention under the R&W Policy and (ii) the D&O Tail Policy with respect to any applicable Losses. If any Parent Indemnified Party receives any such insurance proceeds, indemnification payments or reimbursements from third parties (other than the Company Indemnitors) with respect to any Losses for which it has already received an indemnification payment hereunder (whether from the Indemnity Escrow Fund or directly from any Company Indemnitor), it shall deposit an amount equal to the portion of the indemnification payment for which it received such a third party recovery (net of any costs or expenses incurred in obtaining such recovery, including any increases in insurance premiums or retro-premium adjustments resulting from such recovery) into the Indemnity Escrow Fund (if the Indemnity Escrow Expiration Date has not yet occurred and to the extent such indemnification payment was made from the Indemnity Escrow Fund) or with the Paying Agent for distribution to the Company Indemnitors who paid for such Losses based on their relative Pro Rata Shares; provided that with respect to any proceeds from -80-

the R&W Policy, the Parent Indemnified Parties shall not be required to refund any amounts previously received pursuant to this Article VII to satisfy the retention under the R&W Policy. (e) For purposes of determining the maximum liability under this Article VII of a particular Company Indemnitor who receives shares of Parent Class A Common Stock in the Merger, the shares of Parent Class A Common Stock received by such Company Indemnitor shall be deemed to have a value equal to the lower of (i) the Parent Class A Common Stock Closing Price and (ii) the closing price of Parent Class A Common Stock as reported on the New York Stock Exchange on the Liquidity Date for such Company Indemnitor. The foregoing shall not be deemed to limit in any way the liability of a Company Indemnitor for such Company Indemnitor’s own Fraud. (f) For the avoidance of doubt, any Losses for indemnification under this Agreement shall be determined without duplication of recovery due to the facts giving rise to such Losses constituting a breach of more than one representation, warranty, covenant or agreement or other indemnifiable matter under Section 7.2. The Parent Indemnified Parties shall not be entitled to indemnification, compensation or reimbursement with respect to any amount or item to the extent such amount or item was actually included in the calculation of the Base Consideration Value as finally determined in accordance with Section 1.15. (g) Parent and Merger Subs acknowledge and agree that the sole and exclusive remedy for the Parent Indemnified Parties with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein, for any of the other matters set forth in Section 7.2, or otherwise resulting from or arising out of this Agreement, the Mergers or the other transactions contemplated hereby, will be pursuant to the indemnification provisions set forth in this Article VII; provided, that the foregoing clause of this sentence shall not be deemed a waiver by any party of (i) any right to specific performance or injunctive relief, (ii) any right or remedy of a party under any Related Agreement to which it is party, or (iii) any right or remedy against a particular Company Indemnitor with respect to such Company Indemnitor’s own Fraud, and all claims related to such Company Indemnitor’s own Fraud shall survive until ninety (90) days following the expiration of the applicable statute of limitations. All claims for indemnification, compensation or reimbursement under this Article VII shall be asserted by Parent on behalf of the applicable Parent Indemnified Parties. Subject to the other limitations contained herein, the obligations of the Company Indemnitors under this Article VII shall not be reduced, offset, eliminated or subject to contribution by reason of any action or inaction by the Company that contributed to any inaccuracy or breach giving rise to such obligation, it being understood that the Company Indemnitors, not the Company, shall have the sole obligation for the indemnification obligations under this Article VII. 7.4 Claims for Indemnification; Resolution of Conflicts. (a) Subject to the survival periods in Section 7.1 and the limitations set forth in Section 7.3 hereof, if a Parent Indemnified Party wishes to make an indemnification claim under this Article VII, Parent, on behalf of such Parent Indemnified Party shall deliver a written notice (an “Indemnification Claim Notice”) to the Stockholder Representative (i) stating that such Parent Indemnified Party has paid, incurred, suffered or sustained, or reasonably anticipates that it may pay, incur, suffer or sustain Losses and (ii) specifying such Losses in reasonable detail (to the extent available), and, if applicable, the nature of the misrepresentation, breach of warranty or covenant to which such item is related. To the extent reasonably practicable, Parent shall include with the Indemnification Claim Notice such documents and other information available to Parent in support of the claims asserted therein, and shall provide such other information as the Stockholder Representative may reasonably request in order to allow the Stockholder Representative to assess the merits of the claims. Parent may update an Indemnification Claim Notice from time to time to reflect any change in circumstances following the date thereof, so long as such update -81-

reasonably relates to the underlying facts and circumstances specifically set forth in such original Indemnification Claim Notice. (b) If the Stockholder Representative on behalf of the Company Indemnitors shall not object in writing within the twenty (20) Business Day period after receipt of an Indemnification Claim Notice by delivery of a written notice of objection containing a reasonably detailed description of the facts and circumstances supporting an objection to the applicable indemnification claim (an “Indemnification Claim Objection Notice”), such failure to so object shall be an irrevocable acknowledgment by the Stockholder Representative on behalf of the Company Indemnitors that the Parent Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Indemnification Claim Notice if and to the extent such Losses are actually paid, incurred, suffered or sustained, but subject to the other limitations on recovery set forth herein. In such event, Parent and the Stockholder Representative shall promptly (but in any event within three (3) Business Days of the resolution of such Indemnification Claim Notice) deliver a joint instruction to the Escrow Agent instructing the Escrow Agent to immediately release to Parent from the Indemnity Escrow Fund, to the extent then available, cash with an aggregate value equal to the Losses set forth in such Indemnification Claim Notice (or as much cash as is then available in the Indemnity Escrow Fund in the event such Losses exceed the then available balance of the Indemnity Escrow Fund). (c) In the event that the Stockholder Representative shall timely deliver an Indemnification Claim Objection Notice in accordance with Section 7.4(b), the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, in the case of an indemnification claim to be recovered from the Indemnity Escrow Fund, shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to conclusively rely on any such memorandum and make distributions from the Indemnity Escrow Fund in accordance with the terms thereof. In such event, the Escrow Agent shall promptly release to Parent from the Indemnity Escrow Fund cash with an aggregate value equal to the Losses set forth in such memorandum (or as much cash as is then available in the Indemnity Escrow Fund in the event such Losses exceed the then available balance of the Indemnity Escrow Fund); provided, that, in no event will any portion of the VDA Escrow Amount be released to Parent unless, and then only to the extent, such amount is used to satisfy VDA Losses). Should the amount held in the Indemnity Escrow Fund, if any, be insufficient to satisfy in whole the amount to be paid to a Parent Indemnified Party in accordance with such memorandum, then, subject to the limitations set forth in this Article VII, each Company Indemnitor shall, within ten (10) Business Days following the date of such memorandum, pay to the Parent Indemnified Party, such Company Indemnitor’s Pro Rata Share of such shortfall. If such shortfall becomes payable prior to the Liquidity Date applicable to a particular Company Indemnitor, such Company Indemnitor may elect, in its sole discretion, whether to satisfy such shortfall in cash, in shares of Parent Class A Common Stock, or a combination thereof, with such shares to be valued for these purposes at an amount equal to the greater of (i) the Parent Class A Common Stock Closing Price and (ii) the closing price of Parent Class A Common Stock as reported on the New York Stock Exchange on the date such shortfall is due. If such shortfall becomes payable following the Liquidity Date applicable to a particular Company Indemnitor, the shortfall shall be payable in cash. (d) In the event that there is a dispute relating to any Indemnification Claim Notice or Indemnification Claim Objection Notice that cannot be settled in accordance with Section 7.4(c), each of Parent or the Stockholder Representative may file suit with respect to such dispute in any court having jurisdiction in accordance with Section 9.11 Notwithstanding the foregoing, if Parent and the Stockholder Representative mutually agree, Parent and the Stockholder Representative may submit any such dispute to alternative dispute resolution prior to, or in lieu of, pursuing the claim in court. -82-

(e) On or before the third (3rd) Business Day after the Indemnity Escrow Expiration Date, Parent will notify the Stockholder Representative in writing of the amount that Parent determines in good faith to be necessary to satisfy all claims for indemnification, compensation or reimbursement that have been asserted in any Indemnification Claim Notice that was delivered to the Stockholder Representative at or prior to 11:59 p.m. (California Time) on the Indemnity Escrow Expiration Date, but not resolved, at or prior to such time (each such claim a “Continuing Claim” and such amount, the “Retained Escrow Amount”). Within ten (10) Business Days following the Indemnity Escrow Expiration Date, Parent and the Stockholder Representative shall deliver a joint instruction to the Escrow Agent instructing the Escrow Agent to release from the Indemnity Escrow Fund an amount in the aggregate equal to (i) the Indemnity Escrow Amount as of the Indemnity Escrow Expiration Date (as reduced from time to time pursuant to the terms of this Agreement), minus (ii) the Retained Escrow Amount to the Paying Agent for further distribution to the Company Indemnitors (other than amounts payable in respect of Employee Options) in accordance with their applicable Pro Rata Share of such amount; provided, that the portion of such amount due in respect of Employee Options shall be distributed by the Escrow Agent to Parent and paid by Parent or the Surviving Entity to the holders of Company Options in accordance with their applicable Pro Rata Share of such amount through its payroll processing system. Notwithstanding anything to the contrary contained herein, in no event will the Retained Escrow Amount include any portion of the VDA Escrow Amount for any Continuing Claim other than a Continuing Claim for VDA Losses, which amount, less any portion thereof that was used to satisfy VDA Losses prior to the Indemnity Escrow Expiration Date or is required to satisfy any Continuing Claim for VDA Losses, shall be included in any joint instruction delivered pursuant to this Section 7.4(e). (f) Following the Indemnity Escrow Expiration Date, after resolution and payment of a Continuing Claim, Parent and the Stockholder Representative shall deliver a joint instruction to the Escrow Agent instructing the Escrow Agent to release from the Indemnity Escrow Fund an amount in the aggregate equal to (i) the Retained Escrow Amount as of the date of such resolution and payment (as reduced from time to time pursuant to the terms of this Agreement), minus (ii) the amounts that Parent determines in good faith to be necessary to satisfy other Continuing Claims (which amounts will continue to be held as the Retained Escrow Amount) to the Paying Agent for further distribution to the Company Indemnitors (other than amounts payable in respect of Employee Options) in accordance with their applicable Pro Rata Share of such amount; provided, that the portion of such amount due in respect of Employee Options shall be distributed by the Escrow Agent to Parent and paid by Parent or the Surviving Entity to the holders of Company Options in accordance with their applicable Pro Rata Share of such amount through its payroll processing system. (g) Each of the parties acknowledges and agrees that as a condition to Parent’s and Paying Agent’s obligation to make any payments pursuant to Section 7.4(e) or Section 7.4(f), the Stockholder Representative shall first deliver to Parent an updated Allocation Schedule setting forth the amounts payable to each Company Indemnitor in accordance with such section. Parent and the Surviving Entity shall be entitled to conclusively rely upon the updated Allocation Schedule delivered by the Stockholder Representative, including with respect to whether any individual Company Indemnitor received the appropriate portion of any such distribution, and in no event will Parent, the First-Step Surviving Corporation, the Surviving Entity or any of their Affiliates have any liability to any person on account of payments or distributions made in accordance with the updated Allocation Schedule delivered by the Stockholder Representative. (h) Notwithstanding the foregoing, (i) any notice that is required to be delivered to any Company Indemnitors pursuant to this Article VII shall be deemed satisfied by delivery of such notice to the Stockholder Representative and (ii) any notices required to be delivered by, or any actions that are required to be taken by, (other than any obligations to make or right to receive any payments), any Company -83-

Indemnitors pursuant to this Article VII shall be satisfied by delivery by, or action taken by the Stockholder Representative. 7.5 Third Party Claims. In the event Parent becomes aware of a third party claim (a “Third Party Claim”) which Parent reasonably believes may result in a claim for indemnification pursuant to this Article VII, Parent shall notify the Stockholder Representative of such claim with an Indemnification Claim Notice (a “Third Party Notice”), and the Third Party Notice shall be accompanied by copies of any documentation submitted by the third party making such Third Party Claim (except that Parent may withhold from Stockholder Representative such communications with its legal counsel to the extent that legal counsel to Parent advises that providing such communication could result in the loss of any attorney- client privilege or right under the work-product doctrine of Parent or any Indemnitee in respect of such claim, after giving due consideration to any “community of interest” or similar privilege, if any); provided, that no delay or failure on the part of Parent in delivering a Third Party Notice shall cause any Parent Indemnified Party to forfeit any indemnification rights under this Article VII except to the extent that the Company Indemnitors are actually prejudiced by such delay or failure. Upon receipt of a Third Party Notice, the Stockholder Representative shall be entitled (on behalf of the Company Indemnitors and at their expense) to participate in, but not to control, determine or conduct, the defense of such Third Party Claim. Parent shall have the right in its sole discretion to conduct the defense of, and to settle, any such claim and the Stockholder Representative shall not be entitled to control any negotiation of settlement, adjustment or compromise with respect to any such Third Party Claim; provided, that except with the consent of the Stockholder Representative (such consent not to be unreasonably withheld, conditioned or delayed), no settlement of any such Third Party Claim with third party claimants shall be determinative of the right of any Parent Indemnified Party to be indemnified with respect to such Third Party Claim or settlement or any Losses relating thereto; provided, that the consent of the Stockholder Representative with respect to any settlement of any such Third Party Claim shall be deemed to have been given unless the Stockholder Representative shall have objected within thirty (30) days after a written request for such consent by Parent. In the event that the Stockholder Representative has consented to any such settlement, adjustment or compromise, the Company Indemnitors shall have no power or authority to object under any provision of this Article VII to the amount of such settlement, adjustment or compromise. 7.6 Stockholder Representative. (a) By voting in favor of the adoption of this Agreement, the approval of the principal terms of the Mergers, and the consummation of the Mergers, executing a Joinder Agreement or participating in the Mergers and receiving the benefits thereof, including the right to receive the consideration payable in connection with the Mergers, each Company Indemnitor shall be deemed to have approved the designation of, and hereby designates, Shareholder Representative Services LLC as the representative, agent and attorney-in-fact for and on behalf of the Company Indemnitors as of the Closing for all purposes in connection with this Agreement, the Paying Agent Agreement and the Escrow Agreement, and any other agreements ancillary hereto, including to give and receive notices and communications, to authorize satisfaction of claims by Parent, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing or (ii) permitted by the terms of this Agreement, the Paying Agent Agreement or the Escrow Agreement. The Stockholder Representative may resign at any time upon at least ten (10) days prior written notice to the Company Indemnitors. Such agency may be changed by the Company Indemnitors from time to time upon not less than ten (10) days prior written notice to Parent; provided, that the Stockholder Representative may not be removed unless the former holders of a majority of Company Capital Stock agree to such removal and to the identity of the substituted agent. A vacancy in the position of Stockholder Representative may be filled by the former holders of a majority of Company Capital Stock. No bond shall be required of the Stockholder -84-

Representative. After the Closing, notices or communications to or from the Stockholder Representative shall constitute notice to or from the Company Indemnitors. (b) Neither the Stockholder Representative nor any member of the Advisory Committee (as defined in that certain engagement letter entered into between the Stockholder Representative and certain of the Company Indemnitors in connection with the transactions contemplated hereby (the “Engagement Letter”)) shall incur liability of any kind with respect to any action or omission by the Stockholder Representative or the Advisory Committee in connection with their services pursuant to this Agreement, the Engagement Letter, the Paying Agent Agreement, the Escrow Agreement or any other agreement ancillary hereto, except to the extent resulting from the bad faith, gross negligence or willful misconduct of the Stockholder Representative or such member of the Advisory Committee, as applicable. For the avoidance of doubt, the preceding sentence shall not prejudice the Stockholder Representative’s right to indemnification from the members of the Advisory Committee (in their capacity as Company Indemnitors) pursuant to the following sentence. The Company Indemnitors shall, on a several and not joint basis and based on their respective Pro Rata Shares, indemnify, defend and hold harmless the Stockholder Representative and each member of the Advisory Committee from and against any and all losses, liabilities, damages, penalties, fines, forfeitures, actions, fees, and out-of-pocket costs and expenses (including the reasonable out-of-pocket fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) to the extent arising out of or in connection with the Stockholder Representative’s or the Advisory Committee’s execution and performance of this Agreement, the Paying Agent Agreement, the Escrow Agreement and any other agreements ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been caused by the bad faith, gross negligence or willful misconduct of the Stockholder Representative or such member of the Advisory Committee, as applicable, the Stockholder Representative or such member of the Advisory Committee, as applicable, shall promptly reimburse the Company Indemnitors the amount of such indemnified Representative Loss to the extent attributable to such bad faith, gross negligence or willful misconduct. If not paid directly to the Stockholder Representative by the Company Indemnitors, any such Representative Losses may be recovered by the Stockholder Representative from (i) the funds in the Expense Fund Account and (ii) any other funds that become payable to the Company Indemnitors under this Agreement at such time as such amounts would otherwise be distributable to the Company Indemnitors; provided, that while this section allows the Stockholder Representative to be paid from the aforementioned source of funds, this does not relieve the Company Indemnitors from their obligation to promptly pay, in accordance with their respective Pro Rata Shares, such Representative Losses as they are suffered or incurred, nor does it prevent the Stockholder Representative from seeking any remedies available to it at law or otherwise. In no event shall the Stockholder Representative be required to advance its own funds on behalf of the Company Indemnitors or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Indemnitors set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Stockholder Representative under this section. The Company Indemnitors acknowledge and agree that the foregoing indemnities shall survive the resignation or removal of the Stockholder Representative or the termination of this Agreement. (c) Upon the Closing, Parent shall wire to an account of Stockholder Representative as set forth on the Allocation Schedule (the “Expense Fund Account”) an amount of $500,000 in cash (the “Expense Fund”), which shall be used for the purposes of paying directly, or reimbursing the Stockholder Representative for, any third party expenses pursuant to this Agreement, Escrow Agreement and any other agreements ancillary hereto. The Company Indemnitors shall not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Stockholder Representative any ownership right that they may otherwise have had in any such interest or earnings. The Stockholder Representative shall -85-

not be liable for any loss of principal of the Expense Fund other than as a result of its bad faith, gross negligence or willful misconduct. The Stockholder Representative shall hold these funds separate from its corporate funds, shall not use these funds for its operating expenses or any other corporate purposes and shall not voluntarily make these funds available to its creditors in the event of bankruptcy. As soon as practicable after the completion of the Stockholder Representative’s responsibilities, the Stockholder Representative shall deliver the balance of the Expense Fund to the Paying Agent for further distribution to the Company Security Holders the portion of such balance payable pursuant to Section 1.7(a), Section 1.7(b)(i) and Section 1.7(c), as applicable; provided, that as a condition to Parent’s and Paying Agent’s obligation to make such payments, the Stockholder Representative shall first deliver to Parent an updated Allocation Schedule setting forth the portion of such Expense Fund distribution payable to each Company Indemnitor. For tax purposes, the Expense Fund shall be treated as having been received and voluntarily set aside by the Company Indemnitors at the time of Closing. Any tax required to be withheld with respect to the deemed payment to a Company Indemnitor of its portion of the Expense Fund shall reduce the amount of cash to such Person at Closing in respect of Company Capital Stock and shall not reduce the Expense Fund. (d) A decision, act, consent or instruction of the Stockholder Representative, including but not limited to an amendment, of this Agreement pursuant to Section 9.7 hereof, in accordance with the authority granted to the Stockholder Representative hereunder shall constitute a decision of the Company Indemnitors and shall be final, binding and conclusive upon the Company Indemnitors. Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of the Company Indemnitors. Parent is hereby relieved from any Liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative. (e) Nothing in this Section 7.6 or elsewhere in this Agreement shall be deemed to limit in any way the right of any Accredited Stockholder or Permitted Transferee thereof to assert any claims, rights or remedies arising under Section 4.4 or Section 4.6. 7.7 Treatment of Payments. Any payment under Article VII of this Agreement (other than Section 7.6(c)) shall be treated by the parties, including for U.S. federal, state, local and non-U.S. income Tax purposes, as a purchase price adjustment unless otherwise required by applicable Law. ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER 8.1 Termination. Except as provided in Section 8.2 hereof, this Agreement may be terminated and the First Merger may be abandoned at any time prior to the Effective Time: (a) by mutual agreement of the Company and Parent; (b) by Parent or the Company if the Closing Date shall not have occurred by November 24, 2020 (the “End Date”); provided that if the First Merger shall not have been consummated by the End Date solely because of the failure of the condition set forth in Section 6.1(c) to be satisfied, then the End Date shall be extended for an additional sixty (60) days; provided, further, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a proximate cause of or resulted in the failure of the First Merger to occur on or before such date and such action or failure to act constitutes breach of this Agreement; -86-

(c) by Parent or the Company if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, Order or other legal restraint which is in effect and which has the effect of making the First Merger illegal; (d) by Parent if there shall be any statute, rule, regulation or Order enacted, promulgated or issued or deemed applicable to the First Merger by any Governmental Entity, which would compel Parent to divest, dispose of, hold separate or license any portion of the business, assets, Intellectual Property, categories of assets, relationships, contractual rights, obligations or arrangements of Parent or any of its Affiliates (including the Company); (e) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in Section 6.2(a) would not be satisfied and such breach has not been cured within thirty (30) calendar days after written notice thereof to the Company; provided, that no cure period shall be required for a breach which by its nature cannot be cured and, in no event shall the cure period extend past the End Date; (f) by the Company if the Company is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub I contained in this Agreement such that the conditions set forth in Section 6.3(a) would not be satisfied and such breach has not been cured within thirty (30) calendar days after written notice thereof to Parent; provided, that no cure period shall be required for a breach which by its nature cannot be cured and in no event shall the cure period extend past the End Date; or (g) by Parent, by written notice to the Company, if the Company Stockholder Approval is not obtained by the Company within 24 hours following the execution and delivery of this Agreement by the parties hereto, provided, however, that such termination right shall expire if not invoked by Parent prior to the Company’s obtaining and delivering to Parent the Company Stockholder Approval. 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no Liability or obligation on the part of Parent, the Company, or its officers, directors or stockholders; provided, nothing herein shall relieve any party from liability for the knowing and willful breach of any of its representations, warranties or covenants contained herein that occurred prior to such termination; and provided, further, that the provisions of Section 5.9 (Public Disclosure), Section 5.15 (Expenses), Section 7.6 (Stockholder Representative), Article IX (General Provisions) and this Section 8.2 hereof shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article VIII. ARTICLE IX GENERAL PROVISIONS 9.1 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) upon receipt when delivered by hand, (ii) upon transmission, if sent by electronic mail transmission, or (iii) one Business Day after being sent by courier or express delivery service; provided, that in each case the notice or other communication is sent to the address or electronic mail address set forth beneath the name of such party below (or to such other address or electronic mail address as such party shall have specified in a written notice given to the other parties hereto): (a) if to Parent or Merger Subs, to: -87-

Fastly, Inc. PO Box 78266 San Francisco, CA 94107 Attention: General Counsel Email: gc@fastly.com with a copy to (which shall not constitute notice): Cooley LLP 101 California Street, 5th Floor San Francisco, CA 94111 Attention: Jamie Leigh; Ben Beerle Email: jleigh@cooley.com; bbeerle@cooley.com (b) if to the Company (prior to the Closing), to: Signal Sciences Corp. 600 Corporate Pointe, Suite 1200 Culver City, CA 90230 Attention: Andrew Peterson, Chief Executive Officer; Matthew Peterson, General Counsel Email: andrew@signalsciences.com; mpeterson@signalsciences.com with a copy to (which shall not constitute notice): Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 Attention: Craig Schmitz; Michael Russell Email: cschmitz@goodwinlaw.com; mrussell@goodwinlaw.com (c) If to a Company Indemnitor, to its address as set forth in the Allocation Schedule. (d) If to the Stockholder Representative: Shareholder Representative Services LLC 950 17th Street, Suite 1400 Denver, Colorado 80202 Attention: Managing Director Email: deals@srsacquiom.com 9.2 Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, paragraph, Exhibit and schedule references are to the articles, sections, paragraphs, Exhibits and schedules of this Agreement unless otherwise specified. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other things -88-

extends, and such word or phrase shall not merely mean “if.” Dollar thresholds shall not be indicative of what is material or create any standard with respect to any determination of a “Material Adverse Effect.” The term “or” is not exclusive, and shall be interpreted as “and/or” unless the context clearly requires otherwise. A reference to any specific legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto. 9.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. The exchange of copies of this Agreement and signature pages by email in .pdf or .tif format (and including, without limitation, any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Such execution and delivery shall be considered valid, binding and effective for all purposes. 9.4 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the Disclosure Schedule and the Confidentiality Agreement: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (b) except as set forth in Section 4.4, Section 4.5, and Section 4.6, are not intended to confer upon any other Person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise; provided, that Parent may assign its rights and delegate its obligations hereunder to its Affiliates as long as Parent remains ultimately liable for all of Parent’s obligations hereunder. 9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such illegal, void or unenforceable provision. 9.6 Extension and Waiver. At any time prior to the Closing, Parent and the Merger Subs, on the one hand, and the Company, on the other hand, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party or parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party or parties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party or parties contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties. For purposes of this Section 9.6, the Company Indemnitors are deemed to have agreed that any extension or waiver signed by the Company shall be binding upon and effective against all Company Indemnitors whether or not they have signed such extension or waiver. 9.7 Amendment. Subject to applicable Law, this Agreement may be amended by the parties hereto at any time by execution and delivery of an instrument in writing signed on behalf of the party against whom enforcement is sought, except that an amendment made subsequent to approval of this Agreement by the stockholders of the Company shall not (a) alter or change the amount or kind of consideration to be received on conversion of Company Capital Stock or (b) alter or change any of the terms or conditions of this Agreement if such alteration or change would materially and adversely affect the holders of Company -89-

Capital Stock. For purposes of this Section 9.7, the Company Indemnitors agree that any amendment of this Agreement signed by the Stockholder Representative shall be binding upon and effective against the Company Indemnitors whether or not they have signed such amendment (subject to the authority granted to, and to the limitations thereon placed on, the Stockholder Representative hereunder to act on behalf of such Company Indemnitors), except that any amendment made in accordance with this sentence shall not (i) alter or change the amount or kind of consideration to be received on conversion of Company Capital Stock or (ii) alter or change any of the terms or conditions of this Agreement if such alteration or change would materially and adversely affect the stockholders of the Company immediately before the Effective Time. Notwithstanding the foregoing or anything to the contrary herein, (A) the provisions of Section 4.4 and Section 4.6 and this clause (A) shall not be amended or waived in a manner adverse to any Accredited Stockholder or any Permitted Transferee without the prior written consent of Accredited Stockholders holding a majority of the shares of Parent Class A Common Stock then held by all Accredited Stockholders and (B) the provisions of Section 4.5 and this clause (B) shall not be amended or waived in a manner adverse to any Company Indemnitee without the prior written consent of the affected Company Indemnitee. 9.8 Specific Performance. The parties hereto agree that, in the event of any breach or threatened breach by the other party or parties hereto (including the Stockholder Representative) of any covenant, obligation or other agreement set forth in this Agreement, (i) each party shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it), to specific performance to enforce the observance and performance of such covenant, obligation or other agreement and to an injunction preventing or restraining such breach or threatened breach, and (ii) no party hereto shall be required to provide or post any bond or other security or collateral in connection with any such decree, order or injunction or in connection with any related Legal Proceeding. 9.9 Other Remedies. Except as otherwise set forth herein, including in Section 1.15 and Section 7.3(g), any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy. 9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction). 9.11 Exclusive Jurisdiction; Waiver of Jury Trial. (a) ANY LEGAL PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED FIRST, IN THE COURT OF CHANCERY WITHIN NEW CASTLE COUNTY IN THE STATE OF DELAWARE (AND ANY APPELLATE COURT THEREOF LOCATED WITHIN SUCH COUNTY) AND TO THE EXTENT SUCH COURT OF CHANCERY (OR APPELLATE COURT THEREOF LOCATED WITHIN SUCH COUNTY) LACKS JURISDICTION OVER THE MATTER, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED WITHIN NEW CASTLE COUNTY IN THE STATE OF DELAWARE (OR APPELLATE COURT THEREOF LOCATED WITHIN SUCH COUNTY), AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH LEGAL PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LEGAL PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY LEGAL PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH -90-

COURT THAT ANY SUCH LEGAL PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL PROCEEDING, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11(b). 9.12 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document. 9.13 Acknowledgments. (a) The Company agrees that it has conducted its own independent review and analysis of the business, assets, condition, operations and prospects of Parent and the Merger Subs. In entering into this Agreement, the Company has relied solely upon its own investigation and analysis and the representations and warranties of Parent and the Merger Subs set forth in Article III and in the Parent Certificate, and the Company acknowledges and agrees that, except for the representations and warranties of Parent and the Merger Subs expressly set forth in Article III and in the Parent Certificate, neither Parent, nor the Merger Subs, nor any of their respective Representatives nor any other Person acting on Parent’s or either of the Merger Subs’ behalf makes or has made, and the Company is not relying on and has not relied on, any representation or warranty, either express or implied, with respect to Parent, the Merger Subs, any of their businesses, the Mergers or the other transactions contemplated hereby. Without limiting the generality of the foregoing, the Company acknowledges and agrees that neither Parent, nor the Merger Subs nor any of their respective Representatives or any other Person has made, and the Company is not relying on and has not relied on, any representation or warranty with respect to (i) any projections, estimates or budgets for Parent or (ii) any materials, documents or information relating to Parent, the Merger Subs or their respective businesses made available to the Company, any Company Security Holder or any of their respective Representatives in any “data room,” online data site, confidential memorandum, other offering materials or otherwise, except, in the case of (i) and (ii), as specifically set forth in the representations and warranties set forth in Article III and in the Parent Certificate. (b) Parent and each Merger Sub agrees that it has conducted its own independent review and analysis of the business, assets, condition, operations and prospects the Company. In entering into this Agreement, Parent and each Merger Sub has relied solely upon its own investigation and analysis and the representations and warranties of the Company set forth in Article II (as modified by the Disclosure Schedule) or in the Certificate, and Parent and each Merger Sub acknowledges and agrees that, except for the representations and warranties of the Company expressly set forth in Article II (as modified by the Disclosure Schedule) or in the Certificate, neither the Company nor any of its Representatives nor any other Person acting on the Company’s behalf makes or has made, and Parent and each Merger Sub is not relying -91-

on and has not relied on, any representation or warranty, either express or implied, with respect to the Company, its business, the Mergers or the other transactions contemplated hereby. Without limiting the generality of the foregoing, Parent and each Merger Sub acknowledges and agrees that neither the Company nor any its Representatives or any other Person has made, and Parent and each Merger Sub is not relying on and has not relied on, any representation or warranty with respect to (i) any projections, estimates or budgets for the Company or (ii) any materials, documents or information relating to the Company or its business made available to Parent or either Merger Sub or any of their respective Representatives in any “data room,” online data site, confidential memorandum, other offering materials or otherwise, except, in the case of (i) and (ii), as specifically set forth in the representations and warranties set forth in Article II (as modified by the Disclosure Schedule) or in the Certificate. Nothing in this Section 9.13(b) shall be deemed to (A) limit any rights or remedies Parent may have under the terms and conditions of any of the Related Agreements, or (B) disclaim any reliance by Parent and the Merger Subs on the representations and warranties of the Company Indemnitors set forth in the Related Agreements, including the representations and warranties set forth in the Joinder Agreements and the representations and warranties of the Company Warrantholder set forth in the Warrant Cancellation Agreement. 9.14 Attorney-Client Privilege. All communications between a Company Indemnitor, its Affiliates or the Company, on the one hand, and Goodwin Procter LLP, on the other, that are attorney-client privileged and solely to the extent that they relate to the negotiation, documentation and consummation of the Mergers and the transactions contemplated hereby shall be deemed to be attorney-client confidence and communications that belong solely to the Company Indemnitors and their Affiliates, and not to the Company, the First-Step Surviving Corporation or the Surviving Entity following the Closing, and may be waived only by the Stockholder Representative. Absent the written consent of Stockholder Representative, neither Parent, the Surviving Corporation or any of their Affiliates or any Person acting on their behalf shall assert that the attorney-client privilege of the Company related to the Mergers was waived due to the transfer of attorney-client privileged material after the Closing (either because they were included in the computer server(s) of the Surviving Entity or were otherwise within the records of the Surviving Entity after the Closing). Notwithstanding the foregoing, in the event that a dispute arises between Parent or its Affiliates (including the Surviving Entity), on the one hand, and a third party, on the other hand, Parent and its Affiliates (including the Surviving Entity) may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither Parent nor any of its Affiliates (including the Surviving Entity) may waive such privilege without the prior written consent of the Stockholder Representative, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that Parent or any of its Affiliates (including the Surviving Entity) is legally required by an Order or otherwise legally required to access or obtain a copy of all or a portion of the privileged communications, to the extent (a) permitted by applicable Law and (b) advisable in the opinion of Parent’s counsel, Parent shall notify the Stockholder Representative in writing so that the Stockholder Representative can seek a protective order (at the sole cost and expense of the Company Indemnitors). 9.15 Advance Consent to Representation. If the Stockholder Representative or any Company Indemnitor so desires, and without the need for any consent or waiver by the Company, Parent, Merger Subs or any of their respective Affiliates that would otherwise be required by virtue of the fact that Goodwin Procter LLP represented the Company prior to the Effective Time, Parent, on its own behalf and on behalf of its Affiliates, hereby agrees that Goodwin Procter LLP shall be permitted to represent the Stockholder Representative or the Company Indemnitors (or any of them, or any of their agents or Affiliates) after the Closing in connection with any matter, including any matter related to this Agreement, any Related Agreements, the transactions contemplated hereby or thereby, or any disagreement or dispute relating hereto or thereto. Without limiting the generality of the foregoing, after the Closing, Goodwin Procter LLP shall be permitted to represent the Stockholder Representative or the Company Indemnitors (or any of them, or any of their agents or Affiliates), in connection with any negotiation, transaction or dispute (including any litigation, arbitration or other adversary proceeding) with Parent, the Surviving Entity, or any of their -92-

agents or Affiliates under or relating to this Agreement and the transactions contemplated hereby and any related matter, such as claims or disputes arising under any Related Agreement, including with respect to any indemnification claims hereunder or any claims arising out of alleged Fraud or other similar matters. Notwithstanding the foregoing, if, following the Effective Time, Goodwin Procter LLP enters into a new engagement with Parent or any of its Affiliates and, as a result of that engagement, Goodwin Procter LLP would be obligated to obtain a conflict waiver from Parent or any such Affiliate under applicable ethical rules as a result of such new engagement in order to represent the Stockholder Representative or the Company Indemnitors (or any of them, or any of their agents or Affiliates) with respect to any of the foregoing matters, Goodwin Procter LLP shall first obtain such a conflict waiver before taking on any such representation and it being acknowledged and agreed that Parent shall have no obligation under this Section 9.15 to provide such conflict waiver. 9.16 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below: 280G Stockholder Approval .................................................................................................... Section 5.7(b) 401(k) Plan ........................................................................................................................... Section 1.4(b)(i) Adjustment Escrow Fund ..................................................................................................... Section 1.10(a) Adjustment Resolution Period .............................................................................................. Section 1.15(b) Adjustment Review Period .................................................................................................... Section 1.15(b) Agreement........................................................................................................................................ Preamble Agreement Date ............................................................................................................................... Preamble Allocation Schedule ................................................................................................................. Section 4.3(a) Anti-Corruption Laws ................................................................................................................ Section 2.24 Automatic Resale Registration Statement .............................................................................. Section 4.6(b) Balance Sheet Date ................................................................................................................. Section 2.7(b) Behavioral Data ................................................................................................................. Section 2.12(a)(i) Board ................................................................................................................................................. Recitals Books and Records ................................................................................................................ Section 2.17(b) Cancelled Shares ...................................................................................................................... Section 1.7(e) CCPA .............................................................................................................................. Section 2.12(a)(xiv) Certificate of Incorporation .................................................................................................... Section 2.1(d) Certificate of Merger ................................................................................................................ Section 1.2(a) Certificates of Merger ............................................................................................................. Section 1.2(b) Charter Documents ................................................................................................................. Section 2.1(d) Closing ...................................................................................................................................... Section 1.4(a) Closing Date ............................................................................................................................. Section 1.4(a) Company .......................................................................................................................................... Preamble Company Authorizations ........................................................................................................... Section 2.15 Company Board Resolutions ................................................................................................... Section 2.4(a) Company Data ................................................................................................................... Section 2.12(a)(ii) Company Indemnitees .............................................................................................................. Section 4.5(a) Company IP ...................................................................................................................... Section 2.12(a)(iii) Company Owned IP ......................................................................................................... Section 2.12(a)(iv) Company Prepared Returns ................................................................................................. Section 4.2(a)(i) Company Privacy Policy ................................................................................................... Section 2.12(a)(v) Company Products ........................................................................................................... Section 2.12(a)(vi) Company Products Data ................................................................................................. Section 2.12(a)(vii) Company Registered IP ........................................................................................................ Section 2.12(b) Company Software ......................................................................................................... Section 2.12(a)(viii) Company Source Code ..................................................................................................... Section 2.12(a)(ix) -93-

Company Stockholder Approval ....................................................................................................... Recitals Company Voting Debt .............................................................................................................. Section 2.2(f) Confidentiality Agreement ........................................................................................................... Section 5.8 Contaminant ...................................................................................................................... Section 2.12(a)(x) Continuing Claim ..................................................................................................................... Section 7.4(e) Converted Option ................................................................................................................ Section 1.7(b)(ii) Converted Option Exercise Price........................................................................................ Section 1.7(b)(ii) Current Balance Sheet ............................................................................................................ Section 2.7(b) D&O Indemnifiable Matters .................................................................................................... Section 4.5(a) D&O Tail Policy ...................................................................................................................... Section 4.5(b) Deductible Amount .................................................................................................................. Section 7.3(a) Delaware LLC Act ................................................................................................................... Section 1.1(b) Delayed Registration Period ................................................................................................... Section 4.6(d) Determination Date ................................................................................................................ Section 1.15(c) DGCL ........................................................................................................................................ Section 1.1(a) Director and Officer Resignation Letters ......................................................................... Section 1.4(b)(iii) Disclosure Schedule ........................................................................................................................ Article II Dissenting Shares .................................................................................................................. Section 1.11(a) Effective Time .......................................................................................................................... Section 1.2(a) Embargoed Countries ................................................................................................................ Section 2.23 End Date .................................................................................................................................. Section 8.1(b) Engagement Letter .................................................................................................................. Section 7.6(b) ePrivacy Directive .......................................................................................................... Section 2.12(a)(xiv) Escrow Agreement ............................................................................................................. Section 1.4(b)(ix) Escrow Funds ........................................................................................................................ Section 1.10(a) Estimated Closing Cash Amount .......................................................................................... Section 1.15(a) Estimated Closing Indebtedness Amount .............................................................................. Section 1.15(a) Estimated Closing Statement ................................................................................................ Section 1.15(a) Estimated Closing Third Party Expenses ............................................................................. Section 1.15(a) Estimated Closing Working Capital Adjustment Amount ................................................... Section 1.15(a) Exchange Documents ............................................................................................................. Section 1.9(b) Expense Fund .......................................................................................................................... Section 7.6(c) Expense Fund Account ............................................................................................................ Section 7.6(c) Export Approvals........................................................................................................................ Section 2.23 FCPA .......................................................................................................................................... Section 2.24 Filing Date............................................................................................................................... Section 4.6(b) Final Closing Statement ........................................................................................................ Section 1.15(c) Financials ................................................................................................................................. Section 2.7(a) FIRPTA Compliance Certificate .................................................................................... Section 1.4(b)(viii) First Merger ...................................................................................................................................... Recitals First-Step Surviving Corporation ................................................................................................ Section 1.1 GDPR .............................................................................................................................. Section 2.12(a)(xiv) HIPAA ............................................................................................................................ Section 2.12(a)(xiv) HSR Act ................................................................................................................................. Section 5.10(b) Inbound Licenses ............................................................................................................... Section 2.12(d)(i) Indemnification Claim Notice ................................................................................................. Section 7.4(a) Indemnification Claim Objection Notice ............................................................................... Section 7.4(b) Indemnity Escrow Fund ....................................................................................................... Section 1.10(a) Independent Accountant ....................................................................................................... Section 1.15(b) Intellectual Property Rights ............................................................................................. Section 2.12(a)(xi) Interested Party ...................................................................................................................... Section 2.14(a) -94-

Invoice ................................................................................................................................. Section 1.4(b)(v) Lease Agreements ................................................................................................................. Section 2.11(b) Leased Real Property ............................................................................................................ Section 2.11(b) Letter of Transmittal ................................................................................................................ Section 1.9(a) Material Contract(s) .............................................................................................................. Section 2.13(b) Merger Sub I ................................................................................................................................... Preamble Merger Sub II .................................................................................................................................. Preamble Merger Subs .................................................................................................................................... Preamble Mergers .............................................................................................................................................. Recitals Non-Filing Period ................................................................................................................... Section 4.6(b) Notice of Adjustment Disagreement ..................................................................................... Section 1.15(b) Notices .................................................................................................................................... Section 5.12(c) OFAC .......................................................................................................................................... Section 2.23 Open Source Material ..................................................................................................... Section 2.12(a)(xii) Open Source Licenses ....................................................................................................... Section 2.2(a)(xii) Option Release Agreements ....................................................................................................... Section 5.19 Outbound Licenses ............................................................................................................ Section 2.12(d)(ii) Parent .............................................................................................................................................. Preamble Parent Arrangement ............................................................................................................... Section 5.7(b) Parent Certificate ..................................................................................................................... Section 6.3(f) Parent Financial Statements .................................................................................................. Section 3.5(b) Parent Indemnified Parties ...................................................................................................... Section 7.2(a) Parent Prepared Returns .................................................................................................... Section 4.2(a)(ii) Parent SEC Documents ........................................................................................................... Section 3.5(a) Parent Stock Issuance ....................................................................................................................... Recitals Patent Rights .................................................................................................................... Section 2.12(a)(xi) Paying Agent Agreement ................................................................................................. Section 1.4(b)(xiv) Payoff Letter ........................................................................................................................ Section 1.4(b)(v) Permitted Transferee ................................................................................................................ Section 4.4(c) Personal Data ................................................................................................................. Section 2.12(a)(xiii) Personnel Agreements ....................................................................................................... Section 2.12(f)(i) Post-Closing Deficit Amount ................................................................................................ Section 1.15(d) Post-Closing Excess Amount ................................................................................................. Section 1.15(e) Post-Closing Statement ......................................................................................................... Section 1.15(b) Privacy Requirements .................................................................................................... Section 2.12(a)(xiv) Prohibited Party Lists ................................................................................................................. Section 2.23 PTO ........................................................................................................................................ Section 2.12(b) Registered IP ................................................................................................................... Section 2.12(a)(xv) Registrable Shares.................................................................................................................... Section 4.6(a) Registration Deadline ............................................................................................................. Section 4.6(b) Registration Period ................................................................................................................. Section 4.6(b) Representative Losses ............................................................................................................. Section 7.6(b) Required Information .............................................................................................................. Section 1.9(a) Resale Registration Statement ................................................................................................. Section 4.6(a) Resolved Matters ................................................................................................................... Section 1.15(b) Restricted Shares ...................................................................................................................... Section 2.2(a) Retained Escrow Amount ........................................................................................................ Section 7.4(e) Retention Awards ......................................................................................................................... Section 4.7 Retention Pool .............................................................................................................................. Section 4.7 Second Certificate of Merger .................................................................................................. Section 1.2(b) Second Effective Time ............................................................................................................ Section 1.2(b) -95-

Second Merger .................................................................................................................................. Recitals Secretary Certificate ........................................................................................................... Section 1.4(b)(iv) Section 280G Payments .......................................................................................................... Section 5.7(b) Selling Stockholder ................................................................................................................. Section 4.6(b) Selling Stockholder Questionnaires ........................................................................................ Section 4.6(a) Shrink-Wrap Software ................................................................................................... Section 2.12(a)(xvi) Standard Form Agreements ............................................................................................ Section 2.12(d)(iii) Statement No. 5 ....................................................................................................................... Section 2.7(d) Stockholder Notice .................................................................................................................. Section 4.1(b) Stockholder Representative ............................................................................................................. Preamble Surviving Entity....................................................................................................................... Section 1.1(b) Systems .................................................................................................................................. Section 2.12(p) Tax Attribute ............................................................................................................................ Section 7.2(c) Technology .................................................................................................................... Section 2.12(a)(xvii) Terminated Agreements ............................................................................................................. Section 5.13 Third Party Claim ........................................................................................................................ Section 7.5 Third Party Notice ........................................................................................................................ Section 7.5 Top Customers........................................................................................................................ Section 2.25(a) Top Resellers .......................................................................................................................... Section 2.25(a) Top Suppliers.......................................................................................................................... Section 2.25(a) Trade Laws ................................................................................................................................. Section 2.23 United States Real Property Holding Corporation ......................................................... Section 2.9(a)(viii) Unresolved Matters ............................................................................................................... Section 1.15(b) VDA Action ........................................................................................................................ Section 4.2(a)(iii) VDA Losses ........................................................................................................................ Section 4.2(a)(iii) Warrant Cancellation Agreement....................................................................................... Section 1.4(b)(x) [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] -96-

DocuSign Envelope ID: 97A6B33E-91BF-4B5E-8897-C739DBF2E3E0 IN WITNESS WHEREOF, Parent, Merger Sub I, Merger Sub II, the Company and the Stockholder Representative have caused this Agreement to be signed, all as of the date first written above. FASTLY, INC. By: _________________________________/s/ Joshua Bixby Name: Joshua Bixby Title: Chief Executive Officer ONE FISH, INC. By: _________________________________/s/ Kate Vilece Name: Kate Vilece Title: Secretary TWO FISH, LLC By: _________________________________/s/ Kate Vilece Name: Kate Vilece Title: Secretary [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

IN WITNESS WHEREOF, Parent, Merger Sub I, Merger Sub II, the Company and the Stockholder Representative have caused this Agreement to be signed, all as of the date first written above. SIGNAL SCIENCES CORP. By: _________________________________/s/ Andrew Peterson Name: Andrew Peterson Title: President & CEO [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

IN WITNESS WHEREOF, Parent, Merger Sub I, Merger Sub II, the Company and the Stockholder Representative have caused this Agreement to be signed, all as of the date first written above. SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Stockholder Representative By: _________________________________/s/ Kip Wallen Name: Kip Wallen Title: Director [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

ANNEX A CERTAIN DEFINED TERMS “Accredited Stockholder” shall mean a Company Stockholder or Company Warrantholder who either (a) has completed and delivered to the Company and Parent prior to the Closing Date (i) duly executed Suitability Documentation, in form and substance reasonably satisfactory to Parent, certifying that such Company Stockholder is an “accredited investor” (as such term is defined in Rule 501(a) under the Securities Act) (provided that, notwithstanding the delivery of any such Suitability Documentation, any Company Stockholder may be deemed an “Unaccredited Stockholder” for purposes of this Agreement if Parent reasonably determines that such Company Stockholder is not an “accredited investor” (as such term is defined in Rule 501(a) under the Securities Act)) and (ii) with respect to a Company Stockholder, a duly executed Joinder Agreement or (b) is determined by Parent prior to the Closing in its reasonable discretion to be an “accredited investor” (as such term is defined in Rule 501(a) under the Securities Act). Parent shall notify the Company of any such determination under clause (a) or (b) prior to the Closing Date and the Allocation Schedule will reflect such determination. “Acquisition Proposal” shall mean, with respect to the Company, any agreement, offer, proposal or bona fide indication of interest (other than this Agreement or any other offer, proposal or indication of interest by Parent or its Affiliates), or any public announcement of intention to enter into any such agreement or of (or intention to make) any offer, proposal or bona fide indication of interest, relating to, or involving an Acquisition Transaction. “Acquisition Transaction” shall mean (a) the purchase, issuance, grant, or disposition of any capital stock or other securities of the Company, or of all or any material part of the assets of the Company (other than the issuance of equity securities to existing, new or former Employees in the ordinary course, including upon exercise of outstanding Company Options) or (b) any merger, consolidation, business combination or similar transaction involving the Company, in each case other than with Parent or its Affiliates. “Adjusted Cash Merger Consideration” shall mean an amount of cash equal to (a) $200,000,000.00, less (b) the aggregate amount payable in respect of shares of Company Capital Stock held by Unaccredited Stockholders in accordance with Section 1.7(a) (prior to any contributions to the Escrow Funds, the Expense Fund and any other withholding), less (c) the aggregate amount payable in respect of Vested Company Options in accordance with Section 1.7(b)(i) (prior to any contributions to the Escrow Funds, the Expense Fund and any other withholding), less (d) the Estimated Closing Indebtedness Amount, less (e) the Estimated Closing Third Party Expenses, plus (f) the Estimated Closing Cash Amount (if any), plus (g) the aggregate amount of the exercise price of the Company Warrant outstanding immediately prior to the Effective Time; provided, in the event that such amount is negative, such amount shall be deemed equal to zero. “Adjusted Company Shares” shall mean the number of shares equal to (a) the total number of shares of Company Capital Stock outstanding immediately prior to the Effective Time (on an as-converted into Company Common Stock basis), plus (b) the total number of shares of Company Common Stock issuable upon the exercise of Company Options, whether vested or unvested, and the Company Warrant, in each case, outstanding immediately prior to the Effective Time (and excluding, for the avoidance of doubt, any Cancelled Shares). “Adjustment Escrow Amount” shall mean an amount equal to $2,000,000.00. -1-

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Person or, in the case of an individual, a member of such Person’s immediate family; or, if such Person is a partnership or a limited liability company, any general partner or managing member, as applicable, of such Person or a Person controlling any such general partner or managing member. For purposes of this definition, “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise. “Base Merger Consideration Value” shall mean an amount equal to (a) $775,000,000.00, plus (b) the Closing Cash Amount, plus (c) the Closing Working Capital Adjustment Amount (which amount shall in no event be greater than zero, but may be a negative number), minus (d) the Closing Indebtedness Amount, minus (e) the Closing Third Party Expenses. “Business Day” shall mean each day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of San Francisco, California or New York, New York is closed. “CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act (Public Law 116-136), signed into law on March 27, 2020. “Certificates” shall mean the Secretary Certificate, the Company Certificate delivered by the Company pursuant to Section 6.2(d) and the FIRPTA Compliance Certificate. “Closing Cash Amount” shall mean, as of 12:01 a.m. (California time) on the Closing Date, the Company’s cash and cash equivalents (excluding Restricted Cash), marketable securities, drafts and wires, as defined by and determined in accordance with GAAP and, solely to the extent consistent with GAAP, in accordance with the Company’s past practices (including the methodologies applied in the preparation of the Financials), but excluding uncleared checks and drafts issued by the Company. For the avoidance of doubt, the calculation of the Closing Cash Amount shall be determined without giving effect to the transaction contemplated by this Agreement. “Closing Indebtedness Amount” shall mean, as of 12:01 a.m. (California time) on the Closing Date, the Company’s Indebtedness. “Closing Net Working Capital Amount” shall mean (a) the sum of the Company’s Restricted Cash, accounts receivable (net of the allowance for doubtful accounts), prepaid expenses and other current assets as of 12:01 a.m. (California time) on the Closing Date less (b) the sum of the Company’s accounts payable, accrued expenses (including commissions and bonuses), current and long-term deferred revenues, and other current liabilities (including accrued liabilities) as of 12:01 a.m. (California time) on the Closing Date and all current liabilities for Taxes of the Company (including, without limitation, all unpaid payroll Tax liabilities) calculated as of the close of business on the Closing Date; provided, however that in no event will any severance obligations arising from the terminations of employees, if any, done by the Company at the express written direction of Parent be included in clause (b). For purposes of calculating the Closing Net Working Capital Amount, (i) the Company’s current assets shall exclude all cash, interest receivable, deferred financing costs, security deposits, Tax assets and non-operating receivables, (ii) the Company’s current liabilities shall exclude all Indebtedness and any Third Party Expenses, and (iii) for the avoidance of doubt will exclude the impact of adopting ASC 842, Leases, and ASC 606, Revenue from contracts with customers. The Closing Net Working Capital Amount shall be determined in accordance with GAAP and, solely to the extent consistent with GAAP, in accordance with the Company’s past practices (including the methodologies applied in the preparation of the Financials). -2-

“Closing Per Share Amount” shall mean an amount equal to (A) the Per Share Consideration, minus (B) the Per Share Adjustment Escrow Amount, minus (C) the Per Share Indemnity Escrow Amount. For purposes of this definition the shares of Parent Class A Common Stock included in the Per Share Consideration shall be valued at the Parent Class A Common Stock Closing Price. “Closing Target Net Working Capital Amount” shall mean negative $18,500,000.00. “Closing Third Party Expenses” shall mean the Third Party Expenses of the Company that shall not have been fully and finally satisfied as of immediately prior to the Closing. “Closing Working Capital Adjustment Amount” shall mean (i) if the Closing Net Working Capital Amount is less than the Closing Target Net Working Capital Amount, an amount (which will be a negative number) equal to (a) the Closing Net Working Capital Amount less (b) the Closing Target Net Working Capital Amount, and (ii) if the Closing Net Working Capital Amount is greater than or equal to the Closing Target Net Working Capital Amount, an amount equal to zero. “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. “Code” shall mean the Internal Revenue Code of 1986, as amended. “Collar Price” shall mean the Parent Class A Common Stock Closing Price; provided, that for purposes of this definition, (A) if the Parent Class A Common Stock Closing Price is equal to or greater than one hundred and ten percent (110%) of the Reference Price, the Collar Price shall be equal to one hundred and ten percent (110%) of the Reference Price and (B) if the Parent Class A Common Stock Closing Price is equal to or less than eighty percent (80%) of the Reference Price, the Collar Price shall be equal to eighty percent (80%) of the Reference Price. “Company Capital Stock” shall mean the Company Common Stock and the Company Preferred Stock. “Company Common Stock” shall mean shares of common stock, par value $0.0001 per share, of the Company. “Company Employee Plan” shall mean any plan, policy, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock related awards, welfare benefits, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is maintained, sponsored, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee, or with respect to which the Company has or may have any Liability. “Company Equity Plan” shall mean the Company’s 2014 Stock Option and Grant Plan, as amended. “Company Indemnitors” shall mean the Company Stockholders, the Company Vested Optionholders and the Company Warrantholder. “Company Indemnitor Share Number” shall mean the number of shares equal to (a) the total number of shares of Company Capital Stock outstanding immediately prior to the Effective Time (on an as-converted into Company Common Stock basis), plus (b) the total number of shares of Company Common Stock issuable upon the exercise of the Vested Company Options and the Company Warrant, in -3-

each case, outstanding immediately prior to the Effective Time (and excluding, for the avoidance of doubt, any Cancelled Shares and Dissenting Shares). “Company Optionholder” shall mean any Person holding any Company Option that is outstanding immediately prior to the Effective Time. “Company Options” shall mean all issued and outstanding options (whether or not vested) to purchase or otherwise acquire shares of Company Capital Stock. “Company Preferred Stock” shall mean, collectively, the Company Series Seed Preferred Stock, the Company Series A Preferred Stock, the Company Series B Preferred Stock and the Company Series C Preferred Stock. “Company Securities” shall mean all (a) options, warrants or other rights, arrangements or commitments to acquire the capital stock of the Company, in each case pursuant to Contracts to which the Company is a party, (b) shares of capital stock of or other voting securities or ownership interests in the Company, and (c) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities (including any bonds, debentures, notes or other indebtedness having voting rights or convertible into or exchangeable for securities having voting rights) or ownership interests in the Company that in each case have been issued or granted by the Company or are pursuant to Contracts to which the Company is a party. “Company Security Holders” shall mean the Company Stockholders, the Company Optionholders and the Company Warrantholder. “Company Series A Preferred Stock” shall mean the Series A Preferred Stock of the Company, par value $0.0001 per share. “Company Series B Preferred Stock” shall mean the Series B Preferred Stock of the Company, par value $0.0001 per share. “Company Series C Preferred Stock” shall mean the Series C Preferred Stock of the Company, par value $0.0001 per share. “Company Series Seed Preferred Stock” shall mean the Series Seed Preferred Stock of the Company, par value $0.0001 per share. “Company Stockholder” shall mean any holder of Company Capital Stock. “Company Vested Optionholders” shall mean the holders of Vested Company Options as of immediately prior to the Effective Time. “Company Warrant” shall mean that certain Warrant to Purchase Common Stock, dated as of July 17, 2018, issued in connection with that certain Loan and Security Agreement dated as of July 17, 2018, by and between the Company Warrantholder and the Company. “Company Warrantholder” shall mean Silicon Valley Bank. -4-

“Continuing Employees” shall mean the employees of the Company who remain or become employees of Parent or any of its Subsidiaries (including the Surviving Entity) immediately following the Effective Time. “Contract” shall mean any written or oral agreement, contract, subcontract, settlement agreement, lease, sublease, instrument, permit, concession, franchise, binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment or undertaking of any nature, excluding, however, any Company Employee Plan or Employment Agreement. “Deferred Payroll Taxes” means the “applicable employment taxes” (as defined in Section 2302(d) of the CARES Act) payable by the Company or any Subsidiary that (a) relate to the portion of the “payroll tax deferral period” (as defined in Section 2302(d) of the CARES Act) that occurs prior to the Closing and (b) are payable following the Closing as permitted by Section 2302(a) of the CARES Act, calculated without giving effect to any tax credits afforded under the CARES Act, the Families First Coronavirus Response Act or any similar applicable federal, state or local Law to reduce the amount of any such Taxes payable or owed. “DOL” shall mean the United States Department of Labor. “Dollars” or “$” shall mean United States Dollars. “Employee” shall mean any current or former employee, consultant, advisor, independent contractor or director of the Company. “Employee Agreement” shall mean each employment, severance, separation, consulting, advisory, contractor, relocation, repatriation, expatriation, loan, visa, work permit or other written agreement, or contract (including, any offer letter or any agreement providing for acceleration of Company Options or Company Capital Stock subject to a right of repurchase in favor of the Company) between the Company or any ERISA Affiliate and any Employee, and pursuant to which the Company or has or may have any Liability. “Employee Option” shall mean each Vested Company Option that was granted to the holder in the holder’s capacity as, or that had vesting tied to the holder’s performance of services as, an employee service provider of the Company for applicable employment Tax purposes pursuant to the applicable award agreement. “Environmental, Health and Safety Requirements” shall mean all applicable Law concerning or relating to worker/occupational health and safety, or pollution or protection of the environment, including those relating to the presence, use, manufacturing, refining, production, generation, handling, transportation, treatment, recycling, transfer, storage, disposal, distribution, importing, labeling, testing, processing, discharge, release, threatened release, control or other action or failure to act involving cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation. “Equity Interests” shall mean, with respect to any Person, any capital stock of, or other ownership, membership, partnership, joint venture or equity interest in, such Person or any indebtedness, securities, options, warrants, call, subscription or other rights or entitlements of, or granted by, such Person or any of its Affiliates that are convertible into, or are exercisable or exchangeable for, or giving any Person any right -5-

or entitlement to acquire any such capital stock or other ownership, partnership, joint venture or equity interest, in all cases, whether vested or unvested. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” shall mean any Subsidiary or other current or former Person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder. “Escrow Agent” shall mean Citibank, N.A. “Estimated Base Merger Consideration Value” shall mean an amount equal to (a) $775,000,000.00, plus (b) the Estimated Closing Cash Amount, plus (c) the Estimated Closing Working Capital Adjustment Amount (which amount shall in no event be greater than zero, but may be a negative number), minus (d) the Estimated Closing Indebtedness Amount, minus (e) the Estimated Closing Third Party Expenses, in each case as determined in accordance with Section 1.15(a). “Exchange Act” the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder. “Founder” shall mean each of Nick Galbreath, Zane Lackey and Andrew Peterson. “Fraud” shall mean common law fraud with the intent to deceive. “Fundamental Representations” shall mean the representations and warranties contained in Section 2.1(a) (Organization of the Company), Section 2.2 (Company Capital Structure), Section 2.3 (No Subsidiaries; Ownership Interests), Section 2.4(a) (Authority and Enforceability), Section 2.5(a) (No Conflict with Charter Documents) and Section 2.19 (Brokers’ and Finders’ Fees). “GAAP” shall mean United States generally accepted accounting principles. “Governmental Entity” means (a) any supranational, national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, (b) any public international governmental organization or (c) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clauses (a) or (b) of this definition (including patent and trademark offices and self-regulatory organizations). “Government Bid” means any quotation, offer, bid or proposal made by the Company prior to the Effective Time that, if accepted, would result in or lead to a Government Contract. For avoidance of doubt, the term Government Bid includes only quotations, offers, bids or proposals that have not expired and for which award has not been made. “Government Contract” means any Contract, between the Company, on the one hand, and (a) any Governmental Entity, (b) any prime contractor of a Governmental Entity in its capacity as a prime contractor, or (c) any higher-tier subcontractor of a Governmental Entity in its capacity as a subcontractor, on the other hand. Unless otherwise indicated, a task order, purchase order, or delivery order issued under a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract under which it was issued. -6-

“Indebtedness” of any Person at any time shall mean, without duplication: (a) all liabilities of such Person for borrowed money; (b) all obligations evidenced by bonds, debentures, notes (convertible or otherwise) or similar instruments, and all liabilities in respect of mandatorily redeemable or purchasable share capital or securities convertible into share capital; (c) all liabilities of such Person for the deferred purchase price of property or services (including any milestone, earnout or similar payments but excluding accounts payable); (d) all liabilities in respect of any lease (or other arrangement conveying the right to use) which are required to be classified and accounted for under GAAP as capital leases (for the avoidance of doubt, this excludes any off-balance sheet operating leases or operating leases on the balance sheet under ASC 842); (e) all liabilities of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction securing obligations of a type described in clauses (a), (b), (c), or (d) above to the extent of the obligation secured; (f) all accrued interest, fees and prepayment penalties on the items described in clauses (a) through (e) above (including any amounts payable in connection with the repayment of the Company’s loan with Silicon Valley Bank); (g) all obligations of such Person under swaps, collars, caps, hedges, derivatives of any kind or similar instruments; (h) deposits held by such Person from sublease tenants; and (i) outstanding severance obligations of such Person (other than severance obligations included in the definition of Third Party Expenses and severance obligations arising from the terminations of employees, if any, done by the Company at the express written direction of Parent). “Indemnity Escrow Amount” shall mean an amount equal to (a) $2,712,500 plus (b) the VDA Escrow Amount. “Indemnity Escrow Expiration Date” shall mean the one year anniversary of the Closing Date. “International Employee Plan” shall mean each Company Employee Plan or Employee Agreement that has been adopted, sponsored, contributed to, or maintained by the Company or its ERISA Affiliates, whether formally or informally, or with respect to which the Company or its ERISA Affiliates shall or may have any Liability, for the benefit of Employees who perform services outside the United States. “IRS” shall mean the United States Internal Revenue Service. “Key Employee” shall mean each Founder and each other individual listed on Schedule C-1 hereto. “Knowledge” (or any derivation thereof) shall mean, with respect to the Company, the knowledge of the Company’s employees listed on Schedule E after reasonable inquiry of their direct reports who have primary responsibility for the matters in question. “Law” shall mean any applicable U.S. or non-U.S. federal, state, local or other constitution, law, statute, ordinance, rule, regulation, published administrative position, policy or principle of common law, or any Order or award, in any case issued, enacted, adopted, promulgated, implemented or otherwise put into legal effect by or under the authority of any Governmental Entity. “Legal Proceeding” shall mean any action, suit, charge, complaint, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit or investigation by or before, or otherwise involving, any court or other Governmental Entity. “Liability” shall mean, with respect to any Person, all debts, liabilities, commitments and obligations of any kind (whether known or unknown, contingent, accrued, due or to become due, secured or unsecured, matured or otherwise), including accounts payable, royalties payable, accrued bonuses, accrued vacation, employee expense obligations and all other liabilities of such Person or any of its Subsidiary, including those arising under applicable Law or any Legal Proceeding or any Order of a -7-

Governmental Entity and those arising under any Contract, regardless of whether such liabilities are required to be reflected on a balance sheet in accordance with GAAP, including, with respect to the Company, Third Party Expenses incurred by the Company on or prior to the Effective Time. “Lien” shall mean any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any sort. “Liquidity Date” means (a) with respect to a Company Indemnitor who is an Accredited Stockholder but not a Continuing Employee, the date on which the Shelf Registration Statement becomes effective, (b) with respect to a Company Indemnitor who is an Accredited Stockholder and a Continuing Employee, the first date after the Shelf Registration Statement becomes effective that such Company Indemnitor is free to trade his or her stock pursuant to Parent’s insider trading policies and (c) with respect to any other Company Indemnitor, the Closing Date. “Losses” shall mean any and all deficiencies, judgments, settlements, losses, damages, interest, fines, penalties, Taxes, costs and expenses (including reasonable legal, accounting and other costs and expenses of professionals incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification, compensation or reimbursement therefor); provided, that “Losses” shall not include any exemplary or punitive damages (except to the extent paid or payable by a Parent Indemnified Party to a third party in connection with a third-party claim). “made available” shall mean that a correct and complete copy of the document (including any amendments, exhibits and schedules thereto) referenced in such statement has been posted in the electronic data site managed by the Company at intralinks.com (Project Griffon) for the express purpose of facilitating the Mergers prior to 5:30 p.m. (California time) on the day prior to the Agreement Date and retained at all times from the date of posting through Closing in such electronic data site. “Material Adverse Effect” shall mean any fact, state of facts, condition, change, circumstance, development, occurrence, event or effect that, either alone or in combination with any other fact, state of facts, condition, change, circumstance, development, occurrence, event or effect, that (a) is, or would reasonably be expected to be, materially adverse to the business, assets (whether tangible or intangible), liabilities, condition (financial or otherwise), operations or capitalization of such Person, taken as a whole, or (b) would reasonably be expected to materially impair the performance by such Person of its obligations hereunder or materially delay the consummation of the transactions contemplated by this Agreement, including the Merger; provided, that, with respect to clause (a) (and only clause (a)) of this definition of “Material Adverse Effect” none of the following to the extent resulting or arising from the following shall be taken into account in determining whether there has been, is or would reasonably be expected to be a Material Adverse Effect: (i) the execution and delivery of this Agreement (provided that this clause (i) shall not apply to any representation or warranty the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement); (ii) any changes generally in the industries in which such Person participates, or general economic conditions or financial markets; (iii) any act of God, any act of terrorism, war or other armed hostilities, any regional, national or international calamity, or the continuation or worsening of the COVID-19 pandemic; (iv) any failure by such Person to meet any projections, budgets or estimates of revenue or earnings (it being understood that the facts giving rise to such failure may be taken into account in determining whether there has been a Material Adverse Effect (except to the extent such facts are otherwise excluded from being taken into account by this proviso)); (v) any changes after the Agreement Date in any applicable Law or GAAP (or other applicable accounting standards); (vi) with respect to the Company, any action or failure to take action which action or failure to act is requested in writing by Parent or expressly required by, or expressly prohibited to be taken by, this Agreement; and (vii) any changes in general United States or global economic -8-

conditions, including any changes affecting financial, credit, foreign exchange or capital market conditions; provided that with respect to the exceptions set forth in clauses (ii), (iii), (v) and (vii) in the event that such fact, state of facts, condition, change, circumstance, development, occurrence, event or effect has had a disproportionate effect on such Person relative to other companies operating in the industry or industries in which such Person operates, then the incremental effect of such fact, state of facts, condition, change, circumstance, development, occurrence, event or effect shall be taken into account for the purpose of determining whether a Material Adverse Effect exists or would reasonably be expected to occur. “Non-Competition and Non-Solicitation Agreement” shall mean each Non-Competition and Non-Solicitation Agreement in the form attached hereto as Exhibit D executed and delivered concurrently with the execution of this Agreement by the Founders. “Non-Employee Option” shall mean each Vested Company Option that is not an Employee Option. “Notional Share Value” shall mean an amount equal to (a) the Estimated Base Merger Consideration Value minus (b) $200,000,000. “Offer Letter” shall mean an offer letter to a Key Employee for at-will employment with Parent (or one of its Subsidiaries) and the other standard employment documents (including confidentiality and invention assignment agreement) executed by Parent’s employees in the ordinary course, in each case, contingent and effective on the Closing. “Option Exchange Ratio” shall mean a fraction, (a) the numerator of which shall be the Per Share Unaccredited Cash Amount, and (b) the denominator of which shall be the Parent Class A Common Stock Closing Price. “Order” shall mean any order, judgment, injunction, ruling, edict, or other decree, whether temporary, preliminary or permanent, enacted, issued, promulgated, enforced or entered by any Governmental Entity. “Ordinary Course of Business” means, with respect to the Company, the ordinary course of business consistent with the Company’s past practice; provided, that, deviations from such ordinary course of business consistent with the Company’s past practice shall not be deemed outside the Ordinary Course of Business to the extent such deviations were reasonably necessary with respect to actions taken prior to the Agreement Date, or, are reasonably necessary with respect to actions taken after the Agreement Date, in each case, in response to the COVID-19 pandemic to protect the health and safety of the Company’s employees and other individuals having business dealings with the Company. “Parent Class A Common Stock” shall mean shares of Class A Common Stock of Parent, par value $0.00002 per share. “Parent Class A Common Stock Closing Price” shall mean the average, rounded to the nearest one-hundredth of a cent, of the per share volume-weighted average price (determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours) of a share of Parent Class A Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “FSLY <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the ten (10) consecutive trading day period immediately ending on and including the third trading day immediately prior to the Closing Date. “Parent Class B Common Stock” shall mean shares of Class B Common Stock of Parent, par value $0.00002 per share. -9-

“Parent Fundamental Representations” shall mean the representations and warranties contained in Section 3.1 (Organization), Section 3.2 (Authority and Enforceability), Section 3.3 (Capitalization), Section 3.4(a) (No Conflict), Section 3.8 (No Prior Activities of Merger Subs), Section 3.9 (Reorganization), Section 3.12 (WKSI) and Section 3.14 (Brokers’ and Finders’ Fees). “Parent Organizational Documents” shall mean Parent’s Amended and Restated Certificate of Incorporation, dated May 21, 2019, and its Amended and Restated Bylaws. “Paying Agent” shall mean Citibank, N.A. “Per Share Accredited Cash Consideration” shall mean, in respect of each share of Company Capital Stock held by an Accredited Stockholder, an amount of cash equal to (a) the Adjusted Cash Merger Consideration divided by (b) the aggregate number of shares of Company Capital Stock outstanding as of immediately prior to the Effective Time held by the Accredited Stockholders. “Per Share Accredited Stock Consideration” shall mean, in respect of each share of Company Capital Stock held by an Accredited Stockholder, a number of shares of Parent Class A Common Stock equal to (a) the difference between (i) the Per Share Unaccredited Cash Amount and (ii) the Per Share Accredited Cash Consideration, divided by (b) the Parent Class A Common Stock Closing Price. “Per Share Adjustment Escrow Amount” shall mean an amount of cash (rounded down to the nearest whole cent) equal to (a) the Adjustment Escrow Amount divided by (b) the Company Indemnitor Share Number. “Per Share Consideration” shall mean (a) with respect to shares of Company Capital Stock held by Accredited Stockholders, the Per Share Accredited Cash Consideration (without interest thereon) plus the Per Share Accredited Stock Consideration and (b) with respect to shares of Company Capital Stock held by Unaccredited Stockholders or issuable upon the exercise of Company Options, the Per Share Unaccredited Cash Amount (without interest thereon). “Per Share Expense Fund Amount” shall mean an amount of cash (rounded down to the nearest whole cent) equal to (a) the Expense Fund divided by (b) the Company Indemnitor Share Number. “Per Share Indemnity Escrow Amount” shall mean an amount of cash (rounded down to the nearest whole cent) equal to (a) the Indemnity Escrow Amount divided by (b) the Company Indemnitor Share Number. “Per Share Liquidation Preference” shall mean (a) with respect to the Company Series A Preferred Stock, the Series A Liquidation Preference, (b) with respect to the Company Series B Preferred Stock, the Series B Liquidation Preference, (c) with respect to the Company Series C Preferred Stock, the Series C Liquidation Preference, and (d) with respect to the Company Series Seed Preferred Stock, the Series Seed Liquidation Preference. “Per Share Unaccredited Cash Amount” shall mean, in respect of each share of Company Capital Stock held by an Unaccredited Stockholder or issuable upon the exercise of a Company Option, an amount of cash (rounded down to the nearest whole cent) equal to (a) the Total Consideration Value divided by (b) the Adjusted Company Shares. “Pension Plan” shall mean each Company Employee Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA. -10-

“Permitted Liens” shall mean (a) statutory liens for Taxes that are not yet due and payable or which are being contested in good faith through appropriate proceedings and for which adequate reserves have been established on the Financials in accordance with GAAP; (b) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (c) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law; (d) inchoate statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; and (e) any minor imperfection of title or similar liens, charges or encumbrances which individually or in the aggregate with other such liens, charges and encumbrances does not impair the value of or the ability to use or transfer the property subject to such lien, charge or encumbrance or the use of such property in the conduct of the Company’s business. “Person” shall mean an individual or entity, including a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity. “Pre-Closing Tax Period” shall mean any taxable period ending on or prior to the Closing Date and the portion of any Straddle Period ending on the Closing Date. “Pro Rata Share” shall mean, with respect to a particular Company Indemnitor, a fraction (a) whose numerator is the aggregate number of shares of the Company Indemnitor Share Number held by such Company Indemnitor as of immediately prior to the Effective Time and (b) whose denominator is the Company Indemnitor Share Number; provided, however, in the event Section 1.7(a)(ii) is applicable, Pro Rata Share shall be modified as appropriate to provide for a proceeds based, rather than a share based, pro rata allocation among Company Indemnitors. “R&W Policy” shall mean the representation and warranty insurance policy obtained by Parent in connection with the Mergers and the other transactions contemplated by this Agreement. “Reference Price” shall mean $83.3103. “Related Agreements” shall mean the Offer Letters, the Escrow Agreement, the Paying Agent Agreement, the Non-Competition and Non-Solicitation Agreements, the Joinder Agreements and the Warrant Cancellation Agreement. “Representatives” shall mean, with respect to a Person, such Person’s officers, directors, Affiliates or employees, or any investment banker, attorney, accountant, auditor or other advisor or representative retained by any of them. “Restricted Cash” shall mean all cash that is not freely usable by the Company because it is subject to restrictions or limitations on use or distribution by Law, Contract or otherwise, or Taxes imposed on distributions thereof. “Retention Awards” shall mean Parent equity incentive and/or cash awards to be granted after the Closing to Continuing Employees in accordance with Schedule 4.7. “SEC” shall mean the Securities and Exchange Commission. “Securities Act” shall mean the Securities Act of 1933, as amended. -11-

“Series A Liquidation Preference” shall mean, with respect to each share of Series A Preferred Stock, $0.6808 per share. “Series B Liquidation Preference” shall mean, with respect to each share of Series B Preferred Stock, $1.6261 per share. “Series C Liquidation Preference” shall mean, with respect to each share of Series C Preferred Stock, $3.8483 per share. “Series Seed Liquidation Preference” shall mean, with respect to each share of Series Seed Preferred Stock, $0.20426 per share. “Straddle Period” shall mean any taxable period beginning on or prior to, and ending after, the Closing Date. “Subsidiary” shall mean, with respect to any party, any corporation or other organization or Person, whether incorporated or unincorporated, of which (a) such party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party does not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries or affiliates. “Suitability Documentation” shall mean the accredited stockholder questionnaire and related documentation in the form of Exhibit I. “Tax” or, collectively, “Taxes” shall mean (a) any and all U.S. federal, state, local and non-U.S. taxes, assessments and other governmental charges, duties (including stamp duty), impositions and liabilities, including capital gains tax, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, escheat, excise and property taxes as well as social security charges (including health, unemployment, workers’ compensation and pension insurance) or similar or other taxes governmental fee, governmental assessment or governmental charge of any kind whatsoever and denominated by any name whatsoever imposed by any Governmental Entity, together with all interest, penalties, and additions imposed with respect to such amounts, (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group (including any arrangement for group or consortium relief or similar arrangement) for any period, and (c) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligation under any agreement or arrangement with any other Person with respect to such amounts and including any liability for taxes of a predecessor or transferor or otherwise by operation of Law. “Tax Forms” shall mean a properly completed IRS Form W-9, or the appropriate version of IRS Form W-8, as applicable, from each of the Company and from each Person entitled to receive, as applicable, any payment of Closing Indebtedness Amount or Closing Third Party Expenses in connection with the Closing. “Tax Return” shall mean any return, declaration, notice, statement, claim for refund, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) or other document filed or required to be filed with respect to Taxes and including all amendments or supplements thereof. -12-

“Third Party Expenses” shall mean all out-of-pocket costs, fees and expenses, including all legal, accounting, financial advisory, consulting and all other costs, fees and expenses of third parties (including Company Security Holders), incurred by the Company prior to the Effective Time in connection with the negotiation, consummation or effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, including: (a) any payments made or required to be made by the Company as a brokerage or finders’ fee, agents’ commission or any similar charge, in connection with the transactions contemplated by this Agreement; (b) any bonus, severance, change-in-control payments, bonus in lieu of any previously promised but ungranted equity award, or similar payment obligations of the Company that become due and payable solely as a result of the consummation of the transactions contemplated by this Agreement; (c) any Liability of the Company under deferred compensation plans, phantom equity plans, severance or bonus plans, or similar arrangements made payable solely as a result of the transactions contemplated by this Agreement; (d) any payment obligations under the Option Release Agreements; (e) any accrued but unpaid vacation owed to Company employees; (f) any Transaction Payroll Taxes; (g) an amount equal to one-half of the premium cost for the R&W Policy, and (h) the cost of the D&O Tail Policy. Any amounts payable pursuant to the Offer Letters, the Retention Awards, any other Parent Arrangements or any Contracts or other arrangements entered into by Parent or any of its Affiliates, or by the Company prior to the Closing (at the express written direction of Parent) or following the Closing, will not constitute Third Party Expenses. “Total Consideration Value” shall mean (a) the Total Share Value plus (b) $200,000,000 plus (c) the aggregate amount of the exercise price of all Company Options, whether vested or unvested, outstanding immediately prior to the Effective Time (other than the exercise price of all Company Options that are unvested immediately prior to the Effective Time and held by a Person who is not a Continuing Employee), plus (d) the aggregate amount of the exercise price of the Company Warrant outstanding immediately prior to the Effective Time. “Total Merger Consideration” shall mean the total amount of cash payable and shares of Parent Class A Common Stock issuable (including upon the exercise of Converted Options) to Company Stockholders, Company Optionholders and the Company Warrantholder pursuant to Section 1.7(a), Section 1.7(b) and Section 1.7(c). “Total Parent Shares” shall mean a number of shares of Parent Class A Common Stock equal to (a) the Notional Share Value divided by (b) the Collar Price. “Total Share Value” shall mean the product of (a) the Total Parent Shares multiplied by (b) Parent Class A Common Stock Closing Price. “Transaction Payroll Taxes” shall mean the employer’s portion of any employment, payroll or similar Taxes with respect to any bonuses, option cashouts, option exercises or other payments in respect of Company Options, payments on Company Capital Stock (to the extent applicable), severance, change- in-control or other compensatory payments in connection with the transactions contemplated by this Agreement paid at, prior to, or following the Closing Date, whether payable by Parent, the Company, or the Surviving Entity or any of their respective Affiliates; provided, however, that Transaction Payroll Taxes shall not include any such Taxes that are not attributable to payments made before, on or around the Closing Date (and, for the avoidance of doubt, Transaction Payroll Taxes will include any such Taxes in respect of payments made for Vested Company Options in connection with the Closing (but excluding amounts transferred to the Escrow Funds) and any such Taxes attributable to the payments made pursuant to Section 1.8(c)). -13-

“Transfer Taxes” shall mean any transfer, stamp, documentary, sales, use, registration, goods and services, harmonized sales, recording, filing, value-added and other similar Taxes incurred in connection with the transactions contemplated by this Agreement. “Unaccredited Stockholder” shall mean a Company Stockholder or Company Warrantholder that is not an Accredited Stockholder. “Unpaid Pre-Closing Taxes” shall mean (a) any Taxes of the Company relating or attributable to any Pre-Closing Tax Period (including such Taxes that are not yet due and payable and including Deferred Payroll Taxes), (b) any Taxes of a Person other than the Company for which the Company (or any predecessor of the Company) is liable (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law) as a result of having been a member of an affiliated, consolidated, combined, unitary or similar group (including any arrangement for group or consortium relief or similar arrangement) before the Closing or (ii) as a result of an express or implied obligation to indemnify such Person, as a transferee or successor, by Contract, by operation of Law or otherwise as a result of an event or transaction occurring before the Closing, and (c) any Taxes attributable to the transactions contemplated by this Agreement, including, without limitation, any Transaction Payroll Taxes and Transfer Taxes; provided, however, that Unpaid Pre-Closing Taxes shall not include Taxes taken into account in the Closing Working Capital Adjustment Amount or in Closing Third Party Expenses as finally determined pursuant to Section 1.15. For this purpose, in the case of Taxes based on income, sales, proceeds, profits, receipts, wages, compensation or similar items and all other Taxes that are not imposed on a periodic basis, the amount of such Taxes that have accrued through the Closing Date for a Straddle Tax Period shall be deemed to be the amount that would be payable if the taxable year or period ended at the end of the day on the Closing Date based on an interim closing of the books, except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions, other than with respect to property placed in service after the Closing), shall be allocated on a per diem basis. In the case of any other Taxes that are imposed on a periodic basis for a Straddle Period, the amount of such Taxes that have accrued through the Closing Date shall be the amount of such Taxes for the relevant period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which shall be the number of calendar days from the beginning of the period up to and including the Closing Date and the denominator of which shall be the number of calendar days in the entire period. “Unvested Company Option” shall mean any Company Option (or portion thereof) that is unvested and outstanding immediately prior to the Effective Time. “VDA Escrow Amount” means $500,000.00. “Vested Company Option” shall mean any Company Option (or portion thereof) that is vested and outstanding immediately prior to the Effective Time. “WARN” shall mean the Worker Adjustment and Retraining Notification Act. “WKSI” shall mean a “well-known seasoned issuer” as such term is defined under Rule 405 under the Securities Act. -14-